UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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SYNOVUS FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
2021 PROXY STATEMENT

March 10, 2021
Dear Fellow Shareholder:
On behalf of the Board of Directors, we are pleased to cordially invite you to attend the 2021 Annual Meeting of Shareholders of Synovus Financial Corp. at 10:00 a.m. on Wednesday, April 21, 2021. You are receiving this invitation and this Proxy Statement as a shareholder of record as of February 18, 2021.
For your convenience and safety, this meeting will be completely virtual, conducted via live webcast. You will be able to attend the annual meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/SNV2021 . Details regarding how to attend the meeting online and the business to be conducted are more fully described in the accompanying Notice of the 2021 Annual Meeting of Shareholders.
2020 made Synovus a stronger, better company. We demonstrated resilience throughout the year, building on our ability to innovate, execute quickly, and effectively manage day-to-day operations. With the arrival of COVID-19, we shifted priorities and resources to meet the evolving needs of team members, customers, and communities, while continuing to prepare and invest for a post-pandemic future and the return of economic growth. Our Board was actively engaged in these endeavors, consulting frequently with executive management and providing robust oversight and guidance as the company navigated unprecedented social, economic and market conditions, while remaining focused on our purpose.
During 2020, we made considerable progress on our environmental, social, and governance (ESG) initiatives, including the development of a meaningful governance process for the oversight and management of our ESG risks and opportunities and integration of ESG factors into our business strategy. As we continue to build out these efforts, we will publish our ESG commitments, results, and metrics on our new ESG website at www.synovus.com/ESG.
In December, we announced our succession plan for the roles of Chief Executive Officer and Executive Chairman of the Board, effective following the annual meeting. As we navigate this important transition in our Company and continue to focus in the days ahead on sustainable growth, value creation, and community leadership, we look forward to our continued work together in our respective capacities as Executive Chairman and Lead Director alongside Kevin Blair as our new CEO. We remain committed to sound corporate governance, a robust shareholder engagement program, and effective stewardship of your shareholder capital.
As always, we will continue to cultivate our service-focused culture and reputation, which are our primary competitive advantages and the foundation of your trust.
Once again, we are providing proxy materials to our shareholders primarily through the Internet. By lowering the printing and mailing costs and the environmental impact of our annual proxy campaign, we believe this process contributes to our efficiency and sustainability efforts while offering our shareholders a convenient way to access important information about the matters on which we will vote at our annual meeting.
Your vote is important to us. Even if you plan to attend the virtual meeting, we encourage you to vote your shares in advance by following the voting instructions provided.
Thank you for your continued support of Synovus.
Sincerely,
Kessel D. Stelling Chairman and Chief Executive Officer	Elizabeth W. Camp Lead Director

Notice of the 2021 Annual Meeting of Shareholders
Wednesday, April 21, 2021
10:00 a.m.
www.virtualshareholdermeeting.com/SNV2021
Items of Business:
1.	To elect as directors the 13 nominees named in this Proxy Statement;
2.	To approve the Synovus Financial Corp. 2021 Employee Stock Purchase Plan;
3.	To approve the Synovus Financial Corp. 2021 Director Stock Purchase Plan;
4.	To approve the Synovus Financial Corp. 2021 Omnibus Plan;
5.	To hold an advisory vote on the compensation of Synovus’ named executive officers as determined by the Compensation Committee;
6.	To ratify the appointment of KPMG LLP as Synovus’ independent auditor for the year 2021; and
7.	To transact such other business as may properly come before the meeting and any adjournment thereof.
Who may vote:
You can vote if you were a shareholder of record on February 18, 2021.
Annual Report:
A copy of the 2020 Annual Report accompanies this Proxy Statement.
Virtual Event:
We will host the 2021 Annual Meeting of Shareholders live via webcast. If you were a shareholder of record on February 18, 2021, or you hold a valid proxy for the Annual Meeting, you may attend live at www.virtualshareholdermeeting.com/SNV2021 and vote online at the Annual Meeting. Detailed instructions on how to attend and participate via the internet are provided below.
Your vote is important. Please vote in one of the following ways:
1.	Call 1-800-690-6903 and follow the recorded instructions. You will need to enter the 16-digit control number that appears on your proxy card;
2.	Visit www.proxyvote.com and enter the 16-digit control number that appears on your proxy card;
3.	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or
4.
Vote at the meeting by visiting www.virtualshareholdermeeting.com/SNV2021 and entering the 16-digit control number that appears on your proxy card, your Notice of Internet Availability or the instructions included with your proxy materials.

If you have questions about the matters described in this Proxy Statement, how to submit your proxy or if you need additional copies of this Proxy Statement, the enclosed proxy card or voting instructions, you should contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.
This Notice of the 2021 Annual Meeting of Shareholders and the accompanying Proxy Statement are sent by order of the Board of Directors.
March 10, 2021

Mary Maurice Young
Secretary
YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES PROMPTLY BY TELEPHONE OR INTERNET OR BY SIGNING AND RETURNING YOUR EXECUTED PROXY CARD.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) which accompanies this Proxy Statement. You should read the entire Proxy Statement and our 2020 Annual Report carefully before voting. We are first furnishing the proxy materials to our shareholders on or about March 10, 2021. In this Proxy Statement, the words “Synovus,” “the Company,” “we,” “us,” and “our” refer to Synovus Financial Corp., together with Synovus Bank and Synovus’ other wholly-owned subsidiaries, except where the context requires otherwise.
Annual Meeting of Shareholders
•	Time and Date: 10:00 a.m. on Wednesday, April 21, 2021
•	Location: Virtual format only via www.virtualshareholdermeeting.com/SNV2021
•	Record Date: February 18, 2021
•	Voting: Shareholders as of the record date are entitled to vote
How to Cast Your Vote
You can vote by any of the following methods:
•	Call 1-800-690-6903 and follow the recorded instructions. You will need to enter the 16-digit control number that appears on your proxy card;
•	Visit www.proxyvote.com and enter the 16-digit control number that appears on your proxy card;
•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or
•
Vote at the meeting by visiting www.virtualshareholdermeeting.com/SNV2021 and entering the 16-digit control number that appears on your proxy card, your Notice of Internet Availability or the instructions included with your proxy materials.

How to Participate in the Virtual Annual Meeting
•
If you were a shareholder of record as of February 18, 2021, or if you hold a legal proxy or broker’s proxy card for Synovus’ 2021 Annual Meeting of Shareholders, or Annual Meeting, provided by your bank, broker, or nominee, you can attend, vote and submit questions at the Annual Meeting. To attend and participate in the Annual Meeting as a shareholder, go to www.virtualshareholdermeeting.com/SNV2021 and, when prompted, enter the 16-digit control number that appears on your proxy card, your Notice of Internet Availability or the instructions included with your proxy materials. Once you are admitted to the meeting as a shareholder, you may vote during the Annual Meeting and also submit questions by following the instructions available on the virtual meeting website during the meeting. We encourage you to log into this website and access the virtual meeting at least 15 minutes before the start of the meeting.

•
Those without a 16-digit control number may attend the 2021 Annual Meeting as guests, but they will not have the option to vote shares or submit questions during the virtual meeting. Go to www.virtualshareholdermeeting.com/SNV2021 and, when prompted, register as a guest in order to listen to the meeting.

Meeting Agenda
•	Election of 13 directors;
•	Approval of the Synovus Financial Corp. 2021 Employee Stock Purchase Plan;
•	Approval of the Synovus Financial Corp. 2021 Director Stock Purchase Plan;
•	Approval of the Synovus Financial Corp. 2021 Omnibus Plan;
•	Advisory vote on the compensation of our named executive officers as determined by the Compensation Committee;
•	Ratification of KPMG LLP, or KPMG, as our independent auditor for the year 2021; and
•	Transaction of such other business as may properly come before the meeting.
— 2021 Proxy Statement	1

PROXY STATEMENT SUMMARY

Voting Matters
Matter	Board Vote Recommendation	Page Reference (for more information)
Election of 13 directors	FOR each director nominee	Page 21
Approval of the Synovus Financial Corp. 2021 Employee Stock Purchase Plan	FOR	Page 27
Approval of the Synovus Financial Corp. 2021 Director Stock Purchase Plan	FOR	Page 30
Approval of the Synovus Financial Corp. 2021 Omnibus Plan	FOR	Page 33
Approval of the advisory vote on the compensation of our named executive officers as determined by the Compensation Committee	FOR	Page 38
Ratification of KPMG as our independent auditor for the year 2021	FOR	Page 39
2020 Financial Performance
In 2020, we remained focused on areas we could control. These efforts were especially important as we faced economic headwinds from the COVID-19 pandemic and reductions in short-term interest rates to near zero in March 2020. Total adjusted revenue was stable despite those factors, with fee revenue growth, led by mortgage, and interest income from outsized participation in the Paycheck Participation Program, or PPP.
Expenses were elevated due to higher mortgage commissions, COVID-19 related expenses, and third party spend primarily associated with our Synovus Forward initiatives. We announced our Synovus Forward transformation initiative in January 2020, which includes targeted revenue and efficiency initiatives that we expect to result in a pre-tax run-rate benefit of $100 million by the end of 2021 as well as an additional $75 million in pre-tax run rate benefit by the end of 2022.
Credit metrics remain near cycle lows with a combination of prudent risk management that included a comprehensive deferral program for COVID-19 impacted borrowers as well as governmental stimulus. Our allowance for credit losses increased $371 million, or 105 basis points (to loans), to 1.81%, excluding PPP loans for the allowance for credit losses. This includes an increase of $110 million, or 30 basis points, from the adoption of the current expected credit losses accounting standard, or CECL, on January 1, 2020. While these increases negatively impacted 2020 profitability metrics, coverage ratios are significantly higher going into 2021.
We ended the year with a common equity tier 1 capital, or CET1, ratio of 9.66%, up from 8.95% the previous year and above the higher end of our CET1 operating range of 9.0% to 9.5%. Efforts to increase capital ratios over the year highlight an effective and resilient capital management program. We remain well-positioned to execute on our strategic growth initiatives.
The following metrics are used in the short- and long-term incentives detailed further in the Proxy Statement:

2	— 2021 Proxy Statement

PROXY STATEMENT SUMMARY

(1)	For a reconciliation of the foregoing non-GAAP financial measures, please refer to Appendix E of this Proxy Statement.
For additional information relating to our business and our subsidiaries, including a detailed description of our operating results and financial condition for 2020 and 2019, please refer to the summary on page 45 of this Proxy Statement and our 2020 Annual Report that accompanies this Proxy Statement.
2020 Compensation
Despite our improvement in the key profitability metrics and other strategic priorities, our earnings performance did not meet expectations. Compensation outcomes reflected this financial and operational performance, including payouts under our annual incentive plan that were below target for 2020.
Base Salaries
•
Neither Kessel D. Stelling, our Chief Executive Officer, nor any of our named executive officers received a base salary increase in 2020, with one exception that took place prior to the outbreak of the pandemic. Robert W. Derrick, our Chief Credit Officer, received a 13.8% base salary increase, effective February 9, 2020, based upon market comparisons and his increased responsibilities. While the Compensation Committee reviewed market comparisons and recognized that some cash salaries were below the market median, there were no other base salary increases due to the uncertain economic conditions in 2020, consistent with other team members at Synovus who generally did not receive base salary increases in 2020.

Short-Term Incentives
•
We continued to offer a cash-based annual incentive plan in 2020. Consistent with prior years, our annual incentive plan included formulaic performance goals as well as several qualitative factors based on our strategic priorities that may result in discretionary adjustments.

•	The following chart summarizes the provisions of our short-term award incentive plan for 2020:
Form of Award	Payout Formula Measures	Qualitative Adjustment Factors	Payout Range
Cash	Adjusted EPS (60%), Adjusted Revenue (20%), Adjusted Tangible Efficiency Ratio (20%)	Quality of Financial Results, Strategic Initiatives, External Factors, Regulatory Compliance, Risk Management, Total Shareholder Return and Individual Performance	0% to 150% of Target
•
Our 2020 financial results under the formulaic component of the annual incentive plan resulted in a preliminary payout of 50.85% of target. The Compensation Committee reviewed the qualitative factors it had previously approved, as well as supplemental financial analyses designed to measure the Company’s 2020 performance while accounting for plan variances related to the recessionary economic conditions. These supplemental analyses resulted in payouts that would have been at or significantly above target. After review and consideration of the qualitative factors and supplemental analyses, the Compensation Committee approved payouts at 90% of target for the named executive officers.

— 2021 Proxy Statement	3

PROXY STATEMENT SUMMARY

Long-Term Incentives
•
Our long-term incentive program for executive officers is comprised of two equity vehicles which link our executives’ compensation to performance results: Performance stock units, or PSUs, and restricted stock units, or RSUs. The following chart summarizes the key provisions of our long-term grants made in 2020:

Form of Award	Vesting	Payout Features
PSUs (60% of award value)	100% after 3 years	Payouts from 0% to 150% of target based upon Weighted Return on Average Tangible Common Equity and Relative Total Shareholder Return
RSUs (40% of award value)	⅓ per year over 3 years (33⅓% per year)	Time-based vesting based upon continued employment with Synovus
The PSUs are subject to possible downward discretionary adjustment based upon risk considerations—see page 53 of this Proxy Statement. The PSUs and RSUs are also subject to our clawback policy.
•
Because of our stock ownership guidelines and “hold until retirement” requirements, executive officers hold a significant amount of Synovus common stock, further aligning their interests with shareholders’ interests.

•
Because the economic conditions that were built into our performance measures under our long-term incentive awards for the 2018-2020 performance period did not anticipate the impact of the pandemic, we did not meet the performance thresholds for the PSUs that were granted in 2018 and all shares were forfeited.

We believe that the compensation delivered to each named executive officer in 2020 was fair, reasonable and aligned with our performance and strategic objectives.
4	— 2021 Proxy Statement

VOTING INFORMATION
Purpose
You received this Proxy Statement and the accompanying proxy card because the Board of Directors of Synovus is soliciting proxies to be used at the Annual Meeting, which will be held virtually on April 21, 2021, at 10:00 a.m., at www.virtualshareholdermeeting.com/SNV2021. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.
Internet Availability of Proxy Materials
As permitted by the federal securities laws, Synovus is making this Proxy Statement and its 2020 Annual Report available to its shareholders via the Internet instead of mailing printed copies of these materials to each shareholder. On March 10, 2021, we mailed to our shareholders (other than those who previously requested electronic or paper delivery and other than those holding a certain number of shares) a Notice of Internet Availability, or Notice, containing instructions on how to access our proxy materials, including this Proxy Statement and the accompanying 2020 Annual Report. These proxy materials are being made available to our shareholders on or about March 10, 2021. The Notice also provides instructions regarding how to access your proxy card to vote through the Internet or by telephone. The Proxy Statement and 2020 Annual Report are also available on our website at investor.synovus.com/2021annualmeeting.
If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
If you receive more than one Notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone or sign and return by mail all proxy cards.
Who Can Vote
You are entitled to vote if you were a shareholder of record of Synovus common stock as of the close of business on February 18, 2021. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.
If your shares are held in the name of a bank, broker or other holder of record, you will receive voting instructions from such holder of record. You must follow the voting instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to shareholders owning shares through certain banks, brokers and other holders of record. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card in order to vote at the Annual Meeting.
Quorum and Shares Outstanding
A majority of the votes entitled to be cast by the holders of the outstanding shares of Synovus common stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting. This is referred to as a quorum. On February 18, 2021, 148,564,129 shares of Synovus common stock were issued and outstanding and entitled to vote.
Proxies
The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting. If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies in accordance with the Board’s recommendations as follows:
(1)	FOR the election of each of the 13 director nominees named in this Proxy Statement;
(2)	FOR the approval of Synovus’ 2021 Employee Stock Purchase Plan;
(3)	FOR the approval of Synovus’ 2021 Director Stock Purchase Plan;
(4)	FOR the approval of Synovus’ 2021 Omnibus Plan;
(5)	FOR the approval of the advisory vote on the compensation of Synovus’ named executive officers as determined by the Compensation Committee; and
(6)	FOR the ratification of the appointment of KPMG as Synovus’ independent auditor for the year 2021.
The designated proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting. At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting.
— 2021 Proxy Statement	5

VOTING INFORMATION

Required Votes
The number of affirmative votes required to approve each of the proposals to be considered at the Annual Meeting is described below:
Proposal 1 – Election of 13 Directors
To be elected, each of the 13 director nominees named in this Proxy Statement must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. If a nominee who currently is serving as a director does not receive the required vote for re-election, Georgia law provides that such director will continue to serve on the Board of Directors as a “holdover” director. However, pursuant to Synovus’ Corporate Governance Guidelines, each holdover director has tendered an irrevocable resignation that would be effective upon the Board’s acceptance of such resignation. In that situation, our Corporate Governance and Nominating Committee would consider the resignation and make a recommendation to the Board of Directors about whether to accept or reject such resignation and publicly disclose its decision within 90 days following certification of the shareholder vote.
All Other Proposals
For all of the other proposals described in this Proxy Statement, the affirmative vote of a majority of the votes cast is required to approve each such proposal.
Abstentions and Broker Non-Votes
Under certain circumstances, including the election of directors, matters involving executive compensation and other matters considered non-routine, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker. This is generally referred to as a “broker non-vote.” In these cases, as long as a routine matter is also being voted on, and in cases where the shareholder does not vote on such routine matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions only with respect to Proposal 6 but not with respect to any of the other proposals to be voted on at the Annual Meeting.
For all proposals, abstentions and broker non-votes will have no effect on the proposal to be considered at the Annual Meeting.
How You Can Vote
If you hold shares in your own name, you may vote by proxy or in person at the Annual Meeting at www.virtualshareholdermeeting.com/SNV2021. To vote by proxy, you may select one of the following options:
Vote by Telephone
You can vote your shares by telephone by calling 1-800-690-6903. Telephone voting is available 24 hours a day, seven days a week, until 11:59 P.M., Eastern Time, on April 20, 2021. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.
Vote by Internet
You can also choose to vote by visiting www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 P.M., Eastern Time, on April 20, 2021. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.
Vote by Mail
If you choose to vote by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope provided.
Vote at the Annual Meeting
You can vote your shares at the Annual Meeting by visiting www.virtualshareholdermeeting.com/SNV2021 and following the instructions described below.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy or broker’s proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.
6	— 2021 Proxy Statement

VOTING INFORMATION

Synovus Stock Plans
If you participate in the Synovus Dividend Reinvestment and Direct Stock Purchase Plan, the Synovus Employee Stock Purchase Plan and/or the Synovus Director Stock Purchase Plan, your proxy card represents shares held in the respective plan, as well as shares you hold directly in certificate form registered in the same name. If you hold shares of Synovus common stock through a 401(k) plan, you will receive a separate proxy card representing those shares of Synovus common stock.
Revocation of Proxy
If you are a shareholder of record and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the Annual Meeting, (2) voting again by telephone or on the Internet prior to 11:59 P.M., Eastern Time, on April 20, 2021, or (3) attending the Annual Meeting virtually and casting a ballot.
If your Synovus shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change or revoke your vote.
Attending the Annual Meeting
The Annual Meeting will be held on Wednesday, April 21, 2021 via a virtual format by live webcast.
To attend the Annual Meeting and participate as a shareholder, you will need to go to www.virtualshareholdermeeting.com/SNV2021 and, when prompted, enter the 16-digit control number included in your proxy card, your Notice or the instructions included with your proxy materials.
If your shares are registered in your name and you received proxy materials by mail, your control number is attached to your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy. A legal proxy is an authorization from your bank or broker for you to vote the shares it holds in its name on your behalf. It also serves as your control number.
Once you are admitted to the meeting as a shareholder, you may vote during the meeting and also submit questions by following the instructions available on the virtual meeting website during the meeting. Those without a 16-digit control number may attend the 2021 Annual Meeting as guests, but they will not have the option to vote shares or submit questions during the virtual meeting.
If you are unable to attend the meeting, you can listen to it later and view the slide presentation over the Internet at investor.synovus.com/2021annualmeeting. We will maintain copies of the slides and audio of the presentation for the Annual Meeting on our website for reference after the meeting. Information included on Synovus’ website, other than the Proxy Statement and form of proxy, is not a part of the proxy soliciting material.
Voting Results
You can find the voting results of the Annual Meeting in Synovus’ Current Report on Form 8-K, which Synovus will file with the SEC no later than April 27, 2021.
If you have questions about the matters described in this Proxy Statement, how to submit your proxy or if you need additional copies of this Proxy Statement, the enclosed proxy card or voting instructions, you should contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.
— 2021 Proxy Statement	7

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Philosophy
The business affairs of Synovus are managed under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, as implemented by Synovus’ Articles and bylaws. The role of the Board of Directors is to effectively govern the affairs of Synovus for the benefit of its shareholders. The Board strives to ensure the success and continuity of Synovus’ business through the appointment of qualified executive management. It is also responsible for ensuring that Synovus’ activities are conducted in a responsible and ethical manner. Synovus and its Board of Directors are committed to following sound corporate governance.
Corporate Governance Highlights
Synovus’ Board and management believe that good corporate governance practices promote the long-term interests of all shareholders and strengthen Board and management accountability. Highlights of such practices include:
•	Annual elections of all directors;
•	Majority voting for director elections;
•
On-going focus on Board refreshment, with 6 of our 13 nominees first elected or nominated to our Board within the last 5 years and 10 of our 13 nominees first elected or nominated to our Board within the last 10 years;

•	23% of our directors are women and 23% of our directors are persons of color;
•	One vote per share voting structure;
•	An independent Lead Director;
•	Audit, Compensation, Risk and Corporate Governance and Nominating Committees comprised entirely of independent directors;
•	Robust risk oversight by the full Board and all Board committees;
•	Board focus on strategic planning and direction, with oversight and guidance of Synovus’ long-term strategy within approved risk appetite parameters;
•	Periodic and regular rotation of Board committee leadership and composition;
•	Open and transparent shareholder engagement, with involvement from Synovus’ Lead Director and other independent directors as appropriate;
•
Frequent and comprehensive education programs to keep directors apprised of such evolving issues as business and banking trends; risks and compliance issues; laws, regulations and requirements applicable to Synovus and to the banking industry generally; and corporate governance best practices;

•	Policies prohibiting the hedging, pledging and short sale of shares of Synovus stock by directors and executive officers;
•	Regular and robust Board and committee self-evaluations, facilitated by an independent third party for three of the last five years;
•	Mandatory retirement of our directors upon attaining the later of age 72 or 7 years of Board service (but in no event later than age 75);
•	Executive compensation driven by a pay-for-performance policy;
•	Meaningful stock ownership guidelines for Board members and executive officers;
•	Adoption of a clawback policy for incentive compensation paid to Synovus’ executive officers; and
•	Share retention/“hold until retirement” policy for executive officers.
In addition, in 2020, with the support of our shareholders, we eliminated the 10-1 voting provisions (commonly referred to as tenure voting) and certain supermajority voting requirements in our Articles and bylaws. We made these changes in light of evolving corporate governance practices and in response to feedback from our shareholders and the investor community. The Board, under the leadership of the Corporate Governance and Nominating Committee, will continue to actively monitor and consider additional changes to our corporate governance practices in the future.
Independence
The NYSE listing standards provide that a director does not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with Synovus. The Board has established categorical standards of independence to assist it in determining director independence which conform to the independence requirements in the NYSE listing standards. The categorical standards of independence are incorporated within our Corporate Governance Guidelines, are attached to this Proxy Statement as Appendix A and are also available in the Corporate Governance section of our website at investor.synovus.com.
The Board has affirmatively determined that a majority of its members are independent as defined by the listing standards of the NYSE and the categorical standards of independence set by the Board. Synovus’ Board has determined that, as of January 1, 2021, the following eleven directors are independent: Tim E. Bentsen; F. Dixon Brooke, Jr.; Stephen T. Butler; Elizabeth W. Camp; Pedro Cherry; Diana M. Murphy; Harris Pastides;
8	— 2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Joseph J. Prochaska, Jr.; John L. Stallworth; Barry L. Storey; and Teresa White. Please see “Certain Relationships and Related Transactions” on page 64 of this Proxy Statement for a discussion of certain relationships between Synovus and its independent directors. These relationships have been considered by the Board in determining a director’s independence from Synovus under Synovus’ Corporate Governance Guidelines and the NYSE listing standards and were determined to be immaterial.
Board Meetings and Attendance
The Board of Directors held twelve meetings in 2020. A significant number of these meetings were held as special meetings in light of the COVID-19 pandemic and the Company’s response to the national emergency. All directors attended at least 75% of Board and committee meetings held during their tenure during 2020. The average attendance by incumbent directors at the aggregate number of Board and committee meetings they were scheduled to attend was over 98%. Although Synovus has no formal policy with respect to Board members’ attendance at its annual meetings, it is customary for all Board members to attend the annual meeting. All of Synovus’ then-current directors attended Synovus’ 2020 annual meeting of shareholders.
Board meetings regularly include educational presentations and training to enable our directors to keep abreast of business and banking trends and market, regulatory and industry issues. These sessions are often conducted by outside experts in such subject areas as cybersecurity, evolving regulatory standards, risk management, emerging products and trends, economic conditions, digital, technology and effective corporate governance. In addition, the Board is provided business-specific training on products and services and special risks and opportunities to Synovus. Moreover, our directors periodically attend industry conferences, meetings with regulatory agencies and educational sessions pertaining to their service on the Board and its committees.
Committees of the Board
Synovus’ Board of Directors has five principal standing committees—an Audit Committee, a Corporate Governance and Nominating Committee, a Compensation Committee, a Risk Committee and an Executive Committee. Each committee has a written charter adopted by the Board of Directors that complies with the applicable listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available in the Corporate Governance section of our website at investor.synovus.com . The Board has determined that each member of the Audit, Corporate Governance and Nominating, Compensation and Risk Committees is an independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The following table shows the membership of the various committees as of the date of this Proxy Statement.
	Audit Committee	Corporate Governance and Nominating Committee	Compensation Committee	Risk Committee	Executive Committee
Tim E. Bentsen
Kevin S. Blair
F. Dixon Brooke, Jr.
Stephen T. Butler
Elizabeth W. Camp
Pedro Cherry
Diana M. Murphy
Harris Pastides
Joseph J. Prochaska, Jr.
John L. Stallworth
Kessel D. Stelling
Barry L. Storey
Teresa White
Chairperson	Member
Following the election of directors at the Annual Meeting, the Corporate Governance and Nominating Committee will recommend the reconstitution of the foregoing committees and appoint committee chairpersons after giving effect to any changes to the current composition of the Board.
— 2021 Proxy Statement	9

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Audit Committee
Synovus’ Audit Committee held eleven meetings in 2020. The Audit Committee’s report is on page 43 of this Proxy Statement. The Board has determined that all five members of the Committee are independent and financially literate under the rules of the NYSE and that each of the five members of the Audit Committee is an “audit committee financial expert” as defined by the rules of the SEC. The primary functions of the Audit Committee include:
•	Monitoring the integrity of Synovus’ financial statements, Synovus’ systems of internal controls and Synovus’ compliance with regulatory and legal requirements;
•	Overseeing the risks relating to financial reporting, litigation, credit, capital adequacy and related matters;
•
Reviewing and discussing with Synovus’ management and the independent auditor Synovus’ financial statements and related information, including non-GAAP financial information, and other disclosures included in Synovus’ earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC;

•	Monitoring the independence, qualifications and performance of Synovus’ independent auditor and internal audit function; and
•	Providing an avenue of communication among the independent auditor, management, internal audit and the Board of Directors.
Corporate Governance and Nominating Committee
Synovus’ Corporate Governance and Nominating Committee held four meetings in 2020. The primary functions of Synovus’ Corporate Governance and Nominating Committee include:
•	Identifying qualified individuals to become Board members;
•	Recommending to the Board the director nominees for each annual meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies;
•	Recommending to the Board the leadership structure of the Board and the composition and leadership of Board committees;
•	Overseeing the annual review and evaluation of the performance of the Board and its committees;
•	Developing and recommending to the Board updates to our corporate governance documents;
•	Reviewing and assessing shareholders’ feedback related to our governance practices and shareholder engagement process; and
•	Overseeing the Company’s ESG strategy, initiatives and policies.
Compensation Committee
Synovus’ Compensation Committee held eight meetings in 2020. Its report is on page 57 of this Proxy Statement. The primary functions of the Compensation Committee include:
•	Approving and overseeing Synovus’ executive compensation program;
•
Reviewing and approving annual corporate goals and objectives for the Chief Executive Officer’s compensation, evaluating the CEO’s performance in light of those goals and objectives, and determining the CEO’s compensation level based on such evaluation;

•	Approving non-CEO executive officer compensation, including base salary amounts and short-term and long-term compensation;
•	Overseeing all compensation and benefit programs in which employees and officers of Synovus are eligible to participate;
•
Reviewing Synovus’ incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and reviewing and discussing, at least annually, the relationship between risk management and incentive compensation;

•	Developing and recommending to the Board compensation for non-employee directors;
•	Monitoring and reviewing the talent management and succession planning processes for the CEO and Synovus’ other key executives; and
•	Providing oversight of Synovus’ broader talent management and diversity, equity and inclusion processes.
Information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation is provided in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement. Except to the extent prohibited by law or regulation, the Compensation Committee may delegate matters within its power and responsibility to individuals or subcommittees when it deems appropriate.
In addition, the Compensation Committee has the authority under its charter to retain outside advisors to assist the Committee in the performance of its duties. During 2020, the Committee retained the services of Meridian Compensation Partners, LLC, or Meridian, to:
•	Provide ongoing recommendations regarding executive and director compensation consistent with Synovus’ business needs, pay philosophy, market trends and the latest legal and regulatory considerations;
•	Provide market data for base salary, short-term incentive and long-term incentive decisions; and
•	Advise the Compensation Committee as to best practices and market developments.
The Compensation Committee evaluated whether the work provided by Meridian raised any conflict of interest. The Compensation Committee considered various factors, including the six factors mandated by SEC rules, and determined that no conflict of interest was raised by the work of Meridian described in this Proxy Statement. Meridian was engaged directly by the Compensation Committee, although the Compensation Committee also directed that Meridian work with Synovus’ management to facilitate the Compensation Committee’s review of compensation practices and
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management’s recommendations. Synovus’ Interim Chief Human Resources Officer developed executive compensation recommendations for the Compensation Committee’s consideration in conjunction with Synovus’ CEO and with the advice of Meridian. Meridian did not provide any other services to Synovus during 2020.
In 2020, Synovus’ Interim Chief Human Resources Officer worked with the Chairman of the Compensation Committee to establish the agenda for committee meetings. Management also prepared background information for each committee meeting. Synovus’ Interim Chief Human Resources Officer and CEO generally attend committee meetings by invitation of the Compensation Committee. However, the Compensation Committee regularly meets in executive session without members of management in attendance, and the CEO and other members of management do not have authority to vote on committee matters. Meridian attended all of the committee meetings held during 2020 at the request of the Compensation Committee.
Risk Committee
Synovus’ Risk Committee held eight meetings in 2020. The primary functions of Synovus’ Risk Committee include:
•	Monitoring and reviewing the enterprise risk management and compliance framework policies and processes;
•	Monitoring and reviewing emerging risks and the adequacy of risk management and compliance functions;
•	Monitoring the independence and authority of the enterprise risk management function and reviewing the qualifications and background of the Chief Risk Officer and other senior risk officers; and
•	Providing recommendations to the Board in order to effectively manage risks.
Executive Committee
The Executive Committee is comprised of the chairpersons of the principal standing committees of the Synovus Board and Synovus Bank Board, the Chief Executive Officer, the Chairman of the Board (if different from the Chief Executive Officer) and the Lead Director. During the intervals between meetings of Synovus’ Board of Directors, the Executive Committee possesses and may exercise any and all of the powers of Synovus’ Board of Directors in the management and direction of the business and affairs of Synovus with respect to which specific direction has not been previously given by the Board of Directors, unless Board action is required by Synovus’ governing documents, law or rule. The Executive Committee did not meet in 2020.
Additional Board Oversight
In addition to the five principal standing committees, the Board formed a special committee in April 2020 to deal with the short-term liquidity and capital planning needs of the Company during the COVID-19 crisis. This committee, known as the Liquidity and Capital Committee, was comprised of members of the Risk Committee and Audit Committee (specifically, Messrs. Prochaska (Chair), Bentsen and Pastides) to provide enhanced oversight and monitoring of the Company’s liquidity and capital risk management, particularly in light of the Company’s participation in new programs initiated by the Federal Reserve and the U.S. government in response to COVID-19. In so doing, the Liquidity and Capital Committee assisted the Risk Committee and Audit Committee in the performance of its duties and responsibilities and supported increased communication and transparency between the Board and management in liquidity and capital matters at a time of increased uncertainty and volatility for the Company, the banking industry and the economy generally. The Liquidity and Capital Committee held seven meetings in 2020. Given the actions taken by management to mitigate the risks as well as improving market conditions, the committee was dissolved at the end of the year.
Compensation Committee Interlocks and Insider Participation
Messrs. Bentsen, Brooke, Butler, Prochaska and Storey and Ms. White served on the Compensation Committee during 2020. None of these individuals is or has been an officer or employee of Synovus. In 2020, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on Synovus’ Board or Compensation Committee.
Strategic Direction
One of our Board’s most important functions is to provide oversight and direction as to Synovus’ strategy, including business and organizational initiatives, potential growth opportunities, risks and challenges. As such, the Board incorporates strategic topics into each meeting agenda and monitors strategic progress and emerging risks quarterly through the Risk Committee. Management provides the Board with a detailed review of the strategic plan, including the short-term and long-term initiatives and targets. As a part of this process, the Board and its committees carefully consider whether the strategic plan aligns with Synovus’ risk appetite and risk profile. Moreover, the Board has an extended off-site session annually, as appropriate, focused on a deeper dive into emerging industry trends and issues and the correlation to Synovus’ strategic direction.
— 2021 Proxy Statement	11

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In January 2019, with the Board’s approval, Synovus launched a refreshed three-year strategic plan, building upon our proven strong reputation, commitment to our communities, and relationship-centered approach while reflecting the unique considerations for us as a regional bank and as a more traditional bank moving more aggressively toward innovation. The strategy focuses not only on incremental gains, but on deliberate adjustments to our businesses and business model to drive sustained franchise value. It retains our legacy focus on our people and our customers, while embracing the acceleration of technology, digital and data capabilities that are critical to position us as a top quartile performing bank of the future. To guide our teams, we outlined six strategic areas of focus and are aligning our initiatives and execution with these areas:

In 2020, to address emerging economic headwinds, Synovus introduced Synovus Forward, a transformation program to accelerate progress in the focus areas below and to drive $100 million in incremental performance improvement by the end of 2021. The program includes a focus on building out advanced analytics capabilities, expanding digital sales channels and front to back digitization that will support business model changes, as well as modernizing our core banking technologies.

Management is continually evaluating the changes in the operating environment to incorporate new initiatives within the Synovus Forward program and as these are adopted and refined, these changes are reviewed and discussed by the Board. In January 2021, Synovus committed to realize another $75 million in pre-tax run rate performance improvement by the end of 2022 through Synovus Forward. The Board monitors the execution of the strategic plan and Synovus Forward throughout the year at its regularly scheduled meetings and continually assesses and guides management on the strategic direction and initiatives.
Risk Oversight
Under Synovus’ Corporate Governance Guidelines, the Board is charged with providing oversight of Synovus’ risk management processes. The Board does not view risk in isolation and considers risk in virtually every business decision and as part of the Company’s overall business strategy. While the Board oversees risk management, the Company’s management is charged with managing risk. The Board’s role in risk oversight is an integral part of Synovus’ overall enterprise risk management framework.
The Risk Committee fulfills the overarching oversight role for the enterprise risk management and compliance processes, including approving the risk appetite of the Company, risk tolerance levels and risk policies and limits, monitoring key and emerging risks and reviewing risk assessments. In carrying out its responsibilities, the Risk Committee works closely with Synovus’ Chief Risk Officer and other members of Synovus’ enterprise risk
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management and compliance teams. The Risk Committee meets periodically with the Chief Risk Officer and other members of management and receives a comprehensive report on enterprise risk management and compliance matters, including management’s assessment of risk exposures (including risks related to strategy, reputation, liquidity, Synovus Forward, interest rates, LIBOR transition, credit, operations, regulatory compliance, litigation, capital management, information technology, information risk and resiliency, new and modified products, model risk management, third party vendors, M&A activity and future growth, among others) and the processes in place to monitor and control such exposures. The Risk Committee is also responsible for overseeing the investment policy and strategy and contingency funding plan of the Company. Between meetings, the Chairman of the Risk Committee receives updates relating to risk oversight and compliance matters from the Chief Risk Officer, the CEO, the Chief Information Security Officer, the Chief Compliance Officer and other members of management. The Risk Committee provides a report on risk management to the full Board on at least a quarterly basis.
In addition, oversight of risk is allocated to all other committees of the Board, who meet regularly and report back to the Board. The Audit Committee oversees risks related to financial reporting, internal controls over financial reporting, valuation of investment securities and private equity investments, internal and independent audit functions, capital adequacy, legal matters, tax matters, credit matters and reputational risks relating to these areas. The Compensation Committee oversees risks related to incentive compensation, executive and director compensation, executive succession planning, talent retention and reputational risks relating to these areas. As a part of the risk governance process, the Chief Risk Officer provides an annual risk profile of our compensation plans to the Compensation Committee. For a discussion of the Compensation Committee’s review of Synovus’ senior executive officer compensation plans and employee incentive compensation plans and the risks associated with these plans, see “Compensation Framework: Compensation Policies, Compensation Process and Risk Considerations—Risk Considerations” on page 55 of this Proxy Statement. The Corporate Governance and Nominating Committee oversees ESG-related risks and corporate governance-related risks, such as board composition and effectiveness, board succession planning, corporate governance policies, related party transactions, ethics, and reputational risks relating to these areas.
The Company believes that its enterprise risk framework, including the active engagement of management with the Board in the risk oversight function, supports the risk oversight function of the Board. For more information on the risks facing the Company, see the risk factors in “Part I—Item 1A. Risk Factors” in the 2020 Annual Report.
Cybersecurity
Information security is a significant operational risk for financial institutions which may lead not only to financial losses, but may also negatively affect the reputation of and confidence in the Company. Synovus continues to enhance our information security program and capabilities to identify and mitigate threats to the confidentiality, availability, and integrity of our information systems. Below are some highlights of the elements of our information security program:
•
Our Board is actively engaged in the oversight of Synovus’ information security risk management and cybersecurity programs. The Risk Committee receives quarterly updates from the Company’s Chief Information Security Officer on our information security and cyber risk strategy, cyber defense initiatives, cyber event preparedness, and cybersecurity risk assessments. The Risk Committee annually approves the Company’s information security program. In addition to an annual report on these issues with the full Board, the Board consults, from time to time and on a regular basis, with outside parties with an expertise in cybersecurity.

•
Synovus follows widely accepted cybersecurity policies and best practices to define and measure our security program. We are externally audited on an annual basis and certified on information security standards, including System and Organizational Controls (SOC) and Payment Card Industry Data Security Standard (PCI DSS). Our program is reviewed on a periodic basis against the Federal Financial Institutions Examination Council's (FFIEC) Cybersecurity Assessment Tool and the National Institute of Standards and Technology Cybersecurity Framework in order to measure our cybersecurity preparedness, evaluate whether cybersecurity preparedness is aligned with risks, determine risk management practices and controls that are needed or need enhancement and to inform our risk management strategies.

•
We engage and retain independent third-parties to review and assess our information security program, and these updates are reviewed with the Risk Committee and executive leadership. We keep computer forensics, legal, and security firms on retainer in case of a cyber breach event. We engage independent third-parties to perform annual penetration tests against our network.

•
We employ a risk management framework to identify, assess, monitor, and test cyber risk and controls. This formal process of risk assessment, risk treatment, risk acceptance, communication, consultation, monitoring and review is designed in accordance with the ISO 27005 Standard.

•	We perform comprehensive due diligence and ongoing oversight of third-party relationships, including vendors.
•
We are members of financial sector organizations, including the Financial Services Information Sharing and Analysis Center (FS-ISAC), which facilitates the sharing of cyber and physical threat, vulnerability, and incident information for the good of the membership.

•
Our information security program employs a wide variety of technologies that are intended to secure our operations and proprietary information. This in-depth defense strategy focuses on protecting our networks, systems, data, and facilities from attacks or unauthorized access. We have a dedicated Cybersecurity Fusion Center for monitoring and responding to cyber events.

•	We make ongoing investments in developing and enhancing our security processes and controls and in maintaining our technology infrastructure.
•
Synovus has a Business Continuity/Disaster Recovery program in place which is tested on a regular basis. Our Incident Response program is tested regularly, including independent third-party review and assessments.

•
We provide annual education and training to our Board on cybersecurity risks and awareness. We have a robust program of education for our team members on cybersecurity and social engineering to mitigate risk including required annual training, quarterly training on critical topics and bimonthly security awareness communications. We conduct exercises to test their effectiveness on a monthly basis throughout the year.

•	We maintain a risk management insurance policy related to our cybersecurity and information security risks which is intended to defray the costs and losses of any related loss.
— 2021 Proxy Statement	13

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Leadership Structure of the Board
Our current Board leadership structure consists of:
•	Chairman of the Board and Chief Executive Officer;
•	An independent Lead Director;
•	Committees chaired by independent directors; and
•	Active engagement by all directors.
Our Corporate Governance Guidelines and governance framework provide the Board with flexibility to select the appropriate leadership structure for Synovus. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of Synovus’ shareholders. In accordance with Synovus’ bylaws, our Board of Directors elects our Chairman and CEO, and both of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the roles of the Chairman and CEO should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines require that, if the Chairman of the Board is not an independent director, the Corporate Governance and Nominating Committee shall nominate, and a majority of the independent directors shall elect, a Lead Director. Under its charter, the Corporate Governance and Nominating Committee periodically reviews and recommends to the Board the leadership structure of the Board and, if necessary, nominates the Lead Director candidate from the independent directors. Currently, one individual serves as both our Chairman and CEO and, as a result, Synovus also has a Lead Director. The Board currently believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying Synovus’ strategy behind a single vision.
The Chairman of the Board is responsible for chairing Board meetings and meetings of shareholders, setting the agendas for Board meetings in consultation with the Lead Director and providing information to Board members in advance of meetings and between meetings.
Pursuant to Synovus’ Corporate Governance Guidelines, the duties of the Lead Director include the following:
•	Working with the Chairman of the Board, Board and Corporate Secretary to set the agenda for Board meetings;
•	Calling meetings of the independent and non-management directors, as needed;
•	Ensuring Board leadership in times of crisis;
•	Developing the agenda for and chairing executive sessions of the independent directors and executive sessions of the non-management directors;
•	Acting as liaison between the independent directors and the Chairman of the Board on matters raised in such executive sessions;
•	Chairing Board meetings when the Chairman of the Board is not in attendance;
•	Attending meetings of the committees of the Board, as necessary or at his/her discretion, and communicating regularly with the Chairs of the principal standing committees of the Board;
•
Working with the Chairman of the Board to ensure the conduct of Board meetings provides adequate time for serious discussion of appropriate issues and that appropriate information is made available to Board members on a timely basis;

•	Performing such other duties as may be requested from time-to-time by the Board, the independent directors or the Chairman of the Board; and
•	Being available, upon request, for consultation and direct communication with major shareholders.
After careful consideration, the Corporate Governance and Nominating Committee has determined that Synovus’ current Board structure is the most appropriate leadership structure for Synovus and its shareholders at this time. Moreover, as part of the Board’s annual self-evaluation, the performance of the Chairman of the Board and Lead Director are evaluated, and the Board continues to believe that the current Board structure is appropriate and effective.
Meetings of Non-Management and Independent Directors
The non-management and independent directors of Synovus meet separately after each regularly scheduled meeting of the Board of Directors and at such other times as may be requested by the Lead Director or any director. During 2020, Ms. Camp, as Lead Director, presided at the meetings of non-management and independent directors.
Board and Committee Self-Evaluations
The Board’s annual self-evaluation is a key component of its director nomination process and succession planning. In fact, the Corporate Governance and Nominating Committee uses the input from these self-evaluations to recommend changes to Synovus’ corporate governance practices and areas of focus for the following year and to plan for an orderly succession of the Board and its committees. The Board values the contributions of directors who have developed extensive experience and insight into Synovus during the course of their service on the Board and as such, the Board does not believe arbitrary term limits on directors’ service are appropriate. At the same time, the Board recognizes the importance of Board refreshment to help ensure an appropriate balance of experience and perspectives on the Board.
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Consideration of Director Candidates
Director Qualifications
Synovus’ Corporate Governance Guidelines contain Board membership criteria considered by the Corporate Governance and Nominating Committee in recommending nominees for a position on Synovus’ Board. The Committee believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of Synovus, must be free from conflicts of interest with Synovus, must not have reached the retirement age for Synovus directors and must be willing to make, and be financially capable of making, the required investment in Synovus’ stock pursuant to Synovus’ Director Stock Ownership Guidelines. The Committee also considers the following criteria when reviewing director candidates and existing directors:
•	The extent of the director’s/potential director’s educational, business, non-profit or professional acumen and experience;
•
Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience;

•	Whether the director/potential director meets the independence requirements of the listing standards of the NYSE and the Board’s director independence standards;
•	Whether the director/potential director has the financial acumen or other professional, educational or business experience relevant to an understanding of Synovus’ business;
•	Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law;
•
Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to Synovus’ current or future business, will add specific value as a Board member; and

•	Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.
The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. Although the Board does not have a formal policy on diversity, the Board and the Committee believe that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will contribute to Board diversity and allow the Board to effectively fulfill its responsibilities. For a discussion of the specific backgrounds and qualifications of our director nominees, see “Proposals to be Voted on: Proposal 1—Election of 13 Directors—Nominees for Election as Director” beginning on page 21 of this Proxy Statement.
Identifying and Evaluating Nominees
The Corporate Governance and Nominating Committee has two primary methods for identifying director candidates (other than those proposed by Synovus’ shareholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources, including members of the Board, Synovus’ executives and individuals personally known to the members of the Board. Second, the Committee, as authorized under its charter, retains at Synovus’ expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).
The Committee will consider all director candidates identified through the processes described above, as well as any candidates identified by shareholders through the process described below, and will evaluate each of them, including incumbents, based on the same criteria. The director candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. If based on the Committee’s initial evaluation a director candidate continues to be of interest to the Committee, the Chair of the Committee will interview the candidate and communicate his or her evaluation to the other Committee members and executive management. Additional interviews are conducted, if necessary, and ultimately the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.
Shareholder Candidates
The Corporate Governance and Nominating Committee will consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the Board does not believe that such a separate policy is necessary, as Synovus’ bylaws permit shareholders to nominate candidates and as one of the duties set forth in the Corporate Governance and Nominating Committee charter is to review and consider director candidates submitted by shareholders. The Committee evaluates individuals recommended by shareholders for nomination as directors according to the criteria discussed above and in accordance with Synovus’ bylaws and the procedures described under “Shareholder Proposals and Nominations” on page 65 of this Proxy Statement.
— 2021 Proxy Statement	15

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Communicating with the Board
Synovus’ Board provides a process for shareholders and other interested parties to communicate with one or more members of the Board, including the Lead Director, or the non-management or independent directors as a group. Shareholders and other interested parties may communicate with the Board as follows:
•	by writing the Board of Directors, Synovus Financial Corp., c/o General Counsel’s Office, 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901;
•	by telephone: (706) 644-2748; and
•	by email to synovusboardofdirectors@synovus.com.
Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any director upon request.
These procedures are also available in the Corporate Governance section of our website at investor.synovus.com . Synovus’ process for handling shareholder and other communications to the Board has been approved by Synovus’ independent directors.
Shareholder Engagement
Synovus and our Board believe that accountability to our shareholders is key to sound corporate governance principles, and as such, regular and transparent communication with our shareholders is essential to our long-term success. Throughout the year, members of our management team meet regularly with a significant number of our shareholders to discuss our corporate strategy, financial performance, long-term objectives, credit risks, capital management, enterprise risk management, corporate governance, ESG related matters and executive compensation. In regularly engaging with our shareholders, we provide perspective on our governance policies and executive compensation practices and seek input from these shareholders to ensure that we are addressing their questions and concerns.
Our on-going shareholder engagement program encompasses a number of initiatives, including:
•	Virtual meetings with our larger institutional shareholders;
•
In-person and virtual meetings with certain large institutional shareholders, with participation by our Lead Director and Chair of the Compensation Committee and certain other members of our Board as appropriate;

•	Responses to institutional and retail shareholder correspondence and inquiries;
•	Engagement with proxy advisory services such as Glass Lewis and ISS;
•	Attendance and participation at approximately six industry conferences each year;
•	In-person and telephonic meetings with rating agencies including Standard & Poor’s, Fitch, and Moody’s;
•
Regular engagement with sell-side analysts who cover Synovus to reinforce key themes related to our business strategy and financial performance. This communication helps to ensure that written reports about Synovus, including earnings projections, are reasonable and consistent with our stated objectives; and

•	Approximately six non-deal road shows in various geographies each year.
In 2020, our outreach efforts included contacting, virtually and telephonically, many of Synovus’ largest shareholders, representing approximately 88% of our active institutional investors or 40% of our total ownership base. This allowed us to better understand and address shareholder questions and concerns related to such issues as the pandemic, Synovus Forward and our long-term growth strategy. Feedback and perspectives shared during these engagement meetings were discussed by executive management and the Board and influenced several changes and disclosure enhancements. In addition, we updated our website disclosure with respect to certain ESG-related matters in an effort to improve investor access to key information about our evolving ESG practices and oversight.
We look forward to continued enhancement of our shareholder engagement program in 2021. We are committed to an open dialogue where investor views and priorities may be gathered and discussed, thereby informing and guiding a deliberative decision-making process with a diverse shareholder base in mind.
Recent ESG Enhancements
Our Purpose and Value Proposition
Our purpose is to be the bank that leads and strengthens our communities and serves the needs of our customers through real, personal relationships. Our foundational value proposition is relationship banking delivered through expert banking and financial service experts committed to an exceptional customer experience.
As part of our purpose and value proposition, the Board is fully engaged in the Company’s ESG-related strategy, initiatives and policies. In January 2020, the Corporate Governance and Nominating Committee amended its charter to include oversight responsibility for these strategies, and we
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launched a management-level committee, known as the ESG Oversight Council, in the second quarter of 2020, which reports to the Corporate Governance and Nominating Committee. The ESG Oversight Council is comprised of key internal ESG stakeholders, including representatives of legal, investor relations, credit, facilities, vendor procurement, human resources, compliance and risk management, among others, as well as our Lead Director as an advisory member. In addition, we conducted an extensive discovery process to identify ESG risks and opportunities and made progress in our ESG reporting and disclosure, including closer alignment with the Sustainable Accounting Standards Board’s Accounting Standards for Commercial Banks. Moreover, we published an ESG website in January 2021, and our Chief Executive Officer, who will transition to the role of Executive Chairman on April 21, 2021, will focus his time in part on developing and advancing our ESG activities and initiatives. We believe that this structure and the process improvements best position us to monitor, manage and oversee all ESG-related risks and opportunities within the Company.
Our Sustainability Commitments
Environmental
Energy efficiency and conservation: Our conservation and energy efficiency efforts in 2020 included fitting approximately 25% of our branches and offices with LED lighting and fitting most of our buildings with automatic lighting fixtures to adapt to room activity and avoid excess energy. We are working to reduce our energy footprint by upgrading hardware, including replacement of more energy intensive desktop computers with new laptops.
Environmental lending, investments and considerations: We had more than $165 million in solar energy loans outstanding as of year-end 2020, and renewable energy credits earned in the year totaled more than $12 million. Moreover, our loan policies consider a customer’s practices and policies related to environmental issues as part of the credit underwriting process. Our environmental procedures are administered by a third party with expertise in environmental due diligence.
Social Capital
Community relations and philanthropy: Team members and leaders serve on charitable organizations and support community endeavors throughout our footprint. In 2020, Synovus team members volunteered approximately 24,000 hours through 4,200 Here Matters opportunities. Team member and company contributions totaled more than $1 million to United Way chapters throughout our footprint, and team members provided $110,500 in scholarships to 132 students through the Jack Parker Scholarship Fund. Philanthropic giving surpassed $3.0 million to more than 500 non-profits and other agencies across our footprint.
Financial education: In 2020, Synovus team members invested 270 hours in financial literacy education at five schools in our hometown of Columbus, Georgia. Team members also invested nearly 100 hours with students who participate in the Columbus Mayor’s Summer Youth Employment Program, and approximately 40 hours with service members at Fort Benning.
Access, affordability, and financial inclusion: Synovus Mortgage has committed $400 million to an Affordable Mortgage Program, with approximately $370 million funded through the end of 2020. Synovus made 426 community development loans in 2020 (including PPP loans) totaling approximately $709 million, and our affordable housing team made more than $110 million in project loans and more than $100 million in tax credit equity. We also have affordable housing specialists throughout our footprint focused solely on financial education and mortgage loan origination. Our most recent Community Reinvestment Act rating, from November 2017, was “Satisfactory.” We partner with Operation Hope to provide financial literacy and credit counseling to those in need, and our consumer products include no-fee retail checking options and a range of other products with flexible fee structures. As a buyer of goods and services, it is the policy of Synovus to engage a diverse network of vendors, including qualified minority vendors.
Small Business Lending: We are focused on supporting small businesses throughout our communities. Synovus made approximately 19,000 PPP loans totaling nearly $2.9 billion in 2020. Through the end of 2020, PPP loan forgiveness totaled approximately $540 million for around 3,100 loans. With the re-authorization and extension of PPP in 2021, we had over 8,000 new loan requests totalling $1 billion as of February 24, 2021. Finally, our bankers and team members remain very active and engaged in supporting the business community through their involvement with over 100 chambers of commerce, which we support through sponsorships, programs and activities.
Human Capital
Culture and workplace: Synovus has been recognized by Forbes as one of America’s best employers for women and by the AJC as a top workplace in Atlanta in 2020 and 2021. We strive to provide competitive compensation and benefits that meet the varying needs of our team members, including market- competitive pay, healthcare benefits, short and long-term incentive packages, an employee stock purchase plan, tuition assistance, and wellness and employee assistance programs. Our short and long-term incentive programs are aligned with our strategy and key business objectives and are intended to motivate strong performance.
Synovus is committed to attracting and retaining the brightest and best talent. Of the approximately 1,200 open positions filled in 2020, 43% were filled by internal hires. In addition, employee turnover for 2020 was 15.5%, 4% lower than in 2019. Approximately 10% of our workforce received a promotion in 2020, consisting of 67% females and 30% people of color. Our commitment to our employees has resulted in a long-term workforce, with an average tenure of 8 years of service. We attribute our ability to attract and retain talent to several factors, including impactful work that affects the communities in which our employees live, strong leadership, availability of career advancement opportunities and competitive and equitable total rewards.
Synovus has created internal programs to support the development and retention of our employees, including internal development programs designed to train our leaders. In 2020, over 200 courses were offered to employees on such topics as leadership, compliance and professional development and an average of approximately 27 hours of training per employee was completed. During 2020, we also communicated new leadership expectations and training development tools for our employees and launched a new leadership development program. Synovus supports
— 2021 Proxy Statement	17

CORPORATE GOVERNANCE AND BOARD MATTERS

our employees’ involvement in external development programs, such as specialty banking schools and other technical training. As a part of our learning and development program, Synovus offers a tuition assistance program for employees seeking undergraduate and graduate degrees and other continuing educational programs.
In addition, we regularly conduct employee engagement surveys and touchpoints to gauge employee satisfaction. We have a strong policy against sexual harassment that extends to all inappropriate and unlawful conduct, regardless of its form and where or when it occurs, including conduct that occurs away from work and all forms of electronic communications, such as social media posts, text messages, or email. Any conduct believed to be in violation of the policy may be reported anonymously to our Ethics Hotline.
Diversity, Equity and Inclusion (DE&I): The Board is committed and focused on creating and maintaining a diverse, equitable and inclusive work force as part of its sustainable, long-term growth strategy. Since launching our CEO-sponsored initiative in 2018, we have continued our work to increase minority representation in the Company and female and minority representation in senior leadership and to improve inclusiveness. In addition to revising job posting guidelines, enhancing leadership training related to unconscious bias and hiring a diversity and inclusion officer who reports directly to the Chief Strategy and Customer Experience Officer, Synovus has continued to make progress toward our DE&I objectives in 2020, as seen in the graph below.

Moreover, we set and published targets of 40% female and 15% people of color in senior leadership by the end of 2021.
During 2020, we established an internal advisory council to the CEO, comprised of certain senior African American leaders, to assist and advise executive management on racial equality issues and opportunities. We expanded our campus recruiting efforts and scholarship programs, recruiting at Latinx organizations and additional historically black colleges and universities and funding a $1.0 million contribution to the United Negro College Fund for the establishment of a scholarship for African American students in our footprint. We also revitalized our internship and accelerated banker recruiting and selection process in 2020, having an intern class that was 26% people of color and 26% female and an accelerated banker class that was 33% people of color and 44% female.
As to the existing workforce, in 2020, we focused on making continued foundational progress toward increasing DE&I, launching five employee resource groups to assist with talent acquisition, development and community outreach, increasing the internal dialogue through fireside chats and listen and learn events, enhancing unconscious bias training across the organization and developing robust DE&I strategies across each business unit. We also required our executive management team to make DE&I self-assessments for the year 2020.
In 2020, the Compensation Committee launched an initiative to analyze ethnicity pay, and we are in the process of completing that analysis. In 2021, we will refresh our gender pay analysis to augment the pay equity work of 2018 and 2019.
Additional Information about Corporate Governance
Synovus has adopted Corporate Governance Guidelines which are regularly reviewed by the Corporate Governance and Nominating Committee. We have also adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees. In addition, we maintain procedures for the confidential, anonymous submission of any complaints or concerns about Synovus, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access Synovus’ Corporate Governance Guidelines, Code of Business Conduct and Ethics, each committee’s current charter, procedures for shareholders and other interested parties to communicate with the Lead Director or with the non-management or independent directors individually or as a group and procedures for reporting complaints and concerns about Synovus, including complaints concerning accounting, internal accounting controls and auditing matters, in the Corporate Governance section of our website at investor.synovus.com.
18	— 2021 Proxy Statement

DIRECTOR COMPENSATION
Director Compensation Program
The Compensation Committee is responsible for the oversight and administration of the Synovus director compensation program. The Compensation Committee reviews the director compensation program annually with the assistance of its independent compensation consultant, who provides a report evaluating the program relative to peer and broader market practices. The following is a description of the director compensation program for 2020.
Cash Compensation of Directors
As reflected in the “Fees Earned or Paid in Cash” column of the Director Compensation Table, during 2020, non-management directors of Synovus received an annual cash retainer of $55,000, with
•	Audit Committee and Risk Committee members receiving an additional cash retainer of $15,000 (with the Chairpersons of these committees also receiving an additional cash retainer of $15,000);
•
Compensation Committee and Corporate Governance and Nominating Committee members receiving an additional cash retainer of $10,000 (with the Chairpersons of these committees also receiving an additional cash retainer of $10,000); and

•	the Lead Director receiving an additional cash retainer of $25,000.
Members of the Executive Committee and members of the Liquidity and Capital Committee did not receive any additional compensation for their service on those committees. In addition, directors who are employees of Synovus do not receive any additional compensation for their service on the Board.
By paying directors an annual retainer, Synovus compensates each director for his or her role and judgment as an advisor to Synovus, rather than for his or her attendance or effort at individual meetings. In so doing, directors with added responsibility are recognized with higher cash compensation. For example, members of the Audit Committee and Risk Committee receive a higher cash retainer based upon the enhanced duties, time commitment and responsibilities of service on those committees. The Board believes that this additional cash compensation is appropriate. In addition, directors may from time to time receive compensation for serving on advisory committees of the Synovus Board.
The members of the Board are compensated each April for their service on the Board from the date of the annual meeting to the following year’s annual meeting. As such, the Board was compensated in 2020 for the full year of service for the period from April 22, 2020 through April 21, 2021.
Directors may elect to defer all or a portion of their cash compensation under the Synovus Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan does not provide directors with an “above market” rate of return. Instead, the deferred amounts mirror the return of one or more investment funds selected by the director. In so doing, the plan is designed to allow directors to defer the income taxation of a portion of their compensation and to receive an investment return on those deferred amounts. All deferred fees are payable only in cash. Dr. Pastides and Mr. Storey each elected to defer his 2020 cash compensation under this plan.
Equity Compensation of Directors
During 2020, non-management directors also received awards of restricted stock units under the Synovus 2013 Omnibus Plan. On April 21, 2020, the Board approved grants of 5,054 restricted stock units ($85,000 grant date fair market value) to the non-management members of the Board elected on April 22, 2020 to serve as directors for a term ending on April 21, 2021. The director restricted stock units become fully vested and transferable upon the earlier to occur of the completion of three years of service following the grant date and the date the holder reaches mandatory retirement, as set forth in the Corporate Governance Guidelines. These restricted stock unit awards are designed to create equity ownership and to focus directors on the long-term performance of Synovus.
Synovus’ 2011 Director Stock Purchase Plan is a non-qualified, contributory stock purchase plan pursuant to which qualifying Synovus directors may purchase, with the assistance of contributions from Synovus, presently issued and outstanding shares of Synovus stock. Under the terms of the Director Stock Purchase Plan, qualifying directors may elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and Synovus contributes an additional amount (equal to 15% of the directors’ cash contributions in 2020). Participants in the Director Stock Purchase Plan are fully vested in all shares of Synovus stock purchased for their benefit under the Plan and may request that the shares purchased under the Plan be released to them at any time. Synovus’ contributions under this Plan are included in the “All Other Compensation” column of the Director Compensation Table below. Synovus’ contributions under the Director Stock Purchase Plan provide directors the opportunity to buy and maintain an equity interest in Synovus and to share in the capital appreciation of Synovus.
Director Stock Ownership Guidelines
Synovus’ Corporate Governance Guidelines require all directors over time to accumulate shares of Synovus stock equal in value to at least five times the value of their annual retainer. Directors have five years to attain this level of total stock ownership, but must attain a share ownership threshold of one times the amount of the director’s annual retainer within three years. These stock ownership guidelines are designed to align the interests of Synovus’ directors to that of Synovus’ shareholders and the long-term performance of Synovus. The restricted stock unit awards to directors and Synovus’ contributions under the Director Stock Purchase Plan assist and facilitate directors’ fulfillment of their stock ownership requirements. All of Synovus’ directors were in compliance with the guidelines as of December 31, 2020.
— 2021 Proxy Statement	19

DIRECTOR COMPENSATION

Director Compensation Table
The following table summarizes the compensation paid by Synovus to non-management directors for the year ended December 31, 2020.
Name**	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Tim E. Bentsen	$105,000	$85,000	$3,000(3)	$193,000
F. Dixon Brooke, Jr.	80,000	85,000	7,000(3)(4)	172,000
Stephen T. Butler	75,000	85,000	7,800(3)(4)	167,800
Elizabeth W. Camp	115,000	85,000	1,500(3)	201,500
Pedro Cherry	41,722	—	8,700(3)(4)	50,422
Diana M. Murphy	80,000	85,000	3,000(3)	168,000
Harris Pastides	95,000	85,000	14,550(3)(4)	194,550
Joseph J. Prochaska, Jr.	110,000	85,000	—	195,000
John L. Stallworth	80,000	85,000	3,400(3)(4)	168,400
Barry L. Storey	75,000	85,000	7,025(4)	167,025
Teresa White	80,000	85,000	—	165,000
**Messrs. Stelling and Blair did not receive any additional compensation for serving as directors. Their 2020 compensation is described under the Summary Compensation Table found on page 58 of this Proxy Statement.
(1)
For each director other than Mr. Cherry, reflects fees paid in 2020 for service on the Board from April 22, 2020 to April 21, 2021. For Mr. Cherry, reflects pro rata fees paid for service on the Board from his appointment on September 17, 2020 to April 21, 2021.

(2)
The grant date fair value of the 5,054 shares of restricted stock units awarded to each director other than Mr. Cherry in 2020 was approximately $85,000 as determined in accordance with FASB ASC Topic 718. For a discussion of the restricted stock units reported in this column, see Note 17 of the Notes to the Audited Consolidated Financial Statements in the 2020 Annual Report. As of December 31, 2020, each of the directors, other than Mr. Cherry and Ms. White, held 9,299 restricted stock units. Ms. White held 7,740 restricted stock units as of December 31, 2020. Mr. Cherry did not hold any restricted stock units as of December 31, 2020 since he was elected to the Board later in the year.

(3)
Includes contributions made by Synovus under Synovus’ Director Stock Purchase Plan of the following amounts for the following directors: $1,200 for Mr. Cherry, $1,500 for Ms. Camp, $3,000 for Ms. Murphy and each of Messrs. Bentsen, Brooke, Butler, Pastides, and Stallworth. As described more fully above, qualifying directors may elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and in 2020, Synovus contributed an additional amount equal to 15% of the directors’ cash contributions under the plan.

(4)
Includes compensation of $4,000 for Mr. Brooke, $4,800 for Mr. Butler, $7,500 for Mr. Cherry, $11,550 for Dr. Pastides, $400 for Mr. Stallworth and $7,025 for Mr. Storey for service as an advisory director of certain of Synovus’ market advisory boards.

20	— 2021 Proxy Statement

PROPOSALS TO BE VOTED ON
Proposal 1	Election of 13 Directors
Number
Pursuant to Synovus’ bylaws, the Board shall consist of not less than 8 nor more than 25 directors, with such number to be set either by the Board or shareholders representing at least a majority of the votes entitled to be cast by the holders of all of Synovus’ issued and outstanding shares. Currently, the size of the Board is set at 13 members. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the 13 nominees named in this Proxy Statement.
Nominees for Election as Director

The 13 nominees for director named in this Proxy Statement were selected by the Corporate Governance and Nominating Committee based upon a review of the nominees and consideration of the director qualifications described under “Corporate Governance and Board Matters—Consideration of Director Candidates—Director Qualifications” on page 15 of this Proxy Statement and described below. With respect to the nomination of continuing directors for re-election, the Corporate Governance and Nominating Committee also considers the individual’s contributions to the Board and its committees. Each of the nominees currently serves as a director. The nominees have extensive experience in banking and financial services as well as insurance, investment management, operations, commercial real estate, risk management, and accounting. In addition, each of the nominees has:
✔	Demonstrated business acumen and financial literacy;
✔	A high degree of engagement and commitment;
✔	A reputation for high integrity, judgment, professionalism and adherence to high ethical standards;
✔	Extensive experience in the public, private or not-for-profit sectors;
✔	Leadership and expertise in their respective fields;
✔	Strategic thinking; and
✔	Involvement in educational, charitable and community organizations.
— 2021 Proxy Statement	21

PROPOSALS TO BE VOTED ON

Our directors also have a wide range of other qualifications, skills and experiences that align with our long-term corporate strategy. The following matrix provides information regarding these qualifications and attributes which our Board believes are relevant to our business and industry. The matrix does not encompass all of the qualifications, skills and experiences of our directors, and the fact that a particular attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular attribute with respect to any of our directors does not mean that the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board. In addition, directors gain substantial experience through Synovus Board service, which involves significant exposure to the complex regulations and changing landscape of the banking industry.

The following table sets forth information regarding the 13 nominees for election to the Board.
Name	Age	Year First Elected Director	Principal Occupation	Committees
Tim E. Bentsen	67	2014	Partner, Retired, KPMG	E, A, C (Chair), R
Kevin S. Blair	50	2020	President and Chief Operating Officer, Synovus Financial Corp.	-
F. Dixon Brooke, Jr.	73	2017	Chief Executive Officer and President, Retired, EBSCO Industries, Inc.	A, C
Stephen T. Butler	70	2012	Chairman of the Board and Chief Executive Officer, Retired, W.C. Bradley Company	C, CGN
Elizabeth W. Camp	69	2003	President and Chief Executive Officer, DF Management, Inc.	E, CGN (Chair), R
Pedro Cherry	50	2020	President and Chief Executive Officer, Atlanta Gas Light and Chattanooga Gas	A, R
Diana M. Murphy	64	2017	Managing Director, Rocksolid Holdings, LLC	A, CGN
Harris Pastides	67	2014	President, Retired, University of South Carolina	E, CGN, R (Chair)
Joseph J. Prochaska, Jr.	70	2011	Executive Vice President and Chief Accounting Officer, Retired, MetLife, Inc.	E, A (Chair), C, R
John L. Stallworth	68	2017	Partner, Genesis II	CGN, R
Kessel D. Stelling	64	2010	Chairman of the Board and Chief Executive Officer, Synovus Financial Corp.	E (Chair)
Barry L. Storey	61	2013	Principal, BLS Holdings Group, LLC	C, CGN
Teresa White	54	2019	President, Aflac US	C, R
A:	Audit Committee
C:	Compensation Committee
CGN:	Corporate Governance and Nominating Committee
E:	Executive Committee
R:	Risk Committee
22	— 2021 Proxy Statement

PROPOSALS TO BE VOTED ON

The business experience and other specific skills, attributes and qualifications of each of the nominees is as follows:

Tim E. Bentsen is a former audit partner and practice leader of KPMG, a U.S. based global audit, tax and advisory services firm, a position he retired from in 2012. Over his 37 years with KPMG, he served as an audit partner for numerous banks and other financial services companies and served in a variety of leadership roles, including Southeast Area Managing Partner and Atlanta office Managing Partner. Mr. Bentsen also served on national leadership teams for the financial services and audit practice as well as on the firm’s national Operations Committee. In addition, he served as an account executive for many of the largest audit and non-audit clients in the Southeast where he had extensive involvement with audit committees and served as the lead partner for tax and advisory services including risk, regulatory, internal audit and operational services for a Top 10 U.S. bank. Mr. Bentsen has been a frequent speaker on corporate governance matters across the country and served in a leadership role for KPMG’s Audit Committee Institute and as an organizer and faculty member for the University of Georgia’s Directors’ College for over ten years. Mr. Bentsen currently serves on the board of directors of CatchMark Timber Trust, Inc., a public timberland real estate investment company, and is the chair of its audit committee and a member of its finance committee. Previously, he served as a member of the board of trustees and audit committee of Ridgeworth Funds, a mutual fund complex, and on the board of Krispy Kreme Doughnuts, Inc., a company specializing in sweet treats and complementary products, prior to that company going private. Mr. Bentsen was a faculty member at the J.M. Tull School of Accounting at the University of Georgia from 2012 to 2018 and is a member of the board of directors of the Atlanta chapter of the National Association of Corporate Directors, or NACD. He holds a bachelor’s degree in business administration from Texas Tech University. Mr. Bentsen practiced as a certified public accountant for 40 years. His extensive audit and accounting experience in the financial services industry coupled with his corporate governance, risk management and financial acumen enhances the Board’s knowledge in these areas.

Kevin S. Blair is the President and Chief Operating Officer of Synovus. He was elected President and Chief Operating Officer in December 2019, having served as Senior Executive Vice President and Chief Operating Officer from December 2018 until December 2019. He will succeed Mr. Stelling as Chief Executive Officer on April 21, 2021. He joined Synovus in August 2016 and served as Executive Vice President and Chief Financial Officer until he became Chief Operating Officer in 2018. Prior to that time, Mr. Blair served as Corporate Treasurer of SunTrust Bank and served in various leadership roles in such areas as credit risk management, corporate strategy, finance and line management during his nearly 20-year career with SunTrust. He began his banking career at Signet Bank in Richmond, Virginia in 1995, having received a bachelor’s degree in economics and management from James Madison University and a master’s degree in business from George Washington University. Mr. Blair serves on the boards of such non-profit organizations as the United Way of the Chattahoochee Valley, the Georgia Research Alliance and the Columbus Chamber of Commerce. Mr. Blair’s extensive banking experience in the Southeast and his first-hand knowledge of our lines of business and corporate strategy provide our Board a valuable resource for understanding the day-to-day operations and strategic direction of the Company and the industry.

F. Dixon Brooke, Jr. is the former President and Chief Executive Officer of EBSCO Industries, Inc., a privately owned company based in Birmingham, Alabama with a diverse range of businesses, including information services, publishing and digital media, outdoor products, real estate, manufacturing and general services, with operations in 23 countries and with approximately $2.7 billion in annual revenues. Mr. Brooke served as President and CEO of EBSCO for over eight years and served in various other leadership capacities during his 40 years of service with the company. Mr. Brooke currently serves as Chairman of the Board of our Birmingham market advisory board, having served on that board since its inception over 30 years ago. Mr. Brooke also serves as a director of EBSCO and McWane, Inc., as a member of the audit and executive committees of EBSCO, and as a director of such non-profit boards as the Alabama Wildlife Federation, the Alabama Symphony Orchestra, and the Boy Scouts of America, Central Alabama Council. He holds a bachelor’s degree in business administration from Auburn University. Mr. Brooke’s extensive business expertise, executive leadership and his long-term experience and understanding of our banking organization provide the Board with a valuable resource related to corporate strategy and risk management.

Stephen T. Butler is the former Chairman of the Board and Chief Executive Officer of W.C. Bradley Co., a private consumer products and real estate company based in Columbus, Georgia. He retired as Chairman of the Board in April 2018, having held that position since 1987. Prior to that time and for 21 years, Mr. Butler served as Chief Executive Officer of W.C. Bradley Co. where he was responsible for the oversight and development of the company’s mass market home and leisure product businesses through acquisitions and new product introductions and the development of various real estate projects throughout Columbus, Georgia. Mr. Butler currently serves as Chairman of the Board of our Columbus market advisory board and on the boards of various civic and non-profit companies, including The Bradley-Turner Foundation and Brookstone School. He attended Vanderbilt University and Columbus State University and completed the Harvard Advanced Management Program. Mr. Butler’s extensive leadership experience with a diversified company enhances the Board’s understanding of corporate strategy, succession planning, compensation practices and risk management, among other things.

— 2021 Proxy Statement	23

PROPOSALS TO BE VOTED ON

Elizabeth W. Camp is President and Chief Executive Officer of DF Management, Inc., a private investment and commercial real estate management company, a position she has held since 2000. Previously and for 16 years, Ms. Camp served in various capacities, including President and Chief Executive Officer, of Camp Oil Company. Before its sale in 2000, Camp Oil developed and operated convenience stores, truck stops and restaurants in nine states. Ms. Camp’s background also includes experience as a tax accountant with a major accounting firm and an attorney in law firms in Atlanta and Washington, D.C. Ms. Camp holds a bachelor’s degree in accounting and a law degree from the University of Georgia, as well as a master’s degree in taxation from Georgetown Law Center. Ms. Camp is a current director or trustee on the boards of several non-profit organizations, including the Woodruff Arts Foundation, the Atlanta chapter of the NACD, and the Boy Scouts of America, Atlanta Area Council. She has received the designation of a Board Leadership Fellow by the NACD and is an independent member of the board of directors of Genuine Parts Company, a public company engaged in the distribution of automotive replacement parts, industrial replacement parts, office products and electrical/electronic materials, where she serves on its audit committee. Ms. Camp also serves on the board of Intelligent Systems Corporation, a public technology company, and is currently on its audit and compensation committees. Previously, Ms. Camp served as a director of Blue Cross Blue Shield of Georgia from 1992 to 2001. She is our Lead Director and the Chairman of our Corporate Governance and Nominating Committee. Ms. Camp’s background as an executive officer and her expertise in accounting, tax and legal matters provides expertise in management and auditing as well as leadership skills to our Board.

Pedro P. Cherry is the President and Chief Executive Officer of Atlanta Gas Light and Chattanooga Gas, overseeing all aspects of operations for the two regional natural gas utilities and subsidiaries of Southern Company, a public company and one of the nation’s largest generators of electricity. He has held that position since August 2020. In addition to his current role at Atlanta Gas Light and Chattanooga Gas, he serves as a member of the Southern Company Gas Management Council and on the board of directors of Southern Company Gas Charitable Foundation. From February 2017 to August 2020, Mr. Cherry served as Executive Vice President of Customer Service and Operations of Georgia Power, the largest subsidiary of Southern Company. From April 2015 to February 2017, he served as Senior Vice President of the Metro Atlanta Region of Georgia Power. From 2006 to 2015, Mr. Cherry served in various other leadership positions within the Southern Company family of companies, including Metro West Region manager and Vice President of Community and Economic Development of Georgia Power. Prior to 2006, he spent nine years in finance-related leadership positions, including Chief Financial Officer - International Division, with Southern Energy Inc., a Southern Company subsidiary that later became Mirant Corp. He began his career as an engineering and business analyst for Carolina Power and Light Corp. In addition to his current role at Atlanta Gas Light and Chattanooga Gas, Mr. Cherry serves on the advisory board of Synovus’ banking division in North Georgia. He also serves on the boards of Zoo Atlanta, Georgia Tourism Foundation, Boys and Girls Club – Southeast Region, Clark Atlanta University and Leadership Atlanta. Mr. Cherry’s extensive leadership experience within finance operations and customer service divisions of a complex public organization provides our Board with a valuable resource and perspective.

Diana M. Murphy is the Managing Director of Rocksolid Holdings, LLC, a private equity firm focused on small businesses and real estate in the Southeast. She is a Past President of the United States Golf Association, serving for seven years on its Executive Committee and as the Vice President and Treasurer for the organization. From 2012 to 2015, Ms. Murphy was Managing Director of the Georgia Research Alliance Venture Fund, a private equity firm invested in early-stage technology and life science companies created out of the state’s research universities. She also served for eleven years as the Managing Director of Chartwell Capital Management Company, a private equity firm located in Jacksonville, Florida, and fifteen years as the Senior Vice President and Chief Revenue Officer of The Baltimore Sun Company. Ms. Murphy holds a bachelor’s degree in business from West Virginia University and an executive management degree from Northwestern University. She currently serves as the non-executive Chairman of the Board of Landstar System, Inc., a public company that provides integrated transportation management solutions worldwide, chairs its nominating and corporate governance committee and serves on its audit committee, compensation committee, safety and risk committee and strategic planning committee. Ms. Murphy served as the Lead Independent Director of Landstar from 2012 to 2015. Until mid-2020, she also served as a public company director of CTS Corporation. Ms. Murphy serves on a number of other boards, both private and charitable, including the board of the Boys and Girls Club of Southeast Georgia and the College of Coastal Georgia Foundation and the advisory board of Synovus’ Sea Island market. Ms. Murphy’s extensive experience and leadership of the boards of publicly-traded companies, along with her business acumen, management experience and risk management expertise in private equity, well qualify her to serve on our Board.

24	— 2021 Proxy Statement

PROPOSALS TO BE VOTED ON

Harris Pastides is the President Emeritus of the University of South Carolina. He served as President from August 2008 to July 2019. From 2003 to 2008, Dr. Pastides served as vice president for research and health sciences and dean of the Arnold School of Public Health and as executive director of the South Carolina Research Foundation. He joined the University of South Carolina in 1998 as Dean of the School of Public Health and as a professor of epidemiology. Dr. Pastides played a key role in the establishment of Health Sciences South Carolina, a consortium of the state’s research universities and leading hospital systems, and an integral part in the development of Innovista, the university’s 500-acre innovation and research district. Prior to joining the University of South Carolina, Dr. Pastides held various positions at the University of Massachusetts at Amherst for over 13 years, including professor of epidemiology and chairman of the department of biostatistics and epidemiology. He serves on the board of trustees of the American Medical Association and as a member of our local advisory board in South Carolina. In addition, Dr. Pastides has served on a number of professional organizations and civic boards, including the South Carolina Governors School for the Arts and Humanities, S.C. River Alliance, the Council on Research Policy and Graduate Education and EngenuitySC. He received a master’s in public health, a master’s of philosophy degree in epidemiology and his doctorate degree from Yale University and a bachelor’s degree from the University of Albany, State University of New York. Dr. Pastides is a former Fulbright senior research fellow and has received numerous other professional awards and recognitions for his research work and leadership, including recognition as the South Carolina Chamber of Commerce Public Servant of the Year, the Ellis Island Medal of Honor, the Chief Executive Leadership Award from the Council for Advancement and Support of Education and the Richard Allen award from Allen University. His experience in management and complex organizations and his background in research, innovation and education provide our Board with leadership and consensus-building skills on a variety of matters, including corporate governance and risk management.

Joseph J. Prochaska, Jr. is the former Executive Vice President and Chief Accounting Officer of MetLife, Inc., a public insurance and financial services company, a position he held from 2005 until his retirement in 2009. From 2003 to 2005, he served as MetLife’s Senior Vice President and Chief Accounting Officer. From 1992 to 2003, Mr. Prochaska served in various executive leadership positions at Aon Corporation, including Senior Vice President and Controller, Executive Vice President and Chief Financial Officer of Aon Group, Inc. and President of Aon’s Financial Services Group. From 1975 to 1992, he served in various executive leadership positions at Shand, Morahan & Co., Inc. and Evanston Insurance Company, including Chief Financial Officer, Chairman and Chief Executive Officer. In addition, Mr. Prochaska’s background includes experience with a major accounting firm in Chicago, Illinois as a certified public accountant. He holds a bachelor’s degree in accounting from the University of Notre Dame. Mr. Prochaska currently serves on the board of several private companies and is a member of the audit committee for one of these companies. He has also received the designation of a Governance Fellow by the NACD and in 2018, was named to the NACD Directorship 100. Mr. Prochaska’s accounting experience in the financial services industry, his integral involvement in the day-to-day accounting and risk management practices of large global public companies and his compensation and insurance expertise provide our Board with a valuable resource.

John L. Stallworth is a partner of Genesis II, a family investment and philanthropic partnership, and the Chairman of the John Stallworth Foundation, a private foundation created in 1980 to provide college scholarships to students attending college in the state of Alabama. From 1986 to 2006, Mr. Stallworth was the President and Chief Executive Officer of Madison Research Corporation, or MRC, a private company engaged in engineering services and technology support for the defense industry. Prior to its sale in 2006, MRC employed 650 employees, had annual sales of $75 million and operated in seven states, including Alabama, Florida, Georgia, South Carolina and Tennessee. Mr. Stallworth is also retired from professional football, having played for the Pittsburgh Steelers for fourteen seasons. In 2002, he was inducted into the Pro Football Hall of Fame. Since 2009, Mr. Stallworth has been a partial owner of the Pittsburgh Steelers. In addition to his work with the John Stallworth Foundation, Mr. Stallworth serves on a number of charitable and private boards, including the advisory board of Synovus’ Huntsville market. He has also been an instrumental leader in the development and revitalization efforts of Huntsville’s downtown. Mr. Stallworth’s background and considerable business experience, along with his leadership, economic development, civic and educational involvement, enhances our Board’s knowledge in these areas.

— 2021 Proxy Statement	25

PROPOSALS TO BE VOTED ON

Kessel D. Stelling is the Chairman of the Board and Chief Executive Officer of Synovus. He will move into the role of Executive Chairman on April 21, 2021. Mr. Stelling has been Chairman since January 2012 and Chief Executive Officer since October 2010. He also served as President from October 2010 until December 2019, after serving as Acting Chief Executive Officer from June to October 2010. Prior to that time and since February 2010, Mr. Stelling served as President and Chief Operating Officer of Synovus. From June 2008 until February 2010, Mr. Stelling served as the Regional Chief Executive Officer of Synovus’ Atlanta area market. Prior to that time, he served as President and Chief Executive Officer of Bank of North Georgia, having been appointed to that position in December 2006. Mr. Stelling founded Riverside Bancshares, Inc. and Riverside Bank in 1996 and served as its Chairman of the Board and Chief Executive Officer until 2006 when Riverside was acquired by Synovus. Prior to that time, Mr. Stelling worked in various management capacities in banking in the Atlanta region, having begun his career in the industry in 1974. Mr. Stelling holds a bachelor’s degree from the University of Georgia and is a graduate of Louisiana State University School of Banking of the South. He serves as a Class A director of the Federal Reserve Bank of Atlanta and serves on the Board of Regents of the University System of Georgia and on the board of Georgia Power, the largest subsidiary of Southern Company, a public company and one of the nation’s largest generators of electricity. Mr. Stelling also serves as a member of the executive committee of the Bank Policy Institute and as a director of several civic and non-profit organizations, including the Georgia Chamber of Commerce and the Georgia Historical Society. In addition, he has been named as one of the “100 Most Influential Georgians” by Georgia Trend magazine every year since 2009. Mr. Stelling’s extensive banking and leadership experience, his in-depth knowledge of our corporate strategy and day-to-day operations and his interactions and experiences within the financial community, provides our Board with an important resource in understanding our markets and industry and in effectively managing our risk.

Barry L. Storey is the Principal of BLS Holdings Group, LLC, an Augusta, Georgia-based company with the primary focus of managing a portfolio of retail real estate properties and various alternative assets. Prior to January 2015, he was the Founding Partner of Hull Storey Gibson Companies, LLC, a retail acquisition and development real estate company founded in 1992. The company owned and operated over 13 million square feet of retail strip centers and enclosed mall properties in the Southeast. Prior to 1992, Mr. Storey worked as a project manager in the Mall Development Division for CBL & Associates Properties, Inc. Mr. Storey holds a bachelor’s degree from the University of Georgia. He has extensive experience with and commitment to philanthropic and community service. In 2010, Mr. Storey received the “Outstanding Philanthropist Award” from the Young Professionals of Augusta and in 2014, was inducted into the Business Hall of Fame of the Central Savannah River Area, or CSRA. He is past president of the Exchange Club of Augusta, past president of the Family Y Board of Directors, past chairman of the Community Foundation for the CSRA and past chair of the UGA Terry College of Business Dean’s Advisory Council. Currently, he serves as a trustee of the University of Georgia Foundation and as a director of Aruna Bio, a privately-owned biomedical company. He also serves on the advisory board of our Augusta market. His extensive experience and expertise in real estate acquisition, development and management and his background in the markets in which we serve provides our Board with significant insight, particularly as we continue to refine and execute our revenue growth and expense reduction strategies for the future.

Teresa White is President of Aflac U.S., which constitutes the operating U.S. insurance businesses for Aflac Incorporated, a publicly held company. She has served in that position since October 2014. As president, Ms. White’s responsibilities include marketing, sales and distribution, information technology, corporate communications, operations, US financial management and shared services. She oversees the company’s extensive distribution network of individual agents and brokers across the country, as well as nearly 5,000 employees. Prior to becoming President, Ms. White served in various leadership positions with Aflac, including Chief Operating Officer from July 2013 to September 2014, Executive Vice President and Chief Services Officer from October 2012 to July 2013 and Executive Vice President and Chief Administrative Officer from March 2008 to October 2012, among others. Ms. White is active in her community, having served on the boards of various non-profit and professional organizations, including the Georgia Chamber Board of Governors, Neighborworks Columbus and Americas Health Insurance Plans. She has been recognized for her leadership with a number of awards, including three consecutive years as Black Enterprise’s Most Powerful Women in Business, Bizwomen’s 2016 Women to Watch, Atlanta Business Chronicle’s Women Who Mean Business and numerous recognitions by American Business Awards. Ms. White holds a bachelor’s degree in business administration from the University of Texas at Arlington and a master’s degree in management from Troy State University. Ms. White’s extensive operational and strategic background, coupled with her marketing, sales, talent and risk management experience at the executive level in the financial services industry, guides the Company in its long-term strategic and operational planning and adds a valuable resource to the Board.

The Board of Directors unanimously recommends that you vote “FOR” each of the 13 nominees.
26	— 2021 Proxy Statement

PROPOSALS TO BE VOTED ON

Proposal 2	Approval of Synovus Financial Corp. 2021 Employee Stock Purchase Plan
Background and Reasons for the Proposal
On February 25, 2021, the Board adopted the Synovus Financial Corp. 2021 Employee Stock Purchase Plan, or ESPP, which, if approved by our shareholders, will be effective as of July 1, 2021. Unless otherwise indicated, all references to “ESPP” in the description below are references to the proposed ESPP.
The purpose of the ESPP is to more closely align the interests of our employees and our shareholders by providing employees with a convenient means of purchasing Synovus stock in the open market through voluntary payroll deductions. Synovus intends for the ESPP to promote interest in Synovus’ long-term success and growth and to encourage continuity of employment among its employees. Synovus has historically provided the employer match in the ESPP as an additional benefit to its employees. As we consider future designs of our retirement and wealth building plans, we may consider shifting some or all of the employer match from the ESPP to other benefit plans. The changes will provide flexibility to the company to meet future needs. The ESPP also provides a mechanism through which Synovus’ executive officers can satisfy their obligations under our stock ownership guidelines.
All shares of Synovus common stock purchased through the ESPP will be purchased on the open market, and Synovus will not directly issue any new shares under the ESPP.
Synovus currently maintains the Synovus Financial Corp. 2011 Employee Stock Purchase Plan, or Old ESPP. The terms and conditions of the ESPP and Old ESPP are substantially the same. A summary of the ESPP is set forth below. This summary is qualified in its entirety by the full text of the ESPP, which is attached to this Proxy Statement as Appendix B.
Eligibility and Participation
Any employee of Synovus or any of its subsidiaries who is regularly scheduled to work 20 or more hours per week, which consisted of approximately 5,250 persons as of December 31, 2020, is eligible to participate in the ESPP. Eligible employees may elect to participate in the ESPP once they have completed ninety (90) days of employment by making a payroll deduction authorization election, either over the telephone, electronically, or in any way authorized by Synovus. Participants may increase, decrease or temporarily stop their payroll deductions by making a new payroll deduction authorization election.
Plan Agent
Fidelity Investments, or ESPP Agent, will act as agent of the ESPP.
Participant Payroll Deductions
Participants make payments through payroll deductions. Participant payroll deductions must be in percentage amounts. The minimum participant payroll deduction is one percent of compensation, while the maximum participant payroll deduction is based on how long the participant has been employed with Synovus.
Below are the maximum percentages of compensation for participant payroll deductions:
Participant’s Period of Employment	Maximum Percentage of Compensation
At least three months, but less than one year	3%
At least one year, but less than five years	5%
At least five years, but less than ten years	6%
Ten years or more	7%
Compensation under the ESPP means base salary or wages. It does not include bonuses, incentive bonuses, overtime or contributions to any other employee benefit plan. If a participant’s compensation is paid solely on a commission basis, that participant’s compensation includes the commissions they receive. The maximum amount of compensation that may be taken into account under the ESPP on an annual basis is $250,000.
Employer Matching Contributions
Payroll deductions receive a matching contribution from participating employers. The matching contribution percentage can be up to 50% of each participant’s payroll deduction to the ESPP and is expected to be 15% at the time the ESPP becomes effective. Our Board may reduce or increase the matching percentage, and participants will be provided with written notice of any reduction in the matching percentage prior to it becoming effective.
— 2021 Proxy Statement	27

PROPOSALS TO BE VOTED ON

Quarterly Open Market Purchases
After receipt of the participant payroll deductions and employer contributions, ESPP Agent will purchase shares of Synovus stock in the open market for the benefit of participants in the ESPP on a quarterly basis.
Holding Period for ESPP Shares
Shares of Synovus stock purchased by the ESPP Agent must be held in each participant’s account for a minimum of six months following the date of purchase. During this six-month period, the Synovus shares subject to the holding period may not be sold, transferred, assigned, pledged, or otherwise disposed of in any manner whatsoever, except as otherwise provided in the ESPP.
Rights in ESPP Shares
Each participant has the rights and powers of ordinary Synovus shareholders over the shares of Synovus stock held for his or her benefit in the ESPP, including the right to vote his or her shares. As an ESPP participant, each participant will receive cash dividends, stock dividends, stock splits and similar changes in ownership for the shares held for his or her benefit in the ESPP to the same extent as other ordinary Synovus shareholders.
Distribution or Disposal of Shares
Once the six-month holding period has lapsed, each participant may at any time, either by telephone or electronically, or in any other way authorized by Synovus, request that the ESPP Agent distribute, sell or otherwise dispose of shares held in the ESPP for his or her benefit.
Stopping ESPP Participation for Retirement or Other Reasons
ESPP participants may stop their participation in the ESPP at any time by filing a payroll deduction authorization election, either over the telephone, electronically or in any other way authorized by Synovus. This election will be effective as soon as administratively practicable. If a participant’s employment with Synovus or a Synovus subsidiary ends, then participation in the ESPP must also end. In either of these situations, the cash remaining in the participant’s ESPP account will be used to purchase Synovus shares as of the next quarterly purchase date. Once the six-month holding period has lapsed for such participant’s shares, the participant may instruct the ESPP Agent to distribute or sell all of his or her shares. The six-month holding period does not apply in the event of a participant’s death, retirement or other termination of employment. If a participant leaves the company without giving instructions within 120 days following their termination of employment, the ESPP Agent will distribute all of his or her shares to a Synovus Dividend Reinvestment and Direct Stock Purchase Plan account, regardless of whether the six-month holding period has lapsed.
Beneficiary Designation
ESPP participants are permitted to designate a beneficiary to receive their ESPP shares in the event of their death. They are permitted to change their beneficiary designation at any time.
Tax Consequences
Employer matching contributions to the ESPP are treated as taxable compensation income to ESPP participants. Therefore, federal and state income taxes and Social Security taxes are withheld from each participant’s compensation to cover the amount of the employer contributions to the ESPP for the participant’s benefit. In addition, each participant’s annual W-2 form reflects these tax consequences. Any Synovus cash dividends paid on the Synovus stock held for a participant’s benefit in the ESPP is also taxable income. Stock dividends and stock splits received by the ESPP are not ordinarily taxable, but will result in an adjustment to each participant’s basis in the Synovus stock purchased for the participant’s benefit. Each participating Synovus employer may deduct, for federal and state income tax purposes, its contributions to the ESPP. In addition, Synovus may be able to deduct for income tax purposes the cost of administering the ESPP, including, but not limited to, compensation paid to the ESPP Agent and/or subagents.
Amendment, Termination and Suspension of the ESPP
Synovus reserves the right to amend the ESPP at any time; however, no amendment will reduce the amount of the contributions already made prior to the date of the amendment. Synovus plans to maintain the ESPP through July 1, 2031 but reserves the right to terminate the ESPP at any time prior to that date. If that happens, there will be no further participant payroll deductions and no additional employer contributions. Instead, the ESPP Agent will purchase Synovus stock with any remaining funds, if possible. The ESPP Agent will allocate the shares to all participants in the usual manner. The ESPP Agent will then deliver to each participant a certificate for all of the allocated shares of Synovus stock held for his or her benefit, together with any remaining cash balance. If not terminated earlier, the ESPP will terminate on July 1, 2031.
28	— 2021 Proxy Statement

PROPOSALS TO BE VOTED ON

Synovus may suspend or terminate the ESPP at any time if continuance of the ESPP would, for any reason, be prohibited under applicable federal or state laws, rules or regulations. This might happen if some prohibition arises because of some act on the part of Synovus, including a distribution of securities. If the ESPP is suspended for this reason, no additional employer contributions or participant payroll deductions to the ESPP will be made and no Synovus stock will be purchased by the ESPP until it is restored to active status. If the ESPP is terminated for this reason, there will be no further employer contributions or participant payroll deductions or purchases of Synovus stock under the ESPP. The ESPP Agent will then deliver each participant’s ESPP participation interest as it would if they had retired and ESPP participation stopped. See “Stopping ESPP Participation for Retirement or Other Reasons” above.
New Plan Benefits
The number of shares purchased under the ESPP, and therefore the benefits available to our employee directors and executive officers under the ESPP, will depend on the participation level of the individual employee and the matching contribution percentage set by Synovus. Therefore, it is not presently possible to determine the benefits or amounts that will be received under the ESPP by any particular person or group pursuant to the ESPP in the future. Non-employee directors are not eligible to participate in the ESPP.
The table below shows the dollar value of contributions and the number shares of Synovus common stock purchased under the Old ESPP in 2020 by our directors and executive officers:
Name and Principal Position	Dollar Value(1)	Number of Shares(1)
Kessel D. Stelling, Jr. Chairman and Chief Executive Officer	$0	0
Kevin S. Blair President and Chief Operating Officer	0	0
Andrew J. Gregory, Jr. Executive Vice President and Chief Financial Officer	8,625	433
Mark Holladay Executive Vice President and Chief Risk Officer	20,125	1,011
Robert W. Derrick Executive Vice President and Chief Credit Officer	2,875	144
Executive Group	31,625	1,588
Nonexecutive Director Group	0	0
Nonexecutive Officer Employee Group	7,493,875	346,542
(1)
Amount represents the dollar value of employee and employer matching contributions and number of shares purchased with these contributions. The dollar value of matching contributions only for Messrs. Gregory, Holladay and Derrick, the executive group and nonexecutive officer employee group would have been $1,125, $2,625, $375, $4,125, and $977,626, respectively. The fair market value per share of Synovus common stock at closing was $43.76 as of March 4, 2021.

The Board of Directors unanimously recommends that you vote “FOR” approval of the Synovus Financial Corp. 2021 Employee Stock Purchase Plan.
— 2021 Proxy Statement	29

PROPOSALS TO BE VOTED ON

Proposal 3	Approval of Synovus Financial Corp. 2021 Director Stock Purchase Plan
Background and Reasons for the Proposal
On February 25, 2021, the Board adopted the Synovus Financial Corp. 2021 Director Stock Purchase Plan, or DSPP, which, if approved by our shareholders, will be effective as of June 1, 2021. Unless otherwise indicated, all references to “DSPP” in the description below are references to the proposed DSPP.
The purpose of the DSPP is to more closely align the interests of our directors and the members of our market advisory boards with the interests of our shareholders by providing directors with a convenient means of purchasing Synovus stock in the open market. Synovus intends for the DSPP to promote interest in Synovus’ long-term success and growth. The DSPP also provides a mechanism through which Synovus directors can satisfy their obligations under our director stock ownership guidelines.
All shares of Synovus common stock purchased through the DSPP will be purchased on the open market, and Synovus will not directly issue any new shares under the DSPP.
Synovus currently maintains the Synovus Financial Corp. 2011 Director Stock Purchase Plan, or Old DSPP. The terms and conditions of the DSPP and Old DSPP are substantially the same with the following difference:
•
All contributions to the DSPP by participating directors will be made quarterly, rather than monthly for the participants who are market advisory directors and quarterly for participants who are Synovus directors as it is under the Old Plan.

A summary of the DSPP is set forth below. This summary is qualified in its entirety by the full text of the DSPP, which is attached to this Proxy Statement as Appendix C.
Eligibility and Participation
Any person who serves as a director of Synovus or Synovus Bank or who is a market advisory director of any division of Synovus Bank, which consisted of approximately 410 persons as of December 31, 2020, is eligible to participate in the DSPP. Participants may increase, decrease or stop their voluntary contributions to the DSPP deductions by making a new payroll deduction authorization election. Any change in participation election must be submitted at least thirty days prior to a contribution date to be effective for such contribution date.
Plan Agent
American Stock Transfer Company and Trust, LLC, or DSPP Agent, will act as agent of the DSPP.
Plan Contributions
Each eligible participant may contribute quarterly to the DSPP through automatic transfers from a demand deposit account maintained by the participant to the Agent. Participants who are directors of a market advisory board of Synovus Bank, or Advisory Directors, may elect to participate at one of three quarterly contribution levels:
Quarterly Advisory Director Participation Level	Quarterly Advisory Director Contribution Amount
A	$1,000.00
B	$666.66
C	$333.33
Directors of Synovus or Synovus Bank, or Synovus Directors, may make quarterly contributions to the DSPP in an amount of up to $5,000 per quarter. Persons who serve in multiple capacities as market advisory directors of one or more participating advisory boards shall be allowed to participate in the DSPP in only one such capacity, and, if such multiple capacities involve service as a Synovus Director and as an Advisory Director, such single participation shall be limited to participation at the Synovus Director level.
Synovus Matching Contributions
Participating Directors receive a matching contribution from Synovus. The matching contribution percentage may be up to 50% of each participant’s individual contribution to the DSPP and is expected to be 15% at the time the DSPP becomes effective. The Board of Directors of Synovus may reduce the matching percentage, and participants will be provided with written notice of any reduction in the matching percentage prior to the time such change becomes effective.
30	— 2021 Proxy Statement

PROPOSALS TO BE VOTED ON

Quarterly Open Market Purchases
After receipt of the participant contributions and Synovus matching contributions, the DSPP Agent will purchase shares of Synovus stock in the open market for the benefit of participants in the DSPP on a quarterly basis.
Holding Period for DSPP Shares
Shares of Synovus stock purchased by the DSPP Agent must be held in each participant’s account for a minimum of six months following the date of purchase. During this six-month period, the Synovus shares subject to the holding period may not be sold, transferred, assigned, pledged, or otherwise disposed of in any manner whatsoever, except as otherwise provided in the DSPP.
Rights in DSPP Shares
Participants have the rights and powers of ordinary Synovus shareholders over the shares of Synovus stock held for their benefit in the DSPP, including the right to vote the shares. As a DSPP participant, participants will receive cash dividends, stock dividends, stock splits and similar changes in ownership for the shares held for their benefit in the DSPP to the same extent as ordinary Synovus shareholders.
Issuance of Synovus Stock or Cash
Once the six-month holding period has lapsed, participants may at any time, either by telephone or electronically, or in any way authorized by Synovus, request that the DSPP Agent issue shares or sell shares held in the DSPP for their benefit.
Stopping DSPP Participation for Termination of Status as Director or Other Reasons
DSPP participants may stop their participation in the DSPP at any time by contacting Synovus at least thirty days prior to a contribution date. This election will be effective as soon as administratively practicable. If a participant’s status as a Synovus Director or an Advisory Director ends, then participation in the DSPP must also end. In either of these situations, the cash remaining in the participant’s DSPP account will be used to purchase Synovus shares as of the next quarterly purchase date. Once the six-month holding period has lapsed for his or her shares, the participant may instruct the DSPP Agent to distribute such participant’s shares or to sell such participant’s shares. The six-month holding period does not apply in the event of a participant’s termination of status as a director because of the death of a director. If a participant terminates participation in the DSPP and does not give instructions within 120 days following his or her termination of status as a participant, the DSPP Agent will issue all of such Participant’s shares to a Synovus Dividend Reinvestment and Direct Stock Purchase Plan account, regardless of whether the six-month holding period has been met.
Beneficiary Designation
DSPP participants are permitted to designate a beneficiary to receive their DSPP shares in the event of their death. They are permitted to change their beneficiary designation at any time.
Tax Consequences
Synovus matching contributions to the DSPP are treated as taxable compensation income to DSPP participants. In addition, participants receive a Form 1099 (or in the case of employee directors, an annual W-2 form) that reflects these tax consequences. Any Synovus cash dividends paid on the Synovus common stock held for a participant’s benefit in the DSPP is also taxable income. Stock dividends and stock splits received by the DSPP are not ordinarily taxable, but will result in an adjustment to each participant’s basis in the Synovus stock purchased for their benefit. Synovus may deduct, for federal and state income tax purposes, its contributions to the DSPP. In addition, Synovus may be able to deduct for income tax purposes the cost of administering the DSPP, including, but not limited to, compensation paid to the DSPP Agent and/or subagents.
Amendment, Termination and Suspension of the DSPP
Synovus reserves the right to amend the DSPP at any time; however, no amendment will reduce the amount of the contributions already made prior to the date of the amendment. Synovus plans to maintain the ESPP through June 1, 2031, but reserves the right to terminate the DSPP at any time prior to that date. If that happens, there will be no further participant payroll deductions and no additional employer contributions. Instead, the DSPP Agent will purchase Synovus stock with any remaining funds, if possible. The DSPP Agent will allocate the shares to all participants in the usual manner. The DSPP Agent will then deliver to each participant a certificate for all of the allocated shares of Synovus stock held for his or her benefit, together with any remaining cash balance. If not terminated earlier, the DSPP will terminate on June 1, 2031.
Synovus may amend or terminate the DSPP at any time. If the DSPP is terminated, no additional participant contributions to the DSPP will be made, but the DSPP Agent will purchase Synovus common stock out of available funds and allocate such stock to participant accounts in the usual manner. If the Board elects to suspend matching contributions to the DSPP, it will determine at that time whether to allow participant contributions to continue or whether all participant contributions are to be suspended. If the Board permits participant contributions to continue, each participant may elect to continue to participate in the DSPP or to suspend participant contributions on his or her own behalf.
— 2021 Proxy Statement	31

PROPOSALS TO BE VOTED ON

New Plan Benefits
The number of shares purchased under the DSPP, and therefore the benefits available to our directors and executive officers who are also directors under the DSPP, will depend on the participation level of the individual employee. Therefore, it is not presently possible to determine the benefits or amounts that will be received under the DSPP by any particular person or group pursuant to the DSPP in the future.
The table below shows the dollar value of contributions and the number of shares of Synovus common stock purchased under the Old DSPP in 2020 by our directors and advisory directors:
Name and Principal Position	Dollar Value(1)	Number of Shares(1)
Kessel D. Stelling, Jr. Chairman and Chief Executive Officer	$23,000	910
Kevin S. Blair President and Chief Operating Officer	0	0
Andrew J. Gregory, Jr. Executive Vice President and Chief Financial Officer	0	0
Mark Holladay Executive Vice President and Chief Risk Officer	0	0
Robert W. Derrick Executive Vice President and Chief Credit Officer	0	0
Executive Group	23,000	910
Nonexecutive Director Group	1,079,970	42,598
Nonexecutive Officer Employee Group	0	0
(1)
Amounts represent dollar value of participant and Synovus matching contributions and number of shares that would have been purchased had the DSPP been in effect in 2020. The dollar value of matching contributions only for Messrs. Stelling, the executive group and nonexecutive director group would have been $3,000, $3,000, and $140,865, respectively. The fair market value per share of Synovus common stock at closing was $43.76 as of March 4, 2021.

The Board of Directors unanimously recommends that you vote “FOR” approval of the Synovus Financial Corp. 2021 Director Stock Purchase Plan.
32	— 2021 Proxy Statement

PROPOSALS TO BE VOTED ON

Proposal 4	Approval of the Synovus Financial Corp. 2021 Omnibus Plan
Background and Reasons for the Proposal
Upon the recommendation of the Compensation Committee, on February 25, 2021, the Board of Directors adopted the Synovus Financial Corp. 2021 Omnibus Plan, or 2021 Plan, subject to shareholder approval. The purpose of the 2021 Plan is to advance the interests of Synovus and its shareholders through awards that give employees and directors a personal stake in Synovus’ growth, development and financial success. Awards under the 2021 Plan are designed to motivate employees and directors to devote their best interests to the business of Synovus. Awards will also help Synovus attract and retain the services of employees and directors who are in a position to make significant contributions to Synovus’ future success.
Under the Synovus Financial Corp. 2013 Omnibus Plan, or 2013 Plan, approximately 282,357 shares remain available for grant as of February 28, 2021. Accordingly, unless the 2021 Plan is approved, we will be severely limited in the awards we are able to grant in the future. If the 2021 Plan is approved, the authorized share pool will be comprised of 5.5 million shares, plus (1) the shares remaining available for issuance under the 2013 Plan as of April 21, 2021, the effective date of the 2021 Plan (not to exceed 300,000 shares) and (2) any shares underlying awards outstanding under the 2013 Plan as of the effective date that are subsequently forfeited.
Key Data Used to Determine the Number of Shares Needed
Significant Historical Award Information
Common measures of a stock plan’s cost include burn rate, overhang and dilution. The burn rate refers to annual share usage, which measures how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average burn rate(1) of approximately 0.5% of shares of our common stock outstanding per year. Dilution measures the degree to which our shareholders’ ownership has been diluted by stock-based compensation awarded under our various equity plans and also includes shares that may be awarded under our various equity plans in the future, which is commonly referred to as “overhang.”
Key Equity Metrics	FY2020 (%)	FY2019 (%)	FY2018 (%)
Burn Rate(1)	0.7	0.6	0.4
Overhang(2)	3.6
Dilution(3)	2.7
(1)
Burn rate is calculated by dividing the number of shares subject to equity awards granted during the applicable fiscal period (including additional shares granted as dividend equivalents and adjustments made to performance-based awards, and excluding shares assumed in connection with acquisitions) by the total number of shares of common stock outstanding during the applicable fiscal period.

(2)
Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants by (b) the fully diluted number of shares outstanding at the end of the year.

(3)
Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the fully diluted number of shares outstanding at the end of the fiscal year.

Future Share Needs
If the 2021 Plan is approved by our shareholders, the total number of shares available for grant will be 5.5 million shares. We expect this amount to last for approximately 7.5 years of awards. This estimate is based on an average annual burn rate of 0.5%, as described above. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our equity program and forfeitures of outstanding awards. The total overhang resulting from the share request, including awards outstanding under the 2013 Plan, represents approximately 6.1% of the shares of our fully diluted common stock outstanding as of February 28, 2021.
— 2021 Proxy Statement	33

PROPOSALS TO BE VOTED ON

Information on Equity Compensation Plans as of February 28, 2021
The information included in this Proxy Statement and our 2020 Annual Report is updated by the following information regarding all existing equity compensation plans as of February 28, 2021:
Total stock options outstanding(1)	2,067,152
Weighted-average exercise price of stock options outstanding	$22.43
Weighted-average remaining duration of stock options outstanding (years)	3.18
Total full value awards outstanding(2)	1,858,537
Shares available for grant under the 2013 Plan(3)	282,357
Total shares of common stock outstanding	148,646,284
(1)	No stock appreciation rights were outstanding as of February 28, 2021.
(2)	Grants of full value awards (RSUs, PSUs and MRSUs) count as two share equivalents under the 2013 Plan. The number of shares of outstanding PSUs assumes performance at the target level.
(3)	Assumes outstanding PSUs at the target level.
Notable Provisions of the 2021 Plan
The 2021 Plan contains a number of provisions that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including:
•
No liberal share counting. The 2021 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy tax withholding requirements. The 2021 Plan also prohibits “net share counting” upon the exercise of stock appreciation rights.

•	Minimum Vesting Requirements. With minimal exceptions, the 2021 Plan requires that all stock-based awards have a minimum vesting period of one year.
•	No repricing or cash buy-outs of stock options or SARs. The 2021 Plan prohibits the repricing or cash buy-outs of stock options or stock appreciation rights, or SARs, without shareholder approval.
•
No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•
Annual limit on awards to non-employee directors. The 2021 Plan imposes a grant date fair value limit on awards that may be granted to any one non-employee director in any calendar year ($350,000 or, in the case of the Chairman of the Board, $500,000).

•	No dividends on unvested or unearned awards. The 2021 Plan prohibits the current payment of dividends or dividend equivalent rights on unvested or unearned awards.
•	Compensation recoupment policy. Awards under the 2021 Plan will be subject to any compensation recoupment policy that we may adopt from time to time.
Summary of the 2021 Plan
The following is a summary of the material terms of the 2021 Plan. This summary is qualified in its entirety by the full text of the 2021 Plan, which is attached to this Proxy Statement as Appendix D.
Eligibility and Participation
Any employee of Synovus or any of its subsidiaries, any non-employee director of Synovus, and any non-employee advisory director of Synovus or a subsidiary, approximately 5,660 persons (which includes approximately 5,250 employees, 13 non-employee directors and 400 non-employee advisory directors) as of December 31, 2020, is eligible to participate in the 2021 Plan. Incentive stock options, however, may be granted only to employees. The Compensation Committee has discretion to select participants from year to year.
Permissible Awards
The 2021 Plan authorizes the grant of awards in any of the following forms:
•
Options to purchase shares of common stock, which may be nonqualified stock options or incentive stock options, or ISOs. The exercise price of an option granted under the 2021 Plan may not be less than the fair market value of Synovus’ common stock on the date of grant. Stock options granted under the 2021 Plan will have a term of not more than ten years.

•
SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the SAR. The base price of a SAR may not be less than the fair market value of Synovus’ common stock on the date of grant. SARs granted under the 2021 Plan will have a term of not more than ten years.

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee.
34	— 2021 Proxy Statement

PROPOSALS TO BE VOTED ON

•
Performance awards, which may be performance shares (denominated in shares of stock) or performance units (denominated in cash) and, in either case, are contingent upon performance-based vesting conditions.

•	Other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.
•	Cash-based awards.
All awards will be evidenced by a written award agreement between Synovus and the participant, which will include such provisions as may be specified by the Committee. Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.
Shares Available under the Plan
Subject to certain anti-dilution adjustments, the aggregate number of shares of Synovus common stock that may be granted to participants pursuant to awards granted under the 2021 Plan may not exceed 5.5 million shares, plus any shares remaining available for issuance under the 2013 Plan (not to exceed 300,000 shares) and any shares underlying awards outstanding under the 2013 Plan as of the effective date of the 2021 Plan that are subsequently forfeited.
Limit on Awards to Non-Employee Directors
Subject to certain anti-dilution adjustments, a non-employee director may not be granted awards with a grant date fair value in excess of $350,000 in any calendar year, except that a non-employee director serving as Chairman of the Board may receive an award of up to $500,000 in any calendar year.
Share Counting
Shares covered by an award count against the authorized share pool only to the extent they are actually issued. Any shares related to awards that (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash in lieu of shares, or (iii) are exchanged with the Committee’s permission prior to the issuance of shares for awards not involving shares, shall be available again for grant under the 2021 Plan. However, the full number of SARs granted that are to be settled by the issuance of shares is counted against the number of shares available for award under the 2021 Plan, regardless of the number of shares actually issued upon settlement of such SARs. Further, any shares withheld to satisfy tax withholding obligations on awards issued under the 2021 Plan, shares tendered to pay the exercise price of awards under the 2021 Plan, and shares repurchased on the open market with the proceeds of a stock option exercise will not be returned to the share pool for future awards. The shares available for issuance under the 2021 Plan may be authorized and unissued shares or treasury shares.
Minimum Vesting
Except with respect to a maximum of five percent (5%) of the shares authorized under the 2021 Plan, any stock-based awards that vest on the basis of the grantee’s continued employment with or provision of service to Synovus will provide for a minimum vesting requirement of one year and any stock-based that vest upon the attainment of performance goals will provide for a minimum performance period of one year.
Adjustments in Connection with Certain Events
In order to prevent dilution or enlargement of a participant’s rights under the 2021 Plan, the Committee shall substitute or adjust the number and kind of shares that may be issued under the 2021 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards in the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Synovus, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of Synovus, or any similar corporate event or transaction.
Duration of the 2021 Plan
The 2021 Plan will become effective on April 21, 2021 if it is approved by our shareholders at the Annual Meeting. The 2021 Plan will terminate after 10 years (or 10 years after any later amendment approved by our shareholder to increase the number of shares under the Plan) or, if sooner, when all shares reserved under the 2021 Plan have been issued. At any time, the Board of Directors may terminate the 2021 Plan. The termination of the 2021 Plan will not affect outstanding awards in any way.
Administration
The 2021 Plan will be administered by the Compensation Committee of the Board of Directors. The Committee has broad discretion to construe, interpret and administer the 2021 Plan, to select the individuals to be granted awards, to determine the number of shares to be subject to each award, and to determine the terms, conditions and duration of each award. The Committee’s decisions will be conclusive, final and binding upon all parties. The Committee may delegate to one or more of our officers the authority to grant awards to participants who are not directors or executive officers, within parameters specified by the Committee and applicable law.
— 2021 Proxy Statement	35

PROPOSALS TO BE VOTED ON

Amendment of the 2021 Plan
The Committee may amend, modify, suspend or terminate the 2021 Plan at any time; provided, however, that without the prior approval of our shareholders and except as provided in the plan’s anti-dilution provisions, (i) the exercise or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARs having an exercise or base price that is less than the original price, and (iii) we may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares underlying the option or SAR is lower than the exercise price of the option or base price of the SAR. In addition, no material amendment of the 2021 Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. No amendment, modification, suspension or termination of the 2021 Plan may adversely affect an existing award without the affected participant’s consent.
Change of Control
The effect of a change of control of Synovus on awards granted under the 2021 Plan will depend on whether the awards are assumed by the surviving entity or are otherwise equitably converted or substituted in the transaction. In the case of awards that are not so assumed or converted, and unless otherwise provided in the award agreement, any time-based awards will become vested and exercisable as of the date of the change of control, and the payout opportunities attainable under outstanding performance-based awards will vest based on target or actual performance measured as of the end of the calendar quarter immediately preceding the change of control (depending on the time during the performance period in which the change of control occurs) and the awards will be paid out on a pro rata basis, based on the time elapsed prior to the change of control. In the case of awards that are assumed by the surviving entity or are otherwise equitably converted or substituted in the change of control transaction, and unless otherwise provided in the award agreement, the above-described vesting acceleration will not occur unless the participant’s employment is terminated within two years following the change of control either (i) by the surviving entity without cause or (ii) by the participant for good reason as such terms are defined in the applicable award agreement or an applicable employment, severance or similar agreement.
Benefits to Named Executive Officers and Others
As of March 10, 2021, no awards had been granted under the 2021 Plan. Awards under the 2021 Plan will be granted at the discretion of the Committee. Accordingly, future awards under the 2021 Plan are not determinable. The fair market value per share of Synovus common stock at closing was $43.76 as of March 4, 2021.
Federal Income Tax Consequences of the 2021 Plan
The following discussion of the federal income tax consequences of awards granted under the 2021 Plan is intended only as a summary of the present federal income tax treatment of awards. These laws are highly technical and are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.
Nonqualified Stock Options
Nonqualified stock options granted under the 2021 Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. Synovus will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.
Incentive Stock Options
An employee will generally not recognize ordinary income on receipt or exercise of an incentive stock option so long as he or she has been an employee of Synovus or its subsidiaries from the date the incentive stock option was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the incentive stock option for one year after the date of exercise (and for two years from the date of grant of the incentive stock option), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, Synovus may not deduct any amount in connection with the incentive stock option. If an employee exercises an incentive stock option but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, Synovus will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.
36	— 2021 Proxy Statement

PROPOSALS TO BE VOTED ON

Stock Appreciation Rights
There are no immediate tax consequences to a participant when a stock appreciation right is granted. When a participant exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in common stock are normally includable in the participant’s gross income for regular income tax purposes. Synovus will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the common stock payable on the date of exercise.
Restricted Stock
The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, Synovus will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.
Restricted Stock Units
Generally, a participant will not recognize ordinary income until common stock, cash, or other property become payable under the restricted stock unit, even if the award vests in an earlier year. Synovus will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.
Performance Units / Performance Shares
Employees under the 2021 Plan incur no income tax liability upon the initial grant of performance units or performance shares. At the end of the performance or measurement period, however, employees realize ordinary income on any amounts received in cash or common stock. Any subsequent appreciation on the common stock is treated as a capital gain.
Cash-Based Awards / Other Stock-Based Awards
Any cash payments or the fair market value of any common stock or other property a participant receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, Synovus will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.
Deferred Compensation
All awards under the 2021 Plan must satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, or be exempt from such law, to avoid adverse tax consequences to participants.
Equity Compensation Plan Information
The following table gives information as of December 31, 2020 about Synovus common stock that may be issued under our existing equity compensation plans.
(in thousands, except per share data)	(a) Number of securities to be issued upon vesting of RSUs, MRSUs and PSUs (2)	(b) Number of securities to be issued upon exercise of outstanding options	(c) Weighted- average exercise price of outstanding options in column (b)	(d) Number of shares remaining available for issuance excluding shares reflected in columns (a) and (b)
Plan Category (1)
Shareholder approved equity compensation plans for shares of Synovus stock	1,660	2,401	$22.47	1,522(3)
Non-shareholder approved equity compensation plans	—	—	—	—
TOTAL	1,660	2,401	22.47	1,522(3)
(1)
Does not include information for equity compensation plans assumed by Synovus in mergers. A total of 2.0 million shares of common stock was issuable upon exercise of options granted under plans assumed in mergers and outstanding at December 31, 2020. The weighted average exercise price of all options granted under plans assumed in mergers and outstanding at December 31, 2020 was $23.67. Synovus cannot grant additional awards under these assumed plans.

(2)
Market restricted and performance share units included at defined target levels. Actual shares issued upon vesting may differ based on actual total shareholder return and ROAA and ROATCE (as defined) over the measurement period.

(3)	Includes 1.5 million shares available for future grants as share awards under the 2013 Omnibus Plan as of December 31, 2020.
The Board of Directors unanimously recommends that you vote “FOR” the approval of the Synovus Financial Corp. 2021 Omnibus Plan.
— 2021 Proxy Statement	37

PROPOSALS TO BE VOTED ON

Proposal 5	Approval of Advisory Vote on the Compensation of our Named Executive Officers as Determined by the Compensation Committee
Synovus believes that our compensation policies and procedures for our named executive officers are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. Synovus also believes that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. Each year, as required by Section 14A of the Securities Exchange Act, we give you, as a shareholder, the opportunity to endorse the compensation for our named executive officers. The proposal described below, commonly known as a “Say on Pay” proposal, gives you the opportunity to approve, on an advisory basis, such compensation as described in this Proxy Statement.
In deciding how to vote on this proposal, the Board encourages you to read the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement and the tabular and narrative disclosure which follows it. In those sections, we discuss each element of compensation, including base salaries, short-term incentives, long-term incentives and retirement benefits. We also discuss our policies and other factors which affect the decisions of our Compensation Committee.
In many cases, we are required to disclose in the executive compensation tables accounting or other non-cash estimates of future compensation. Because of this, we encourage you to read the footnotes and narratives which accompany each table in order to understand any non-cash items.
We believe our executive compensation is aligned with shareholders because:
•
We tie compensation to performance. A majority of executive compensation is at risk based on performance. Awards under our short-term and long-term incentive plans vary based on Synovus’ financial results and shareholder return.

•
We generally use objective criteria and performance metrics which relate to our strategic goals and results delivered for shareholders. In 2020, our incentive plans included adjusted EPS, adjusted revenue, adjusted tangible efficiency ratio, return on average tangible common equity, or ROATCE, and relative total shareholder return, or TSR.

•
Our annual incentive payouts, which were below target for 2020, reflected our 2020 results because our 2020 earnings did not meet our initial expectations despite strong efforts through the challenges of the COVID-10 pandemic.

•
Our program emphasizes alignment with long-term shareholders by granting more than half of incentives through equity awards and requiring executives to maintain equity holdings through stock ownership guidelines and “hold until retirement” policies.

•
We include specific methods for evaluating risk performance in our annual and long-term incentive plans, and adjusting payouts if necessary, to ensure that executives are not incentivized to take unnecessary or excessive risks.

We believe that the compensation delivered to each named executive officer in 2020 was fair, reasonable and aligned with our performance and strategic objectives.
Unless the Board modifies its policy on the frequency of future “Say on Pay” advisory votes, the next “Say on Pay” vote will be held at the 2022 annual meeting of shareholders.
The Board of Directors unanimously recommends that you vote “FOR” the advisory vote on the compensation of the named executive officers as determined by the Compensation Committee.
38	— 2021 Proxy Statement

PROPOSALS TO BE VOTED ON

Proposal 6	Ratification of Appointment of the Independent Auditor
The Audit Committee has appointed the firm of KPMG as the independent auditor to audit the consolidated financial statements of Synovus and its subsidiaries for the fiscal year ending December 31, 2021 and Synovus’ internal control over financial reporting as of December 31, 2021. KPMG has been appointed continuously since 1975 as our independent auditor. Although shareholder ratification of the appointment of Synovus’ independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for Synovus.
The Audit Committee annually reviews KPMG’s independence and performance in connection with the determination to retain KPMG. In conducting its review this year, the Audit Committee considered, among other things:
•	KPMG’s historical and recent performance on Synovus’ audit, including the extent and quality of KPMG’s communications with the Audit Committee;
•
feedback from Synovus’ senior management on the quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the current engagement by KPMG’s audit team;

•	data relating to audit quality and performance, including recent PCAOB reports on KPMG;
•	KPMG’s tenure as Synovus’ independent auditors and its depth of understanding of Synovus’ business, accounting policies and practices and internal control over financial reporting;
•	KPMG’s exhibited professional skepticism;
•	the expertise and capability of KPMG’s lead audit partner;
•	the advisability and potential impact of selecting a different independent public accounting firm; and
•	KPMG’s independence (see “Audit Committee Report” on page 43 of this Proxy Statement).
Based on the results of its review this year, the Audit Committee concluded that KPMG is independent and that it is in the best interests of Synovus and its shareholders to appoint KPMG to serve as Synovus’ independent auditor for 2021.
Synovus’ Audit Committee oversees the process for, and ultimately approves, the selection of the independent auditor’s lead engagement partner at the five-year mandatory rotation period. At the Audit Committee’s instruction, KPMG selects candidates to be considered for the lead engagement partner role, who are then interviewed by members of Synovus’ senior management. After discussing the results of senior management’s interviews, the members of the Audit Committee, as a group, interview the candidates. The Audit Committee then considers the appointment and votes on the selection.
Representatives of KPMG will be present virtually at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting.
The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of KPMG as the independent auditor for the year 2021.
— 2021 Proxy Statement	39

EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each executive officer of Synovus as of the date of this Proxy Statement.
Name	Age	Position with Synovus
Kessel D. Stelling(1)	64	Chairman of the Board and Chief Executive Officer
Kevin S. Blair(1)	50	President and Chief Operating Officer
Robert W. Derrick(2)	57	Executive Vice President and Chief Credit Officer
Andrew J. Gregory, Jr.(3)	45	Executive Vice President and Chief Financial Officer
Mark G. Holladay(4)	65	Executive Vice President and Chief Risk Officer
Jill K. Hurley(5)	41	Chief Accounting Officer and Controller
(1)
As Messrs. Stelling and Blair are directors of Synovus, relevant information pertaining to their positions with Synovus is set forth under the caption “Nominees for Election as Director” beginning on page 21 of this Proxy Statement.

(2)
Robert W. Derrick was elected Executive Vice President and Chief Credit Officer in January 2019. Prior to that time and since 2003, he served in various roles within Synovus’ credit division, including Chief Community Credit Officer and Group Executive – Credit Risk. Prior to joining Synovus in 2003, Mr. Derrick served in various capacities with Wachovia Bank. He has more than 34 years of experience in the banking industry.

(3)
Andrew J. Gregory, Jr. was elected Executive Vice President and Chief Financial Officer in June 2019. Prior to that time, he was Executive Vice President and Head of Corporate Financial Strategy of Regions Financial Corporation, having held that position since January 2019. From 2009 to 2019, he served in various leadership roles at Regions, including Executive Vice President and Head of Corporate Development and Profitability, Assistant Treasurer and Chief Investment Officer. Prior to joining Regions and for 10 years, Mr. Gregory was a Senior Vice President and Portfolio Manager at Wachovia Bank.

(4)
Mark G. Holladay was elected Executive Vice President and Chief Risk Officer of Synovus in October 2008. From 2000 to 2008, Mr. Holladay served as Executive Vice President and Chief Credit Officer of Synovus. From 1974 until 2000, Mr. Holladay served in various capacities with Columbus Bank and Trust Company, one of our former banking divisions, including Executive Vice President.

(5)
Jill K. Hurley was elected Chief Accounting Officer in August 2018 and was elected Controller in January 2020. Prior to joining Synovus in 2018, and since February 2015, Ms. Hurley was Director of Financial Reporting and Accounting Policy at IberiaBank Corporation. From 2012 to 2015, she served as Business Unit Controller for Regions Bank. Prior to joining Regions, Ms. Hurley served 10 years in public accounting and is a Certified Public Accountant.

40	— 2021 Proxy Statement

STOCK OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
The following table sets forth ownership of shares of Synovus common stock by each director, each director nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of January 31, 2021.
Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares of Common Stock Beneficially Owned	Restricted Stock Units(2)	Total(2)
Tim E. Bentsen	18,179(3)	*	9,393	27,572
Kevin S. Blair	65,914(4)	*	73,149	139,063
F. Dixon Brooke, Jr.	52,499(5)	*	9,393	61,892
Stephen T. Butler	956,796(6)	*	9,393	966,189
Elizabeth W. Camp	34,531	*	9,393	43,924
Pedro Cherry	679	*	—	679
Robert W. Derrick	5,649	*	13,003	18,652
Andrew J. Gregory, Jr.	9,606	*	18,882	28,488
Mark G. Holladay	67,513(7)	*	22,132	89,645
Diana M. Murphy	7,230	*	9,393	16,623
Harris Pastides	15,230	*	9,393	24,623
Joseph J. Prochaska, Jr.	18,206(8)	*	9,393	27,599
John L. Stallworth	5,057	*	9,393	14,450
Kessel D. Stelling	350,192(9)	*	116,080	466,272
Barry L. Storey	36,869(10)	*	9,393	46,262
Teresa White	—	*	7,818	7,818
Directors and Executive Officers as a Group (17 persons)	1,646,432	1.1%	338,158	1,984,590
*	Less than one percent of the outstanding shares of Synovus stock.
(1)
Beneficial ownership is determined under the rules and regulations of the SEC, which provide that a person is deemed to beneficially own all shares of common stock that such person has the right to acquire within 60 days. Share numbers in this column include restricted stock units that will vest within 60 days of January 31, 2021 as follows:

Name	Number of RSUs vesting within 60 days
Kevin S. Blair	28,114
Robert W. Derrick	2,763
Andrew J. Gregory, Jr.	1,906
Mark G. Holladay	11,539
Kessel D. Stelling	63,072
In addition, the executive officers other than our executive officers named in the Summary Compensation Table had rights to acquire an aggregate of 1,165 shares of Synovus stock through restricted stock units that will vest within 60 days.
This column includes shares held by spouses, minor children, Individual Retirement Accounts (IRAs) and trusts as to which each such person has beneficial ownership. With respect to directors, this column also includes shares allocated to such director’s individual accounts under the Synovus 2011 Director Stock Purchase Plan; with respect to executive officers, this column includes shares allocated to such person’s individual accounts under the Synovus 2011 Employee Stock Purchase Plan, Synovus’ 401(k) savings plan and IRAs.
None of the shares of Synovus stock held by these other executive officers were pledged or otherwise held in a margin account.
(2)
While shares held in the “Restricted Stock Units” column do not represent a right of the holder to receive our common stock within 60 days, these amounts are being disclosed because we believe they further our goal of aligning directors and executive management with shareholder interests. These restricted stock units are in the form of RSUs, market restricted stock units and PSUs. In addition, this column includes the accrued dividend equivalent rights related to these restricted stock units. Shares in the “Total” column include these shares as well as shares deemed to be beneficially owned pursuant to the rules and regulations of the SEC.

(3)
Includes 3,055 shares held in an IRA account. In addition, Mr. Bentsen beneficially owns 8,000 shares of Synovus’ Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, or Series D Preferred.

(4)	Includes 1,260 shares held in an IRA account. In addition, Mr. Blair beneficially owns 2,000 shares of Series D Preferred.
(5)	Includes 7,668 shares held by his spouse.
(6)
Includes 56,857 shares held in a family partnership in which Mr. Butler’s spouse has shared investment and voting powers, 244,387 shares held in various trusts in which Mr. Butler has shared investment and voting powers and 633,897 shares held in a family trust in which Mr. Butler shares a pecuniary interest but as to which Mr. Butler disclaims beneficial ownership. In addition, Mr. Butler beneficially owns 2,000 shares of Series D Preferred.

(7)	In addition, Mr. Holladay beneficially owns 4,000 shares of Series D Preferred.
(8)	Includes 5,300 shares held in an IRA account.
(9)	Includes 17,297 shares held in trust in which Mr. Stelling has shared voting powers and 13 shares in his 401(k) savings plan account.
(10)
Includes 14,285 shares held in a family trust in which Mr. Storey has shared investment and voting powers. In addition, Mr. Storey beneficially owns 4,000 shares of Series D Preferred and 1,000 shares of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E.

— 2021 Proxy Statement	41

PRINCIPAL SHAREHOLDERS
The following table sets forth the number of shares of Synovus common stock held by the only known holders of more than 5% of the outstanding shares of Synovus common stock as of December 31, 2020.
Name and Address of Beneficial Owner	Shares of Synovus Stock Beneficially Owned as of 12/31/20	Percentage of Outstanding Shares of Synovus Stock Beneficially Owned as of 12/31/20(1)
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	13,175,187(2)	8.9%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	12,993,265(3)	8.8%
Wellington Management Group LLP 280 Congress Street Boston, Massachusetts 02210	8,929,317(4)	6.0%
(1)	The ownership percentages set forth in this column are based upon Synovus’ issued and outstanding shares as of December 31, 2020.
(2)
This information is based upon information included in a Schedule 13G filed with the SEC on February 1, 2021 by BlackRock, Inc. BlackRock, Inc., together with its affiliates, reports sole voting power with respect to 12,611,586 shares and sole dispositive power with respect to 13,175,187 shares.

(3)
This information is based upon information included in a Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group, Inc. The Vanguard Group, Inc., together with its affiliates, reports shared voting power with respect to 99,693 shares, sole dispositive power with respect to 12,767,094 shares and shared dispositive power with respect to 226,171 shares.

(4)
This information is based upon information included in a Schedule 13G filed with the SEC on February 4, 2021 by Wellington Management Group LLP. Wellington Management Group LLC, together with its affiliates, reports shared voting power with respect to 8,124,709 shares and shared dispositive power with respect to 8,929,317 shares.

42	— 2021 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is comprised of five directors, each of whom the Board has determined to be an independent director as defined by the listing standards of the NYSE and the categorical standards of independence set by the Board. The duties of the Audit Committee are summarized in this Proxy Statement under “Corporate Governance and Board Matters—Committees of the Board” beginning on page 9 and are more fully described in the Audit Committee charter adopted by the Board of Directors. A copy of the Audit Committee charter is available in the Corporate Governance section of our website at investor.synovus.com.
One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight responsibility regarding the integrity of Synovus’ financial statements and systems of internal controls. Management is responsible for Synovus’ accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of Synovus’ consolidated financial statements. KPMG, Synovus’ independent auditor, is responsible for performing an independent audit of Synovus’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing opinions on whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States and on the effectiveness of Synovus’ internal control over financial reporting. The Audit Committee is directly responsible for the compensation, appointment and oversight of KPMG. The function of the Audit Committee is not to duplicate the activities of management or the independent auditor, but to monitor and oversee Synovus’ financial reporting process.
In discharging its responsibilities regarding the financial reporting process, the Audit Committee:
•
Reviewed and discussed with management and KPMG Synovus’ audited consolidated financial statements as of and for the year ended December 31, 2020 and related information, including non-GAAP financial measures, and other disclosures included in Synovus’ earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the Securities and Exchange Commission;

•
Reviewed and discussed with management and KPMG management’s assessment of the effectiveness of Synovus’ internal control over financial reporting and KPMG’s evaluation of Synovus’ internal control over financial reporting;

•	Discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;
•	Discussed with KPMG its identification and communication of Synovus’ critical audit matters in the auditor’s report included in the 2020 Annual Report;
•
Received from KPMG the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG their independence; and

•	Considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence and concluded that KPMG is independent from Synovus and its management.
The Audit Committee has discussed with Synovus’ internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee regularly meets with Synovus’ internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their observations and recommendations regarding Synovus’ internal controls.
Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission.
The Audit Committee
Joseph J. Prochaska, Jr., Chair
Tim E. Bentsen
F. Dixon Brooke, Jr.
Pedro Cherry
Diana M. Murphy
— 2021 Proxy Statement	43

AUDIT COMMITTEE REPORT

KPMG Fees and Services
The following table presents fees for professional audit services rendered by KPMG for the audit of Synovus’ annual consolidated financial statements for the years ended December 31, 2020 and December 31, 2019 and fees billed for other services rendered by KPMG during those periods.
	2020	2019
Audit Fees(1)	$2,618,032	$3,968,908
Audit Related Fees(2)	242,500	315,444
Tax Fees(3)	86,926	223,067
All Other Fees(4)	1,780	1,780

	$2,949,238	$4,509,199
(1)
Audit fees consisted of fees for professional services provided in connection with the audits of Synovus’ consolidated financial statements and internal control over financial reporting, reviews of quarterly financial statements, issuance of comfort letters and other SEC filing matters, and audit or attestation services provided in connection with other statutory or regulatory filings.

(2)
Audit related fees consisted principally of fees for assurance, attestation and related services that are reasonably related to the performance of the audit or review of Synovus’ financial statements and are not reported above under the caption “Audit Fees.”

(3)	Tax fees consisted of fees for tax consulting and compliance, tax advice and tax planning services.
(4)	All other fees consisted of subscription-based services including software licenses.
Policy on Audit Committee Pre-Approval
The Audit Committee has the responsibility for appointing, setting the compensation for and overseeing the work of Synovus’ independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. Synovus’ Audit Committee Pre-Approval Policy addresses services included within the four categories of audit and permissible non-audit services, which include Audit Services, Audit Related Services, Tax Services and All Other Services.
The Audit Committee uses a combination of two approaches to pre-approve audit and permitted non-audit services performed by the independent auditor: class pre-approval and specific pre-approval. Class pre-approval is reserved for certain limited audit, audit-related and tax services, as approved by the Audit Committee each year. All other services performed by the independent auditor must be specifically pre-approved by the Audit Committee. For instance, the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition, the Audit Committee must specifically approve permissible non-audit services classified as All Other Services.
Prior to engagement, management submits to the Committee for approval a detailed list of the Audit Services, Audit Related Services and Tax Services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Each service is allocated to the appropriate category and, where specific pre-approval is required, the specific service is accompanied by a budget estimating the cost of that service. The Committee will, if appropriate, approve both the list of Audit Services, Audit Related Services and Tax Services, the classification of the service and where specific pre-approval is required, the budget for such services.
The Committee is informed at each Committee meeting as to the services actually provided by the independent auditor pursuant to the Pre-Approval Policy. Any proposed service that is not separately listed in the Pre-Approval Policy or any service exceeding the pre-approved fee levels must be specifically pre-approved by the Committee. The Audit Committee has delegated pre-approval authority (on engagements not exceeding $100,000) to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions made by him to the Committee at its next scheduled meeting.
All of the services described in the table above under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Committee pursuant to legal requirements and the Committee’s charter and Pre-Approval Policy.
44	— 2021 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
CD&A Overview
The following Compensation Discussion and Analysis, or CD&A, describes our compensation program for our named executive officers, who are listed in the table below:
Name	Title
Kessel D. Stelling	Chairman of the Board and Chief Executive Officer
Kevin S. Blair	President and Chief Operating Officer
Andrew J. Gregory, Jr.	Executive Vice President and Chief Financial Officer
Mark G. Holladay	Executive Vice President and Chief Risk Officer
Robert W. Derrick	Executive Vice President and Chief Credit Officer
Specifically, the CD&A addresses:
•	how our 2020 performance aligns with our 2020 compensation (set forth in the section entitled “Executive Summary”);
•	each element of compensation and our “mix” of compensation for 2020 (set forth in the section entitled “Elements and Mix of Compensation for Past Fiscal Year”);
•	the objectives of our compensation program (set forth in the section entitled “Compensation Philosophy and Key Considerations”);
•	what our compensation program is designed to reward (also described in the section entitled “Compensation Philosophy and Key Considerations”);
•
how each compensation element and our decisions regarding that element fit into Synovus’ overall compensation objectives and affect decisions regarding other elements (described with each element of compensation, as well as in the section entitled “Competitive Market Data”);

•	why each element was chosen (described with each element of compensation, including base pay, short-term incentives and long-term incentives);
•	how amounts for pay are determined (also described with each element of compensation, including base pay, short-term incentives and long-term incentives);
•	information regarding post-termination compensation (our executives generally do not have employment agreements—see the section entitled “Employment and Termination Agreements”); and
•
our compensation framework, including our compensation process, compensation policies and risk considerations (described in the section entitled “Compensation Framework: Compensation Policies, Compensation Process and Risk Considerations”).

For additional information about the Compensation Committee and its charter, its processes and procedures for administering executive compensation, the role of compensation consultants and other governance information, please see “Corporate Governance and Board Matters—Committees of the Board—Compensation Committee” on page 10 of this Proxy Statement.
Executive Summary
2020 Economic Environment
The U.S. economy contracted in the first half of 2020 due to the COVID-19 pandemic, ending the longest expansionary period in U.S. history. During March 2020, in an effort to lessen the impact of COVID-19 on consumers and businesses, the Federal Reserve reduced the target range for the federal funds rate 1.5 percentage points to 0.00 from 0.25 percent, and the U.S. government enacted the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, the largest economic stimulus package in the nation’s history. The U.S. economy began to recover somewhat during the third quarter of 2020. On December 27, 2020, the U.S government amended the CARES Act through the Consolidated Appropriations Act of 2021 to add additional stimulus relief to mitigate the continued impacts of the pandemic. While certain metrics suggest improving economic conditions, uncertainty remains regarding the trajectory of the economic recovery, the impact of government stimulus, the success of the COVID-19 vaccine, as well as the effects of the change in presidential and congressional administrations.
Synovus Response
Synovus responded to the pandemic beginning in March 2020, supporting our customers, team members, and communities through such measures as remote work capabilities and branch service enhancements; COVID-19 related bonus payments and benefits for team members directly impacted by the virus; payment deferments on approximately $6 billion of our loan portfolio during the second quarter; and accelerated investments in several technology initiatives that provided more convenience and a better digital experience as customers adapted to this highly virtual environment. Through our participation in the Paycheck Protection Program (PPP), we funded close to 19,000 loans totaling nearly $2.9 billion during the second quarter to assist customers. Synovus is also participating in the newest round of PPP, with over 8,000 loan applications submitted, totaling $1 billion in new
— 2021 Proxy Statement	45

EXECUTIVE COMPENSATION

requests as of February 24, 2021. Additionally, although the vast majority of our customers were no longer in a deferment program at the end of the year, we continued to work with our borrowers who have been significantly impacted by the pandemic, largely concentrated in hospitality related segments including hotels and full-service restaurants. In our communities, we responded to the healthcare crisis with financial contributions to more than a dozen organizations for relief efforts, matching contributions for COVID-19 donations to the American Red Cross, and meal donations for first responders and health care workers.
Synovus Forward
We announced Synovus Forward in January 2020, a plan to add $100 million pre-tax run rate benefit by the end of 2021 through a combination of revenue and expense initiatives. Our expense initiatives include reductions in third-party spend of $25 million; branch rationalization with 13 branches consolidated during 2020, with $5 million in savings; and organizational staffing efficiencies, with a voluntary early retirement program and back-office staffing optimization, with $13 million in benefit in 2021. Our revenue initiatives include market-based repricing of our treasury and payment solutions offerings, with an anticipated benefit of $9 million in the first half of 2021; aggressive repricing of deposits; a commercial analytics program; and significant improvements in our digital capabilities. In January 2021, we announced an additional $75 million pre-tax run rate benefit to be achieved by year-end 2022, with anticipated benefits from both revenue and expense initiatives, with a heavier weight toward revenues.
Executive Transition
In December, we announced an executive transition plan and Kevin S. Blair was named to Synovus’ Board of Directors, effective immediately. In April 2021, Chairman and CEO Kessel D. Stelling will transition into the role of Executive Chairman and Mr. Blair will succeed Mr. Stelling as CEO. For additional information regarding Mr. Stelling’s “succession letter,” see the “Employment and Termination Agreements” section on page 54 of this Proxy Statement.
2020 Financial Performance Highlights
•
Earnings growth—Net income available to common shareholders for 2020 was $341 million, a decrease of 37% compared to $541 million for 2019. Net income per diluted common share was $2.30 in 2020 compared to $3.47 in 2019. Adjusted net income* for 2020 was $357 million, or $2.41 per diluted common share compared to $608 million, or $3.90 per diluted common share, for 2019. Significant drivers in the reduction include near zero short-term interest rates since March 2020, lower economic growth during the healthcare pandemic, and the increase in allowance for credit losses of $371 million.

•
Net interest income—Net interest income for 2020 was $1.5 billion, down $83 million, or 5%, from 2019, due primarily to the decline in market interest rates as well as a 21 basis points decline in purchase accounting adjustments resulting from the acquisition of FCB Financial Holdings, Inc. The net interest margin was 3.18% for 2020, a decrease of 52 basis points from 2019.

•
Non-interest revenue—Non-interest revenue for 2020 was $507 million, up $151 million, or 42%, compared to 2019. Excluding securities gains, non-interest revenue was $428 million, up $64 million, or 18%, from 2019. The increase was primarily driven by strong net mortgage revenue of $91 million, an increase of $59 million or 180%.

•
Efficiency—Non-interest expense for 2020 was $1.2 billion, an increase of $81 million, or 7%, compared to 2019. The efficiency ratio-FTE for 2020 was 58.32% compared to 56.22% in 2019. The adjusted tangible efficiency ratio* for 2020 was 55.74%, compared to 51.82% in 2019.

•
Loans and Deposits —Total loans ended the year at $38.3 billion, an increase of $1.1 billion or 3% from 2019. Total deposits were $46.7 billion at December 31, 2020, an increase of $8 billion, or 22%, compared to year-end 2019, with core transaction deposits growing from $24.2 billion to $32.8 billion over the same period.

•
Credit quality—Despite the rapid and deep contraction in the economy, we maintained solid credit quality during the year. Non-performing loans, non-performing assets, and past dues stabilized by year-end, reflecting sustained vigilance in underwriting and monitoring. Net charge-offs for 2020 were 24 basis points compared to 16 basis points for 2019. The allowance for credit losses, however, increased from 0.76% of loans to 1.71% due to the adoption of CECL on January 1, 2020, and the sensitivity of the CECL model to the challenged economic environment.

•
Capital management—We demonstrated the strength of our capital management capabilities in 2020 with stronger capital ratios at year-end achieved by retaining capital, while also building allowance ratios in light of additional economic stress and uncertainty. The CET1 ratio increased 71 basis points from the prior year to 9.66% at year-end 2020, and total risk-based capital ratio, at 13.42%, was the highest since 2014.

For additional information related to our business and subsidiaries, including a detailed description of our operating results and financial condition for 2021, please refer to our 2020 Annual Report that accompanies this Proxy Statement.
* For a reconciliation of the foregoing non-GAAP financial measures to the most comparable GAAP measures, please refer to Appendix E of this Proxy Statement.
Impact of COVID-19 on 2020 Executive Compensation
In addition to impacting of our 2020 business results, the recessionary economic conditions resulting from the COVID-19 pandemic also impacted our executive compensation in 2020. As a result, our performance on both our short-term and long-term incentive plans fell short of our goals which were based on a more optimistic forecast of economic conditions for 2020. Our short-term incentive plan performance formula for 2020 resulted in a calculated payout for 2020 less than target, while the performance shares component of our long-term incentive and grants made in 2018, which measured our performance over for the 2018-2020 performance period, resulted in no payout for those awards as described below.
46	— 2021 Proxy Statement

EXECUTIVE COMPENSATION

2020 Compensation
2020 compensation outcomes reflected our performance as described below:
Total Direct Compensation Pay Mix
CEO TARGET TOTAL DIRECT COMPENSATION	OTHER NEOs TARGET TOTAL DIRECT COMPENSATION

Base Salaries
•
Neither Mr. Stelling nor any of Synovus’ named executive officers received a base salary increase in 2020, with one exception that took place prior to the pandemic outbreak. Mr. Derrick received a 13.8% base salary increase, effective February 9, 2020, based upon market comparisons and his increased responsibilities. While the Compensation Committee reviewed market comparisons and recognized that some cash salaries were below the market median, there were no other base salary increases due to the uncertain economic conditions in 2020, consistent with other team members at Synovus who generally did not receive base salary increases in 2020.

Short-Term Incentives
•
Consistent with prior years, our annual incentive plan included formulaic performance goals as well as several qualitative factors based on our strategic priorities that may result in discretionary adjustments.

•	The following chart summarizes the provisions of our short-term award incentive plan for 2020:
Form of Award	Payout Formula Measures	Qualitative Adjustment Factors	Payout Range
Cash	Adjusted EPS (60%), Adjusted Revenue (20%), Adjusted Tangible Efficiency Ratio (20%)	Quality of Financial Results, Strategic Initiatives, External Factors, Regulatory Compliance, Risk Management, Total Shareholder Return and Individual Performance	0% to 150% of Target
•
Our 2020 financial results under the formulaic component of the annual incentive plan resulted in a preliminary payout of 50.85% of target. The Compensation Committee reviewed the qualitative factors it had previously approved, as well as supplemental financial analyses designed to measure the Company’s 2020 performance while accounting for plan variances related to the recessionary economic conditions. These supplemental analyses resulted in payouts that would have been at or significantly above target. After review and consideration of the qualitative factors and supplemental analyses, the Compensation Committee approved payouts at 90% of target for the named executive officers. For more information regarding the Committee’s annual incentive determination, please see “Payout Determination” on page 52 of this Proxy Statement.

Long-Term Incentives
•
Our long-term incentive program for executive officers is comprised of two equity vehicles which link our executives’ compensation to performance results: PSUs and RSUs. The following chart summarizes the key provisions of our long-term grants made in 2020:

Form of Award	Vesting	Payout Features
PSUs (60% of award value)	100% after 3 years	Payouts from 0% to 150% of target based upon Weighted Return on Average Tangible Common Equity and Relative Total Shareholder Return
RSUs (40% of award value)	⅓ per year over 3 years (33⅓% per year)	Time-based vesting based upon continued employment with Synovus
The PSU awards are subject to possible downward discretionary adjustment based upon risk considerations—see page 53 of this Proxy Statement. The PSUs and RSUs are also subject to the Company’s clawback policy.
•
Because of our stock ownership guidelines and “hold until retirement” requirements, executive officers hold a significant amount of Synovus common stock, further aligning their interests with shareholders’ interests.

— 2021 Proxy Statement	47

EXECUTIVE COMPENSATION

•
Because the economic conditions that were built into our performance measures under our long-term incentive awards for the 2018-2020 performance period did not anticipate the impact of the pandemic, we did not meet the performance thresholds for the PSUs that were granted in 2018 and all shares were forfeited.

We believe that the compensation delivered to each named executive officer in 2020 was fair, reasonable and aligned with our performance and our strategic objectives.
Executive Compensation Governance
We continue to maintain strong governance features in connection with our executive compensation program, as outlined in the table below and further discussed in this CD&A.
WHAT WE DO
✓	Pay for Performance - See page 48
✓	Mitigate Risk in Incentive Programs - See page 57
✓	Require Meaningful Share Ownership and Retention of Shares until Retirement - See page 56
✓	Review Tally Sheets - See page 57
✓	Provide Reasonable “Double Trigger” Change in Control Provisions - See page 54
✓	Retain an Independent Compensation Consultant - See page 56
✓	Maintain Clawback Policy Covering Inaccurate Financials and Material Risk Management Failures - See page 56
✓	Include Risk-Based Forfeiture Provisions in Equity Awards - See page 53
WHAT WE DON’T DO
✗	Limited Employment Contracts - See page 54
✗	No Option Repricing - See page 56
✗	No Hedging of Synovus Equity Securities by Executive Officers and Directors - See page 56
✗	No Pledging of Synovus Equity Securities by Executive Officers and Directors - See page 56
✗	No Personal Use of Aircraft – See page 54
Results of 2020 Advisory Vote to Approve Executive Compensation
At the 2020 annual meeting of shareholders, we held an advisory vote on executive compensation for 2019. Over 98% of the votes cast were in favor of this advisory proposal. The Compensation Committee considered this favorable outcome and believed the results conveyed our shareholders’ support of our executive compensation programs and did not make any specific changes to our executive compensation programs as a result of this vote. At the Annual Meeting, we will again hold an annual advisory vote to approve executive compensation paid in 2020. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.
Compensation Philosophy and Key Considerations
Synovus has established a compensation program for our executives that is performance-oriented and designed to support our strategic goals. Our compensation philosophy, as well as how our program aligns with the philosophy, is described in the table below.
Compensation Philosophy and Key Considerations	How Our Program Aligns with Our Philosophy
Competitive Program:

•  Compensation plans are designed to allow us to compete in the markets in which we seek executive talent.

• Competitive pay opportunities facilitate recruitment, retention and motivation of top-level executive talent.
• Target pay opportunities are assessed relative to the median of market pay practices.
Emphasis on Performance:

• A significant portion of total compensation should be at risk based on short and long-term performance.

• Pay outcomes vary based on performance: average pay for average performance, above average pay for above average performance and below average pay for lower performance.

• Compensation generally should be earned by executives while actively employed.

• A majority of compensation is at risk based on performance.

• Payouts from the annual incentive plan vary based on results versus our annual financial and strategic objectives.

• Long-term incentives are provided entirely through equity awards, and the ultimate value delivered will vary based on financial results and shareholder return.

Support Strategic Goals: Compensation plans are designed to support corporate strategic goals and drive the creation of shareholder value.
• Annual incentive plan aligns with strategic goals of earnings performance through both revenue growth and expense
 management, while performance shares are based on increasing
 ROATCE performance and relative total shareholder return.

48	— 2021 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Philosophy and Key Considerations	How Our Program Aligns with Our Philosophy

• The qualitative component of the annual incentive plan includes an assessment of progress on key strategic priorities outlined at the beginning of the year. See “Corporate Governance and Board
 Matters – Strategic Direction” on page 11 of this Proxy Statement for a discussion of these priorities.

• Long-term incentives also reward shareholder value creation by providing all awards in equity and varying payouts of PSUs based on performance.

Alignment with Long-Term Shareholders: Executives should have meaningful equity stakes that focus them on creating long-term shareholder value.
• Over half of incentives are awarded through equity awards vesting over multiple years.

• Stock ownership guidelines as well as requirement to retain 50% of net shares until retirement ensure strong and increasing alignment with shareholders.

• Our Corporate Governance Guidelines prohibit hedges and pledges of our stock by directors and executive officers.

Discourage Excessive Risk-Taking: Plans should ensure executives are not incentivized to take unnecessary or excessive risks that threaten the value of Synovus.
• The Compensation Committee meets annually with the Chief Risk
 Officer to discuss a risk assessment of our plans.

• Both the annual and long-term incentive plans have specific methods for evaluating risk performance and adjusting payouts if necessary.

Elements and Mix of Compensation for Past Fiscal Year
Synovus has a performance-oriented executive compensation program that is designed to support our corporate strategic goals, including growth in earnings and growth in shareholder value. The elements of our regular total compensation program and the objectives of each element are identified in the following table and discussed in more detail below:
Compensation Element	Objective		Key Features
Base Pay	Compensate an executive for performing his or her job on a daily basis.
Fixed cash salary generally targeted within a range of the median (50th percentile) of identified list of peer companies (companies with similar size and scope of banking operations) for similar positions. In establishing salaries, the Committee also considers each executive’s performance, experience and responsibilities as well as internal equity considerations.

Short-Term Incentives	•	Provide an incentive for executives to meet critical annual goals that support our long-term strategy.
The formulaic performance goals under our cash-based annual incentive plan for 2020 were based 60% on adjusted EPS, 20% on adjusted revenue and 20% on adjusted tangible efficiency ratio. The award payout may range from 0% to 150% of the target and for each executive based upon performance compared to the formulaic goals and consideration of several qualitative factors. For 2020, executives had target annual incentive opportunities ranging between 60% and 125% of base salary.

	•	Promote pay for performance.
	•	Ensure a competitive program given the marketplace prevalence of short-term incentive compensation.
Long-Term Incentives	•
Provide an incentive for our executives to provide exceptional shareholder return to Synovus’ shareholders by tying a significant portion of their compensation opportunity to growth in shareholder value.

We granted PSUs and RSUs in 2020 so that all of our long-term incentive awards are linked to performance. The “mix” of long-term incentives granted in 2020 was 60% PSUs and 40% RSUs. The PSUs have a three-year performance period and also require three years of service. Under the performance formula, the payment of the PSUs may range from 0% to 150% of the target award based on Synovus’ weighted average ROATCE and relative TSR during the performance period. The RSUs have a three-year service requirement (one-third vest each year) based on continued employment with Synovus.

	•	Align the interests of executives with shareholders by awarding executives equity in Synovus.
	•	Ensure a competitive compensation program given the market prevalence of long-term incentive compensation.
	•	Include a vesting schedule designed to retain our executives.
Perquisites	•	Small component of pay intended to provide an economic benefit to executives to promote their recruitment and retention.
Perquisites in 2020 were limited to financial planning, relocation benefits, and life insurance coverage for certain officers and, in addition, transportation services, a housing allowance and security alarm monitoring for Mr. Stelling. Perquisites did not include auto allowances, club dues or personal travel on corporate aircraft.

	•	Align our compensation plan with competitive practices.
Retirement Plans	Defined contribution plans designed to provide income following an executive’s retirement, combined with a		Plans offered include a 401(k) savings plan and a deferred compensation plan.
— 2021 Proxy Statement	49

EXECUTIVE COMPENSATION

Compensation Element	Objective	Key Features
deferred compensation plan to replace benefits lost under Synovus’ qualified plans.
Change of Control Agreements	Provide orderly transition and continuity of management following a change of control of Synovus.
Upon “double trigger” (change of control followed by qualifying termination within two years), agreements provide for two to three times the executive’s base salary and bonus. The Compensation Committee has committed that any new change of control agreements will not permit excise tax gross-ups.

Base Pay Decisions in 2020
Neither Mr. Stelling nor any of Synovus’ named executive officers received a base salary increase in 2020, with one exception that took place prior to the pandemic outbreak. Mr. Derrick received a 13.8% base salary increase, effective February 9, 2020, based upon market comparisons and in light of his increased responsibilities. While the Committee reviewed market comparisons and recognized that some cash salaries were below the market median, there were no other base salary increases due to uncertain economic conditions in 2020, consistent with other team members at Synovus who generally did not receive base salary increases in 2020. As a result, individual performance was not a significant factor used in determining base pay for Synovus’ named executive officers in 2020.
Short-Term Incentive Decisions in 2020
We target our short-term incentive plan opportunities to approximate the median of peer practices. Each year, the Compensation Committee determines the appropriate performance measures that best support our business strategy and establishes target goals based upon management’s confidential business plan and corresponding annual budget for that year.
Actual payouts under the plan may vary from 0% to 150% of the target based upon Synovus and each executive’s performance compared to the performance goals. Target awards for 2020, expressed as a percentage of base salary, were 125% for Mr. Stelling, 100% for Mr. Blair, 75% for Mr. Gregory, and 60% for each of Messrs. Holladay and Derrick.
Formulaic Performance Goals
We used three financial performance measures for the formulaic performance goals under our short-term incentive plan for 2020. Adjusted earnings per share (60%) and adjusted revenue (20%) were selected as measures of earnings and revenue growth during the year. The adjusted tangible efficiency ratio (20%) was selected as a measure of expense management and how well we all are managing each dollar of revenue.
The following chart summarizes the threshold, target and maximum goals for each formulaic performance measure as well as the actual performance and resulting payout calculation:
	Weight	Threshold	Target	Maximum	Actual	Percent of Target	Weighted Results
Adjusted EPS[1]	60%	$3.11	$3.38	$3.60	$2.41	-80.23%	0%
Adjusted Revenue[1]	20%	$1.85M	$1.9M	$1.94M	$1,938,980	148.73%	29.74%
Adjusted Tangible Efficiency Ratio[1]	20%	56.7%	55.9%	54.5%	55.74%	105.40%	21.11%
							50.85%
(1)
The amounts exclude non-recurring items and certain items that are not indicative of ongoing operations. For a reconciliation of adjusted EPS, adjusted revenue and adjusted tangible efficiency ratio to GAAP measures, please refer to Appendix E of this Proxy Statement.

Qualitative Performance Factors
The qualitative factors are designed to provide the Compensation Committee with the opportunity to adjust payouts based on a holistic review of the Company’s performance for the year, including the quality of our financial results and our performance on key strategic priorities. The qualitative factors are established at the beginning of the year and are designed to provide the Compensation Committee with an overview of items deemed critical to the Company’s success. Based upon the results of the qualitative factors, the Committee determines whether adjustments (either upward or downward) to the formulaic performance result are appropriate in finalizing individual incentive payouts.
The factors chosen by the Compensation Committee at the beginning of 2020 based upon the Company’s strategic plan, and the key results for each factor, are summarized below:
•
Quality of Earnings—On an adjusted basis, and when excluding the impact of the significant unplanned reserve, or allowance, build in 2020, due to COVID-19, the quality of earnings was strong. Revenue outperformed expectations as the benefits from fee revenue growth, led by mortgage, and interest income from the PPP more than offset the environmental headwinds of lower loan growth and lower interest rates. Expenses were higher than plan due to mortgage commissions, COVID-19 related expenses and third party spend largely associated with Synovus Forward initiatives and the processing associated with the PPP. The net result of this was an outperformance relative to expectations on adjusted pre-provision net

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revenue. Credit performance, as measured by current credit metrics including net charge-off and non-performing asset ratios, remained at long term lows. On a GAAP basis, significant gains on sales of investment securities available for sale ($79 million net for the year) positively contributed to net income and EPS while the $45 million goodwill impairment charge and $27 million in restructuring charges negatively impacted net income and EPS.
•
Credit Quality—Due to the continued focus on prudent underwriting and risk management practices, credit metrics remain at cycle lows. The unexpected downturn in economic conditions resulting from COVID-19 did not have a material impact on credit metrics in 2020, outside of the reserve, or allowance, build. Credit performance was positively impacted by governmental stimulus as well as Synovus’ support, with an initial deferral program offered during the first half of 2020 and continued support on a case-by-case basis, during the second half of 2020. This has caused defaults and charge-offs to remain very low considering the recessionary conditions in 2020. Approximately 2% of loans are under some form of accommodation due to COVID-19 at year-end.

•
Composition of Loan Growth—Loan growth was significantly impacted by the economic contraction in 2020. In 2020, loans increased by $1.1 billion including $2.2 billion in growth due to PPP and a $1.5 billion reduction in consumer loans, primarily driven by the strategic disposition of third-party lending partnership loans. Outside of PPP growth, commercial and industrial loans increased $411 million and commercial real estate loans increased $77 million for the year.

•
Quality of Deposit Growth—For 2020, deposits increased by approximately $8.3 billion primarily driven by strong growth in the wholesale and community banking segments of $3.6 billion and $3.7 billion, respectively. There was significant augmentation within the commercial and wholesale customer segments as businesses have held onto cash during this low rate and uncertain economic environment. The mix of deposits was positively shifted from customer CDs (down $2.6 billion) and into non-brokered transaction accounts (up to $10.7 billion) as demand for fixed rate instruments declined and Synovus strategically reduced time deposit rates.

•
Strategic Initiatives: Transformation Initiative—We launched Synovus Forward in 2020 with a commitment of $100 million in pre-tax run rate performance improvement and the stated ambition to achieve top quartile financial performance as compared to peers. The program is on-track to deliver the initial committed results by year-end 2021. The successful implementation of the third-party spend reduction, a voluntary early retirement program, as well as revenue initiatives such as pricing for value, commercial “Smart” analytics, and other initiatives are expected to lead to the stated performance enhancements throughout 2021. Additional initiatives will be identified in 2021 to progress further towards top quartile efficiency and profitability.

•
Strategic Initiatives: Core Deposit Growth vs. Plan—Core deposits were $6.2 billion ahead of plan due to increased production and augmentation across the demand deposit and money market products within the community and wholesale banking segments.

•
Strategic Initiatives: Inclusion and Diversity—Our stated targets related to inclusion and diversity are to achieve 40% representation of females and 15% representation from people of color in senior leadership roles by the end of 2021. As of December 31, 2020, females represented 37% of senior leadership roles and people of color represented 14%. We had a number of advancements in 2020, including the launch of five employee resource groups (approximately 10% of team members have joined as of year-end), implementation of unconscious bias training for all leaders, and the establishment of a CEO African American Advisory Council. We have also increased accountability through executive management I&D self-assessments and action plans.

•
Strategic Initiatives: Team Member Engagement—Team member engagement continues to be favorable as onboarding, team member engagement and exit surveys are trending positively. Given the efforts taken in 2020 to support the safety and wellness of our team members, as well as adjustments made to compensation supporting the incremental efforts provided due to the COVID-19 environment, overall team member morale is high.

•
Strategic Initiatives: Account Growth—In 2020, Synovus served approximately 19,000 customers in accessing PPP loans. These loans, totalling $2.9 billion, helped our customers through the severe economic contraction. Delivering these loans to customers required the creation of internal processes to ensure compliance with the Small Business Administration’s program to secure loan commitments before government funds were exhausted. In so doing, we generated nearly 2,000 new relationships. During 2020, there was a 1.5% reduction in the number of deposit accounts. However, time deposit accounts decreased 31% due to our strategic shift away from rate sensitive CD customers. Excluding this time deposit activity, we have increased total accounts by 2.5%. While this is below our 3% target, it slightly improved during the year as we grew non-interest bearing deposits, and several deposit initiatives within the Synovus Forward initiative are expected to improve performance into 2021.

•
Strategic Initiatives: Customer Experience—Customer sentiment was high in 2020, as evidenced by third-party surveys as well as the strong net promoter and customer satisfaction scores (at or higher than prior year) that are tracked across the three channels where we have installed on-going measurement (branch, call center and mortgage).

•
Strategic Initiatives: Consumer Digital Adoption—Digital adoption numbers were up significantly in 2020, supported by the drive to digital during the pandemic and significant enhancements to the experience. We had a 13% increase in digital enrollment in 2020; a 51% increase in paperless statement adoption; and since roll-out of Zelle in the fourth quarter, a 58% increase in real time payment volume. Online account origination of our Inspire checking account product began in the fourth quarter, with 20% of Inspire’s total production fulfilled on-line.

•
External Factors—The most significant external factor in 2020 was the change in the economic and interest rate environment due to the COVID-19 pandemic. The Company’s response to this environment is discussed in “Synovus Response” on page 45 of this Proxy Statement.

•
Risk Management/Regulatory Compliance—The Compensation Committee viewed the Company’s risk management and regulatory compliance as satisfactory based on reviews of our regulatory compliance scorecard and our risk management scorecard.

•	Total Shareholder Return—The Company’s three-year and five-year TSR was above the median of peers while our one-year TSR was in the third quartile of peers.
•	Individual Performance—The Compensation Committee also reviewed individual performance as reflected in performance evaluations.
*For a reconciliation of the foregoing non-GAAP financial measures to the most comparable GAAP measure, please refer to Appendix E of this Proxy Statement.
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Supplemental Analyses and Payout Determination
During 2020, the Committee held several discussions regarding the impact of the pandemic on our financial results and the short-term incentive plan. The Committee recognized that, due to unprecedented changes in the underlying economic environment resulting from the pandemic, the original goals established under the 2020 plan were less relevant and the ability to meet or exceed the goals were largely taken out of the control of management. As a result of the COVID-19 pandemic, interest rates declined more significantly than was anticipated, provision expense increased to levels commensurate with a recessionary period and the overall demand for banking services declined due to the shuttering of businesses and a reduction in economic activity. As a result, the Committee considered adjusting the standard plan formula and/or goals during the year, but decided it would be most effective to maintain the original formula while retaining discretion to assess performance and payouts under supplemental financial performance analyses as well as the qualitative factors provided for in the plan.
The Committee reviewed several alternative analyses that were designed to measure the Company’s 2020 performance while accounting for plan variances related to the recessionary economic conditions, adjusting for both positive and negative factors considered outside of management’s control. For example, one of the alternative calculations replaced our budgeted adjusted earnings per share with our budgeted pre-provision net revenue, but also included a negative adjustment for the variance between budgeted and actual net-charge offs for the year. This calculation, which also reflected our effective tax rate, was considered to neutralize the impact of our provision expense, which increased significantly due to our implementation of the Current Expected Credit Losses accounting standard and the challenged economic environment. The supplemental analyses reviewed by the Committee would have resulted in payouts that were at or significantly above target.
In determining 2020 annual incentive payouts, the Committee considered the results of the standard payout formula as well as the supplemental analyses that included the impact of the factors described above as well as the significant accomplishments of the executive team in serving our customers, employees and local communities during the challenges of 2020. After careful deliberation, the Compensation Committee approved annual incentive award payouts of 90% of target for Mr. Stelling and for each of the other named executive officers. The Committee considered the recommendation of the CEO when determining payouts for named executive officers other than the CEO. The annual short-term incentive award payout amount for each named executive officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table set forth on page 58 of this Proxy Statement.
Long-Term Incentive Decisions in 2020
The Committee made two changes to the long-term incentive program in 2020. First, the Committee added relative TSR as a performance measure for our PSUs in place of return on average assets. This change was made to further align PSU payouts with results experienced by our shareholders and create a balance between absolute and relative performance in the PSU performance measures. Second, the Committee replaced the market restricted stock units, or MRSUs, previously provided with RSUs. The Committee made the change to RSUs to simplify our program and ease communication, given that MRSUs are not a common equity vehicle in the market.
The Company grants all long-term incentive awards in equity to link the value of the awards to Company performance. In 2020 we continued to award 60% of our long-term incentives as PSUs to support the performance-based nature of our program. The remaining awards were granted as RSUs.
Individual long-term incentive award amounts were determined after the Compensation Committee reviewed market comparisons for similarly-situated positions. The Compensation Committee granted PSUs and RSUs to Mr. Stelling in 2020 based on market comparisons. The Compensation Committee also granted the Company’s other named executive officers long-term incentive awards for 2020 based upon market comparisons as set forth in the Grants of Plan-Based Awards Table on page 59 of this Proxy Statement. As described below, PSUs are subject to downward discretion adjustment if the Compensation Committee determines risks were not properly considered in achieving the performance results. In addition, the PSUs and RSUs are subject to the Company’s clawback policy.
Performance Stock Units (PSUs)
The PSUs have both a performance vesting component and a service vesting component. Under the performance vesting component for 2020, Synovus’ weighted average ROATCE (as adjusted) is measured over a three-year performance period (2020-2022). The Committee uses ROATCE as a performance measure given its increasing focus in our communications with shareholders and due to its incorporation of both earnings and capital management. ROATCE is calculated based on our adjusted earnings divided by our average tangible shareholder’s equity less preferred stock, goodwill and other intangibles. The performance formula for ROATCE places a higher weighting on the third year of the performance period. The Committee added relative TSR as a performance measure because it is a direct measure of the Company’s return to shareholders relative to the Company’s competitors. The comparator TSR is based on the beginning and ending TSR of the banks in the KBW Nasdaq Regional Banking Index at the beginning and end of the applicable performance period. The actual payout of the PSUs may range from 0% to 150% of the target amount based upon Synovus’ weighted average ROATCE (as adjusted) and relative TSR during the performance period compared to the performance formula approved by the Compensation Committee. The service vesting component specifies that shares earned based on performance results will vest after three years of service.
The ROATCE performance targets set by the Compensation Committee are based upon assumptions that are contained in our confidential business plan for the three-year performance period. Because these performance targets are based on our non-public business plan, the Company does not publicly disclose the actual performance targets until the completion of the performance period. The portion of PSUs based on our relative TSR will pay 50% of target for performance at the 25th percentile, 100% of target for performance at the 50th percentile, and 150% of target for performance at the 75th percentile.
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No Payout for 2018-2020 PSUs. The following charts show the calculation of the performance formula for the PSUs granted in 2018, which were based 50% on our weighted average Return on Average Assets (ROAA) and 50% on our weighted average ROATCE. All of the shares were forfeited because our results did not meet the payout thresholds established by the Committee for the 2018-2020 performance period as a result of forecasted economic conditions in 2020 being significantly worse than our projections when the goals were established. The following tables outline our results relative to the established goals:
ROAA (as adjusted)(1) Performance Calculation
Year	Weighting	Target	Actual
2018	25%	1.30%	1.40%
2019	25%	1.35%	1.35%
2020	50%	1.40%	0.75%
3-Year Weighted Average ROAA (as adjusted)		1.36%	1.06%
ROATCE (as adjusted)(1) Performance Calculation
Year	Weighting	Target	Actual
2018	25%	14.28%	15.66%
2019	25%	15.02%	16.10%
2020	50%	15.55%	9.12%
3-Year Weighted Average ROATCE (as adjusted)		15.10%	12.50%
(1)
Return on Average Assets (as adjusted) and Return on Average Tangible Common Equity (as adjusted) excludes non-recurring items and certain other items that are not indicative of ongoing operations. For a reconciliation of ROAA and ROATCE to the most comparable GAAP measure, please refer to Appendix E of this Proxy Statement.

Performance Goals and Payout Calculation
	Threshold	Target	Maximum	Actual
Performance Criteria 3-Year ROAA (as adjusted)	1.26%	1.36%	1.41%	1.06%
Performance Criteria 3-Year ROATCE (as adjusted)	14.19%	15.1%	15.88%	12.5%
Payout (as a Percentage of Target)	50%	100%	150%	0%
Restricted Stock Units (RSUs)
The RSUs have a service-based vesting schedule, with the RSUs vesting one-third each year over a three-year period subject to each executive’s continued employment with Synovus.
Prior to 2020, executives were granted MRSUs which had a service-based vesting component as well as a TSR multiplier. Under the service-based vesting component, the MRSUs vest one-third each year over a three-year period subject to each executive’s continued employment with Synovus. Under the TSR multiplier, the “target” amount of MRSUs which vest each year are adjusted upward or downward up to 25% in direct relationship to the annual total return experienced by our shareholders. In 2020, one-third MRSUs that were granted on February 9, 2017, February 8, 2018 and February 7, 2019, vested with payout percentages of 108%, 108.4% and 109.3%, respectively. In 2021, one-third of the MRSUs that were granted on February 8, 2018 and February 7, 2019 vested with payout percentages of 105.2% and 104.8%, respectively.
Potential Reductions to Equity Awards Due to Risk Concerns
Both the PSUs and MRSUs are subject to downward adjustment if future results suggest risk was not properly considered in achieving the results on which the number of units awarded were based. The Compensation Committee will consider if reductions are warranted if any of the following occur during the vesting period: (1) Synovus or a line of business experiences a material loss, (2) Synovus or an individual executive fails to comply with risk policies or properly address risk concerns, or (3) regulatory capital falls below regulatory capital requirements. The Compensation Committee did not exercise downward discretion with respect to the PSUs or MRSUs that vested during 2020. The PSUs, MRSUs and RSUs are also subject to the Company’s clawback policy, which provides for both potential forfeitures of unvested awards and recoupments of vested awards, as discussed on page 56 of this Proxy Statement.
Perquisites
Perquisites are a small part of our executive compensation program. Perquisites are offered to increase the productivity of our executives and align our compensation program with competitive practices because similar positions at Synovus’ competitors offer similar perquisites. The perquisites offered by Synovus in 2020 were limited to financial planning, relocation benefits, and the actuarial value of salary continuation life insurance coverage for certain officers. In addition, perquisites included transportation services, security alarm monitoring and a housing allowance for Mr. Stelling. The Company’s incremental cost of providing these benefits is included as “All Other Compensation” in the Summary Compensation Table and is
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described in more detail in footnotes 3 and 4 of the Summary Compensation Table on page 58 of this Proxy Statement. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate.
The Company did not provide auto allowances or reimbursements for club dues to executives in 2020. In addition, the Committee suspended the personal use of aircraft by the Company’s executives in 2009, although the Committee may approve exceptions to that policy. No exceptions were approved during 2020.
Retirement and Deferred Compensation Plans
Our compensation program also includes retirement plans designed to provide income following an executive’s retirement. Synovus’ compensation program is designed to reflect Synovus’ philosophy that compensation generally should be earned while actively employed. Although retirement benefits are paid following an executive’s retirement, the benefits are earned while employed. We have chosen to use defined contribution retirement plans because we believe that defined benefit plans are difficult to understand and communicate, and contributions to defined benefit plans often depend upon factors that are beyond Synovus’ control, such as the earnings performance of the assets in such plans compared to actuarial assumptions inherent in such plans. Synovus offered a 401(k) savings plan to its employees in 2020. The 401(k) savings plan offers an employer matching contribution of up to 5% of compensation.
In addition to the 401(k) savings plan, the Deferred Compensation Plan, or the Deferred Plan, replaces benefits foregone under the 401(k) savings plan due to legal limits imposed by the Internal Revenue Service, or IRS. The Deferred Plan does not provide “above market” interest. Instead, participants in the Deferred Plan can choose to invest their accounts among mutual funds that are the same as the mutual funds that are offered in the 401(k) savings plan. The executives’ Deferred Plan accounts are held in a rabbi trust, which is subject to claims by Synovus’ creditors. The employer matching contribution to the Deferred Plan for 2020 for named executive officers is set forth in the “All Other Compensation” column in the Summary Compensation Table, and the earnings on the Deferred Plan accounts during 2020 for named executive officers is set forth in the “Aggregate Earnings in Last FY” column in the Nonqualified Deferred Compensation Table. Mr. Stelling also participates in a deferred compensation plan entered into with Riverside Bank, or the Riverside Plan, prior to Riverside Bank’s acquisition by Synovus. The obligations under the Riverside Plan, which was initially effective January 1, 2003, were assumed by Synovus Bank when Synovus consolidated its banking charters in 2010. Under the Riverside Plan, the beginning benefit amount specified in the plan is increased by 3% for each year of service attained by Mr. Stelling. The total benefit amount under the Riverside Plan is payable to Mr. Stelling in monthly payments over a period of 15 years following his attainment of age 65 or in a single lump sum payment in the event of his death or disability. The total benefit amount under the Riverside Plan as of December 31, 2020 is included in Mr. Stelling’s balance in the Nonqualified Deferred Compensation Table and Synovus’ contribution to the Riverside Plan for 2020 is included in the “All Other Compensation” column in the Summary Compensation Table.
Employment and Termination Agreements
Synovus does not generally enter into employment agreements with its executives, except in unusual circumstances such as acquisitions and for succession and transition planning. In connection with the succession and transition plan announced on December 17, 2020, Mr. Stelling and the Company entered into a letter agreement (the “succession letter”) on the same date setting forth the terms applicable to his ongoing service as Executive Chairman from April 21, 2021 through December 31, 2022 and thereafter, as an advisor through December 31, 2024. The Committee and the Board believed it was advisable to enter into the succession letter with Mr. Stelling to ensure continuity through the CEO transition, retain the benefit of his experience and expertise, and secure a noncompetition restriction and employee and customer non-solicitation covenants while he is providing services to the Company and for two years thereafter.
The succession letter provides that, with respect to his service to the Company in the 2021 and 2022 performance years, Mr. Stelling will continue to receive his current annual base salary and will be eligible for short- and long-term incentive compensation as determined by the Compensation Committee of the Board on a basis no less favorable than previously applied to him, although for the 2022 performance year his target annual incentive opportunity will be reduced to 100% of his base salary and his target long-term incentive opportunity will be reduced to 200% of his base salary. For each year of service as an advisor, Mr. Stelling will receive an annual fee equal to his base salary, office and administrative support, financial planning assistance and security alarm monitoring service. In addition, in connection with the leadership transition of the Company and in recognition of the shareholder value created and maintained through the development of the Company’s executive team, Mr. Stelling’s continued commitment to serve the Company during the implementation of the Company’s succession plan and ensure the orderly transition of his responsibilities as CEO to his successor and his agreeing to be bound by the noncompetition and other restrictive covenants, effective January 1, 2021, Mr. Stelling was granted a cash transition award in the amount equal to the average of the amount of his “Total” compensation less the amounts reported as “All Other Compensation” as reflected in the Company’s Summary Compensation Table for each of the three completed calendar years prior to the date of the succession letter. As such, the value of the transition award is $5,284,810. The transition award will vest in two equal installments on the second and third anniversaries of the succession date (April 21, 2023 and April 21, 2024), subject to Mr. Stelling’s continued provision of services outlined in the succession letter. For more information, including the terms applicable upon certain terminations of Mr. Stelling’s employment, see “Potential Payouts Upon Termination or Change of Control” on page 61 of this Proxy Statement.
In considering the terms of the succession letter, the Committee and the Board took into account the benefits to the Company of the continued commitment and dedication of Mr. Stelling and the critical importance of ensuring a seamless and stable leadership transition during a tumultuous economic and historical period. The Committee developed Mr. Stelling’s duties and responsibilities with his input and a focus on prioritizing initiatives that would uniquely benefit from his stature and experience, both during his service as Executive Chairman and as an advisor. During his service as Executive Chairman, these responsibilities include chairing Board and shareholder meetings; providing advice, guidance and assistance to the CEO; contributing to the Company’s strategic and operational plans and the business initiatives of the Company; leading special projects identified by the Board; assisting with the maintenance and development of community, customer and business relations; and carrying out such other duties as requested by the Board, which may include leveraging his relationships, stature and experience to develop, strengthening and growing business relationships and opportunities; overseeing the Company’s Leadership Development Curriculum; developing and advancing the Company’s ESG activities and initiatives, and continuing to be involved with regulatory relations and industry programs and events. During his service as an advisor, Mr. Stelling’s duties and responsibilities will in many respects be a continuation of those he had prior to his retirement, as they relate to being available
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to advise the CEO, assisting with special projects identified by the Board, maintaining and developing community, customer and business relations and continuing to lead the initiatives advanced by him while serving as the Executive Chairman.
Synovus uses change of control arrangements with its executives to ensure: (1) the retention of executives and an orderly transition during a change of control, (2) that executives would be financially protected in the event of a change of control so they continue to act in the best interests of Synovus while continuing to manage Synovus during a change of control, and (3) a competitive compensation package because such arrangements are common in the market and it was determined that such agreements were important in recruiting executive talent. The change of control agreements in place for the named executive officers provide for a lump sum payment equal to two to three years of base salary and the affected executive’s average bonus for the past three years, as well as two to three years of health and welfare benefits. These payments and benefits are paid only in the event of a “double trigger,” requiring a change of control followed by termination of an executive’s employment by Synovus for any reason other than “cause,” death or disability, or by the executive for “good reason,” within two years of the change of control. For more information, see “Potential Payouts upon Termination or Change of Control” on page 61 of this Proxy Statement. In June 2012, the Committee adopted a policy prohibiting tax gross-ups from any new change of control agreements.
Competitive Market Data
The Compensation Committee historically has evaluated comparative data relating to total direct compensation (salary, short-term incentive opportunities, and long-term incentive opportunities) to assess the executive compensation practices of competitor companies. The Compensation Committee continued this practice in 2020, with the assistance of Meridian. Findings from this comparative evaluation were used to assist the Compensation Committee in establishing the compensation opportunities for executives in 2020.
For 2020, the Compensation Committee used a peer group of 16 banks as part of its evaluation. When approved by the Committee, the peer group included eight banks with higher assets and eight banks with lower assets than Synovus and none of the peer banks had more than three times Synovus’ assets. As part of its evaluation of market practices, the Compensation Committee reviewed the most recent proxy data available for the banks listed below, as well as data appropriate to our industry and company size from external market surveys. When reviewing this data, the Compensation Committee focused on total direct compensation opportunities, not necessarily the amount of compensation actually paid, which varies depending upon each companies’ performance results.
Associated Banc-Corp.	Huntington Bancshares, Inc.
BOK Financial Corp.	M&T BankCorp.
Bank United, Inc.	New York Community Bancorp, Inc.
Comerica Inc.	People’s United Financial, Inc.
Cullen/Frost Bankers, Inc.	Popular, Inc.
First Horizon National Corp.	Regions Financial Corp.
FNB Corp.	TCF Financial Corp.
Hancock Whitney Corp.	Zions Bancorporation
Compensation Framework: Compensation Policies, Compensation Process and Risk Considerations
Compensation Policies
Stock Ownership/Retention Guidelines
To align the interests of its executives with shareholders, Synovus implemented stock ownership guidelines for its executives. Under the guidelines, executives are required to maintain ownership of Synovus common stock equal to at least a specified multiple of base salary, as set forth in the table below:
Named Executive Officer	Ownership Level (as multiple of base salary)
Chief Executive Officer	5x
President	4x
All Other Named Executive Officers	3x
The guidelines are reviewed at the beginning of each calendar year. Executives have a five-year grace period to fully achieve the guideline with an interim three-year goal. Until the guideline is achieved, executives are required to retain all net shares received upon the exercise of stock options or vesting of other stock-based awards, excluding shares used to pay an option’s exercise price and any taxes due upon exercise or vesting of an award. In determining compliance, the guidelines allow consideration of any stock options or other stock-based awards granted to executives, including restricted stock units and performance stock units. In the event of a severe financial hardship, the guidelines permit the development of an alternative ownership plan by the Chairman of the Board of Directors and Chairman of the Compensation Committee.
All current executives were in compliance with the guidelines (with applicable grace periods) as of January 1, 2021.
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Hold Until Retirement Provision
Synovus has also adopted a “hold until retirement” policy that applies to all unexercised stock options and unvested restricted stock and restricted stock unit awards. Under this policy, executives that have attained the stock ownership guidelines described above are also required to retain ownership of 50% of all stock acquired through Synovus’ equity compensation plans (after taxes and transaction costs) until their retirement or other termination of employment. The “hold until retirement” requirement further aligns the interests of our executives with shareholders.
Clawback Policy
Our 2013 Omnibus Plan (and our proposed 2021 Omnibus Plan) and award agreements contain language that makes all awards to executives subject to a recoupment or clawback policy approved by the Compensation Committee. The Compensation Committee initially approved a clawback policy in 2014 and Compensation Committee updated and strengthened the policy in 2018. Under the updated policy, any incentive compensation paid to Synovus’ executive officers that is based upon materially inaccurate performance metrics or financial statements, or material failures in the management of company financial, operational, or reputational risks that result in or are reasonably expected to result in a material adverse impact to Synovus or a business unit, are subject to clawback.
Anti-Hedging Policy
Synovus does not allow directors or executive officers to hedge the value of Synovus equity securities held directly or indirectly by the director or executive officer. Synovus’ policy prohibits the purchase or sale of puts, calls, options or other derivative securities based on Synovus’ securities, as well as hedging or monetization transactions, such as zero-cost collars and forward sale contracts or other derivative securities based on Synovus securities. The anti-hedging policy does not extend to all team members of Synovus but is limited to our directors, executive officers and certain other designated insiders.
Anti-Pledging Policy
Synovus’ Corporate Governance Guidelines and Insider Trading Policy prohibit pledges of our stock by directors and executive officers.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation paid by a publicly-traded corporation to certain named executive officers for amounts in excess of $1 million. Although the Committee considers the deductibility of compensation, it believes it is important to maintain flexibility in ensuring compensation programs are effective and in the best interest of shareholders. Accordingly, the Committee may approve compensation that is not fully tax deductible if it believes the benefits of doing so outweigh the loss of a tax deduction.
Accounting Considerations
We account for all compensation paid in accordance with generally accepted accounting principles. The accounting treatment is considered by the Committee but has not generally been the primary driver in determining the form of compensation paid to named executive officers.
No Option Repricing
Our 2013 Omnibus Plan prohibits the repricing of stock options and stock appreciation rights without shareholder approval.
Timing of Equity Awards
If the Compensation Committee is taking action to approve equity awards on or near the date that Synovus’ annual earnings are released, the Committee has established the grant date for equity awards to executives as: (a) the last business day of the month in which earnings are released or, if later, (b) one complete business day following the date of the earnings release. This policy ensures that the annual earnings release has time to be absorbed by the market before equity awards are granted.
Compensation Process
Role of Compensation Committee and Compensation Consultant in Compensation Process
The roles of the Compensation Committee and its compensation consultant in the compensation process are described in detail on page 10 of this Proxy Statement under “Corporate Governance and Board Matters—Committees of the Board—Compensation Committee.”
Role of the Executive Officers in the Compensation Process
Synovus’ Chief Executive Officer generally attends Compensation Committee meetings by invitation of the Compensation Committee, and other executives may also attend at the invitation of the Committee. The Chief Executive Officer and other executives provide management perspective on issues under consideration by the Committee, and the Chief Executive Officer makes proposals regarding the compensation of the named executive officers other than himself. No members of management have authority to vote on Compensation Committee matters. The Compensation Committee regularly meets in executive session without any executive officers present. For more information regarding Compensation Committee meetings, please refer to page 10 of this Proxy Statement under “Corporate Governance and Board Matters—Committees of the Board—Compensation Committee.”
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Tally Sheets
The Compensation Committee historically has used annual tally sheets to add up all components of compensation for the Chief Executive Officer and the other named executive officers, including base salary, bonus, long-term incentives, accumulative realized and unrealized stock options and restricted stock gains, the dollar value of perquisites and the total cost to the Company, and earnings and accumulated payment obligations under Synovus’ nonqualified deferred compensation program. Tally sheets also provide estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, voluntary or involuntary termination, death and disability. Tally sheets are used to provide the Compensation Committee with total compensation amounts for each executive so that the Committee can determine whether the amounts are in line with our compensation strategy. The Compensation Committee reviewed tally sheets for the Chief Executive Officer and for Synovus’ other named executive officers in October 2020 and concluded that their total compensation is fair and reasonable.
Risk Considerations
Our compensation program is reviewed by several different groups to ensure that the risks involved with the program are appropriately assessed and managed. The compensation risks are first reviewed by the management team that designs, implements and administers the program. Incentive compensation programs are also reviewed by the Executive Risk Committee, a management committee chaired by our Chief Risk Officer. As a part of this process, management completes a thorough risk assessment for each plan, assessing the administrative, strategic and financial risk of each compensation plan, ensuring consistency in the review and administration of each plan and producing an overall risk assessment rating for each plan. Moreover, management reviews each plan for alignment with Synovus’ strategic objectives and assesses whether the payouts are equitable for value generated to Synovus and whether the plans encourage unnecessary risk-taking by Synovus’ participants. The Compensation Committee met with the Chief Risk Officer to review a comprehensive risk assessment of our 2020 compensation plans.
Synovus’ employee incentive plans are broadly classified by business unit: incentive plans for Synovus’ banking divisions and incentive plans for Synovus’ Financial Management Services division. All of the plans were assessed for risk factors in different categories, including financial risks, strategic risks, and administrative risks. Each plan was assigned a level of risk ranking from “1” (lowest risk) to “5” (highest risk) for each risk category. Any plan that received a “4” or “5” in any category was modified through the implementation of additional controls to ensure appropriate mitigation of risks. After the implementation of such controls, no plans were ranked higher than a “3.” After reviewing the incentive plans and the Company’s risk assessment process, the Compensation Committee concluded that there were no unnecessary risks under the plans and there were no risks arising from the Company’s compensation policies and practices that were likely to have a material adverse effect on the Company.
COMPENSATION COMMITTEE REPORT
CD&A
Synovus’ Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in Synovus’ 2021 Annual Report and in this Proxy Statement.
The Compensation Committee
Tim E. Bentsen, Chair
F. Dixon Brooke, Jr.
Stephen T. Butler
Joseph J. Prochaska, Jr.
Barry L. Storey
Teresa White
— 2021 Proxy Statement	57

SUMMARY COMPENSATION TABLE
The table below summarizes the compensation for each of our named executive officers for each of the last three fiscal years.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kessel D. Stelling Chairman and Chief Executive Officer	2020	$1,125,000	—	$2,442,364	—	$1,265,625	—	$396,276(2)(3)	$5,229,265
	2019	1,125,000	—	2,553,319	—	1,054,688	—	457,436	5,190,443
	2018	1,125,000	—	2,526,069	—	1,852,000	—	365,141	5,868,210
Kevin S. Blair President and Chief Operating Officer	2020	695,250	—	1,465,411	—	625,725	—	—	2,786,386
	2019	673,763	—	1,803,032	—	403,219	—	44,196	2,924,210
	2018	598,117	—	1,010,466	—	631,375	—	—	2,239,958
Andrew J. Gregory, Jr. Executive Vice President and Chief Financial Officer	2020	475,000	—	488,495	—	320,625	—	85,907(2)(4)	1,370,027
	2019	228,365	$200,000	300,001	—	365,250	—	65,111	1,158,727
Mark G. Holladay Executive Vice President and Chief Risk Officer	2020	409,902	—	488,495	—	221,437	—	26,083(2)(4)	1,145,917
	2019	398,491	—	459,616	—	203,224	—	30,819	1,092,150
	2018	383,386	—	454,760	—	308,364	—	18,396	1,164,906
Robert W. Derrick Executive Vice President and Chief Credit Officer	2020	368,015	—	273,577	—	198,728	—	11,882 (2)(4)	852,202
	2019	320,195	—	286,020	—	143,234	—	7,055	756,504
(1)
Amounts reflect the grant date fair value of stock awards for each of the last three fiscal years computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the PSU and RSU awards are set forth in Note 17 of the Notes to the Audited Consolidated Financial Statements in the 2020 Annual Report. If the highest level of performance were assumed in the valuation of the PSU awards for 2020, the grant date fair market value of the PSU awards granted in 2020 would have been $2,163,159 for Mr. Stelling, $1,298,118 for Mr. Blair, $432,718 for Mr. Gregory, $432,718 for Mr. Holladay and $242,349 for Mr. Derrick. If the highest level of performance were assumed in the valuation of the PSU and RSU awards for 2019, the grant date fair value of the PSU and RSU awards granted in 2019 would have been $3,566,655 for Mr. Stelling, $2,441,543 for Mr. Blair, $642,020 for Mr. Holladay and $429,030 for Mr. Derrick (Mr. Gregory was not granted performance awards in 2019). If the highest level of performance were assumed in the valuation of the PSU and RSU awards for 2018, the grant date fair value of the PSU and RSU awards granted in 2018 would have been $3,532,579 for Mr. Stelling, $1,413,110 for Mr. Blair, and $635,987 for Mr. Holladay.

(2)
Amount includes company contributions by Synovus to nonqualified deferred compensation plans of $348,386, $27,763, $16,406, and $11,312 for each of Messrs. Stelling, Gregory, Holladay and Derrick, respectively.

(3)
Amount includes contributions by Synovus under the 2011 Synovus Director Stock Purchase Plan of $3,000 for Mr. Stelling. Amount also includes incremental costs of perquisites totaling $44,890 for Mr. Stelling. These perquisites include a housing allowance of $26,400, financial planning assistance of $17,500, and transportation service costs of $990. Mr. Stelling receives security alarm monitoring service for which there is no incremental cost to the Company.

(4)
Amount includes financial planning assistance of $7,500 for Mr. Holladay, relocation benefits of $58,144 for Mr. Gregory, and the actuarial value of salary continuation life insurance benefit of $2,177 for Mr. Holladay and $570 for Mr. Derrick.

58	— 2021 Proxy Statement

SUMMARY COMPENSATION TABLE

Grants of Plan-Based Awards for Fiscal Year 2020
The table below sets forth the short-term and long-term incentive compensation (granted in the form of cash-based awards, PSUs and RSUs) awarded to the named executive officers for 2020. There were no stock options granted to the named executive officers for 2020.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kessel D. Stelling	2-13-20 (Cash Incentive)	2-13-20	$703,125	$1,406,250	$2,109,375	—	—	—	—	—
	2-13-20 (PSUs)	2-13-20	—	—	—	20,173	40,345	60,518	—	$1,442,334
	2-13-20 (RSUs)	2-13-20	—	—	—	—	—	—	26,897	1,000,030
Kevin S. Blair	2-13-20 (Cash Incentive)	2-13-20	347,625	695,250	1,042.875	—	—	—	—	—
	2-13-20 (PSUs)	2-13-20	—	—	—	12,104	24,207	48,414	—	865,400
	2-13-20 (RSUs)	2-13-20	—	—	—	—	—	—	16,138	600,011
Andrew J. Gregory, Jr.	2-13-20 (Cash Incentive)	2-13-20	133,504	267,188	400,782	—	—	—	—	—
	2-13-20 (PSUs)	2-13-20	—	—	—	4,035	8,069	12,104	—	288,467
	2-13-20 (RSUs)	2-13-20	—	—	—	—	—	—	5,380	200,028
Mark G. Holladay	2-13-20 (Cash Incentive)	2-13-20	122,971	245,941	368,912	—	—	—	—	—
	2-13-20 (PSUs)	2-13-20	—	—	—	4,035	8,069	12,104	—	288,467
	2-13-20 (RSUs)	2-13-20	—	—	—	—	—	—	5,380	200,028
Robert W. Derrick	2-13-20 (Cash Incentive)	2-13-20	112,500	225,000	337,500	—	—	—	—	—
	2-13-20 (PSUs)	2-13-20	—	—	—	2,260	4,519	9,038	—	161,554
	2-13-20 (RSUs)	2-13-20	—	—	—	—	—	—	3,013	112,023
(1)
Reflects threshold, target and maximum payout opportunities under the annual incentive plan based on 2020 performance. The actual amount of annual incentive earned by the named executive officer is reported under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For more information regarding the annual incentive plan, see the discussion under “Short Term Incentives” in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement.

(2)
Reflects threshold, target and maximum number of shares that may be earned under awards of PSUs. The PSUs have a three-year service requirement (100% vest after three years of service) and a three-year performance period. Based upon Synovus’ weighted average ROATCE and relative TSR during the performance period, the actual payout of the performance stock units can range from 0% to 150% of the target amount.

(3)
Amounts reflect the grant date fair value of long-term incentive awards computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the long-term incentive awards are set forth in Note 17 of the Notes to the Audited Consolidated Financial Statements in the 2020 Annual Report.

— 2021 Proxy Statement	59

SUMMARY COMPENSATION TABLE

Outstanding Equity Awards at 2020 Fiscal Year-End
The table below identifies the option awards and stock awards held by the named executive officers and outstanding on December 31, 2020.
	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Kessel D. Stelling	2-13-20	—	—	28,343(3)	$917,463
	2-13-20	—	—	42,513(4)	1,376,146
	2-7-19	—	—	43,761(4)	1,416,544
	2-7-19	—	—	19,451(5)	629,629
	2-8-18	35,396(4)	$1,145,769	—	—
	2-8-18	—	—	7,871(5)	254,784
Kevin S. Blair	2-13-20	—	—	17,004(3)	550,419
	2-13-20	—	—	25,508(4)	825,694
	2-7-19	—	—	9,726(5)	314,831
	2-7-19	—	—	21,879(4)	708,223
	12-12-19	—	—	8,815(5)	285,342
	2-8-18	14,155(4)	458,197	—	—
	2-8-18	—	—	3,151(5)	101,998
Andrew J. Gregory, Jr.	2-13-20	—	—	5,667(3)	183,441
	2-13-20	—	—	8,501(4)	275,177
	6-24-19	—	—	6,410(3)	207,492
Mark G. Holladay	2-13-20	—	—	5,667(3)	183,441
	2-13-20	—	—	8,501(4)	275,177
	2-7-19	—	—	7,874(4)	254,881
	2-7-19	—	—	3,501(5)	113,327
	2-8-18	6,367(4)	206,100	—	—
	2-8-18	—	—	1,422(5)	46,030
Robert W. Derrick	2-13-20	—	—	3,174(3)	102,742
	2-13-20	—	—	4,761(4)	154,114
	2-7-19	—	—	4,899(4)	158,581
	2-7-19	—	—	2,179(5)	70,534
	2-8-18	—	—	595(3)	19,260
(1)
Includes additional stock awards credited by reason of such awards earning dividend equivalents. RSUs, PSUs and MRSUs also vest in the event of death, disability or retirement after age 65 with 10 or more years of service.

(2)	Market value is calculated based on the closing price of Synovus’ common stock on December 31, 2020 ($32.37) as reported on the NYSE.
(3)	RSUs have a three-year service requirement and vest 33.3% each year over three years.
(4)
PSUs have a three-year service requirement (100% vest after three years of service) and a three-year performance period. Based upon Synovus’ weighted average ROATCE and relative TSR (with ROAA replacing relative TSR for the 2018 and 2019 grants) during the performance period, the payout of the PSUs may range from 0% to 150% of the target amount. In accordance with SEC rules, the number of unearned PSUs reflected in the table is based on an assumed achievement at the target performance level. PSUs granted in 2018 shown at 100% of target, although these PSUs were forfeited on February 8, 2021 because threshold performance goals were not attained.

(5)
MRSUs have a three-year service requirement (one-third vest for each year of service following grant) and three one-year performance periods. Based upon Synovus’ total shareholder return during the performance period, the number of MRSUs that vest each year may be adjusted upward or downward 25%. In accordance with SEC rules, the number of MRSUs in the table is based on an assumed achievement at the target performance level.

60	— 2021 Proxy Statement

SUMMARY COMPENSATION TABLE

Option Exercises and Stock Vested for Fiscal Year 2020
The following table sets forth the number and corresponding value realized during 2020 with respect to restricted stock units that vested for each named executive officer. No named executive officer exercised stock options during 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kessel D. Stelling	—	—	78,063	$2,840,160
Kevin S. Blair	—	—	36,086	1,297,717
Andrew J. Gregory, Jr.	—	—	3,151	66,797
Mark G. Holladay	—	—	9,967	362,681
Robert W. Derrick	—	—	2,331	85,012
(1)	Reflects the fair market value of the underlying shares as of the vesting date.
Nonqualified Deferred Compensation for Fiscal Year 2020
The table below provides information relating to the activity in the deferred compensation plans for the named executive officers in 2020.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Kessel D. Stelling	$112,500	$348,386	$336,773	—	$4,217,292
Kevin S. Blair	—	—	17,481	—	111,441
Andrew J. Gregory, Jr.	50,415	27,763	13,734	—	105,655
Mark G. Holladay	18,394	16,406	153,757	—	1,064,698
Robert W. Derrick	39,886	11,312	17,043	—	153,863
(1)	The amounts included in this column are included in the Summary Compensation Table for 2020 as “Salary.”
(2)	The amounts included in this column are included in the Summary Compensation Table for 2020 as “All Other Compensation.”
(3)
Of the balances reported in this column, the amounts of $1,645,653, $44,190, $27,763, $232,007, and $11,312 with respect to Messrs. Stelling, Blair, Gregory, Holladay and Derrick, respectively, were reported as compensation in the Summary Compensation table in previous years.

(4)
The year-end balance for Mr. Stelling includes $2,111,266 in the Deferred Plan, which had contributions of $94,734 for 2020, and $2,106,026 in the Riverside Plan, which had contributions of $253,652 in 2020.

The Deferred Plan replaces benefits lost by executives under the qualified retirement plans due to IRS limits. Executives are also permitted to defer all or a portion of their base salary or short-term incentive award. Amounts deferred under the Deferred Plan are deposited into a rabbi trust, and executives are permitted to invest their accounts in mutual funds that are generally the same as the mutual funds available in the qualified 401(k) plan. Deferred Plan participants may elect to withdraw their accounts as of a specified date or upon their termination of employment. Distributions can be made in a single lump sum or in annual installments over a two to ten-year period, as elected by the executive. Each named executive officer is 100% vested and will therefore receive his account balance in Synovus’ nonqualified deferred compensation plan upon his termination of employment for any reason.
The material terms and provisions of the Riverside Plan are described on page 54 of this Proxy Statement.
Potential Payouts upon Termination or Change of Control
As described above under “Employment and Termination Agreements,” Synovus entered into a succession letter with Mr. Stelling effective December 17, 2020 in connection with the succession and transition plan announced on the same date. Under the succession letter, Mr. Stelling will serve as Executive Chairman from April 21, 2021 through December 31, 2022 and as an advisor through December 31, 2024. Pursuant to the succession letter, Mr. Stelling agreed to be bound by a noncompetition restriction and employee and customer non-solicitation covenants while he is providing services to the Company and for two years thereafter. The succession letter provides that, with respect to his service to the Company in the 2021 and 2022 performance years, Mr. Stelling will continue to receive his current annual base salary and will be eligible for short- and long-term incentive compensation as determined by the Compensation Committee on a basis no less favorable than previously applied to him , although for the 2022 performance year his target annual incentive opportunity will be reduced to 100% of his base salary and his target long-term incentive opportunity will be reduced to 200% of his base salary. For each year of service as an advisor, Mr. Stelling will receive an annual fee equal to his base
— 2021 Proxy Statement	61

SUMMARY COMPENSATION TABLE

salary, office and administrative support, financial planning assistance and security alarm monitoring service. In addition, in connection with the leadership transition of the Company and in recognition of the shareholder value created and maintained through the development of the Company’s executive team, Mr. Stelling’s continued commitment to serve the Company during the implementation of the Company’s succession plan and ensure the orderly transition of his responsibilities as CEO to his successor and his agreeing to be bound by the noncompetition and other restrictive covenants, effective January 1, 2021, Mr. Stelling will be granted a cash transition award in the amount equal to the average of the amount of his “Total” compensation less the amounts reported as “All Other Compensation” for each of the three completed calendar years prior to the date of the succession letter. As such, the value of the transition award is $5,284,810. The transition award will vest in two equal installments on each of the second and third anniversaries of the succession date, subject to Mr. Stelling’s continued provision of services to the Company and compliance with the obligations under the succession letter through the applicable vesting dates. Upon certain qualifying terminations of Mr. Stelling’s employment or advisory services or a change of control of the Company, Mr. Stelling would also be entitled to receive the transition award and the unpaid advisor fee for the remainder of the advisor period. Upon Mr. Stelling’s retirement after attaining age 65 (or a termination due to his death or disability), he would also vest in his outstanding PSU and RSU equity awards, as provided and in accordance with the terms of the applicable award agreements (see below for vesting on certain terminations following a change of control). Mr. Stelling would also receive his vested account balances shown above in the Nonqualified Deferred Compensation table upon his termination, payable as described above.
Synovus has entered into change of control agreements with its named executive officers. Under these agreements, benefits are payable upon the occurrence of two events (also known as a “double trigger”). The first event is a change of control and the second event is the termination of an executive’s employment by Synovus for any reason other than “cause,” death, or disability, or by the executive for “good reason,” within two years following the date of the change of control. “Change of control” is defined, in general, as the acquisition of 20% of Synovus’ stock by any “person” as defined under the Securities Exchange Act of 1934, turnover of more than one-third of the Board of Directors of Synovus, or a merger of Synovus with another company if the former shareholders of Synovus own less than 60% of the surviving company. For purposes of these agreements, “good reason” means a material adverse reduction in an executive’s position, duties or responsibilities, relocation of the executive more than 35 miles from where the executive is employed, or a material reduction in the executive’s base salary, bonus or other employee benefit plans. In the event payments are triggered under the agreements, each named executive will receive a specified multiple of his base salary in effect prior to the termination plus a percentage of his base salary equal to the average short-term incentive award percentage earned over the previous three calendar years prior to the termination, as well as a pro rata short-term incentive award calculated at target for the year of termination. The severance multiple is 2x for Mr. Derrick and 3x for other named executive officers. These amounts are paid to the named executive in a single lump-sum cash payment. Each named executive will also receive health and welfare benefits for a number of years equal to the severance multiple. In addition, executives who entered into agreements prior to the prohibition on tax gross-ups adopted by the Compensation Committee (see page 54) will receive an amount that is designed to “gross-up” the executive for any excise taxes that are payable by the executive as a result of the payments under the agreement, but only if the total change of control payments to the executive exceed 110% of the applicable IRS cap. In addition, the award agreements governing the PSU and RSU equity awards include “double trigger” vesting provisions similar to those described above for the change of control agreements, and as such, on a qualifying termination during the two years following a change of control, outstanding PSU and RSU awards held by our named executive officers would vest. The following table quantifies the estimated amounts that would be payable under the change of control agreements and equity award agreements, assuming the triggering events occurred on December 31, 2020. In addition to the amounts set forth in the table below, executives would also receive a distribution of their deferred compensation vested account balance shown above in the Nonqualified Deferred Compensation Table upon their separation of employment on December 31, 2020.
	Base Salary	Average 3-Yrs Short- Term Incentive Award	Pro-Rata Target Short- Term Incentive Award	Health and Welfare Benefits	Stock Award Vesting(1)	Excise Tax Gross- up(2)	Total
Kessel D. Stelling	$3,375,000	$4,882,500	$1,406,250	$75,420	$5,740,335	—	$15,479,505
Kevin S. Blair	2,085,750	1,877,175	695,250	75,420	3,244,704	—	7,798,299
Andrew J. Gregory, Jr.	1,425,000	1,097,250	267,188	75,420	666,110	—	3,530,968
Mark G. Holladay	1,229,706	885,388	245,941	75,420	1,078,956	—	3,515,411
Robert W. Derrick	750,000	257,475	225,000	50,280	505,231	—	1,787,986
(1)
Estimated by multiplying number of stock awards that vest upon change of control by fair market value on December 31, 2020. Awards vest in full at target upon involuntary or constructive termination of employment within two years following a change of control. Stock awards also vest upon death, disability or retirement after age 65 with 10 or more years of service.

(2)
Excise taxes on vesting of PSU awards estimated by including full value of awards. Excise taxes on vesting of restricted stock unit and MRSU awards estimated by multiplying amount of awards that vest upon change of control by 1% for each month of accelerated vesting. Total estimated excise tax amount divided by 43.55%, which percentage is designed to calculate the amount of gross-up payment necessary so that executive is placed in the same position as though excise tax did not apply. No gross-up payment is made if change of control payment does not exceed IRS cap by 110%, which was the case for Messrs. Stelling and Holladay. The agreements for Mr. Blair, Mr. Gregory and Mr. Derrick do not contain a gross-up provision.

Executives who receive these benefits are subject to a confidentiality obligation with respect to non-public and confidential information about Synovus they possess. There are no provisions regarding a waiver of this confidentiality obligation. No perquisites or other personal benefits are payable under the change of control agreements.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u)
62	— 2021 Proxy Statement

SUMMARY COMPENSATION TABLE

of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
We identified the median employee from a list of all employees (full-time and part-time) employed as of December 31, 2020. We determined the median employee based on each employee’s annual earnings (consisting of salaries, bonuses and commissions), annualizing earnings for employees who were not employed for a full year in 2020. After identifying the median employee, we added compensation under our Company sponsored broad-based employee benefit plans to the earnings of the median employee for 2020 and to the CEO’s total compensation as reflected in the Summary Compensation Table for 2020 (adding $24,922 to the CEO’s compensation amount). Based on the foregoing, the CEO’s 2020 annual total compensation is $5,254,187 and the median annual total compensation of all employees (except for the CEO) is $68,221, resulting in a CEO pay ratio of approximately 77 to 1.
— 2021 Proxy Statement	63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Policy
Synovus’ Board of Directors has adopted a written policy for the review, approval or ratification of certain transactions with related parties of Synovus, which policy is administered by the Corporate Governance and Nominating Committee. Transactions that are covered under the policy include any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (2) Synovus is a participant; and (3) any related party of Synovus (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owner of Synovus stock, or their immediate family members) has or will have a direct or indirect interest.
Among other factors considered by the Committee when reviewing the material facts of related party transactions, the Committee must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain categories of transactions have standing pre-approval under the policy, including the following:
•
the employment of non-executive officers who are immediate family members of a related party of Synovus so long as the annual compensation received by this person does not exceed $250,000, which employment is reviewed by the Committee at its next regularly scheduled meeting; and

•	certain limited charitable contributions by Synovus, which transactions are reviewed by the Committee at its next regularly scheduled meeting.
The policy does not apply to certain categories of transactions, including the following:
•	certain lending transactions between related parties and Synovus and any of its banking and brokerage subsidiaries;
•
certain other financial services provided by Synovus or any of its subsidiaries to related parties, including retail brokerage, deposit relationships, investment banking and other financial advisory services; and

•	transactions that occurred, or in the case of ongoing transactions, transactions that began, prior to the date of the adoption of the policy by the Synovus Board.
Related Party Transactions in the Ordinary Course
During 2020, Synovus’ executive officers and directors (including their immediate family members and organizations with which they are affiliated) were also banking customers of Synovus and/or its subsidiaries. The lending relationships with these directors and officers (including their immediate family members and organizations with which they are affiliated) were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than normal collection risk or present other unfavorable features. In addition to these lending relationships, some directors and their affiliated organizations provide services or otherwise do business with Synovus and its subsidiaries, and we in turn provide services, including retail brokerage and other financial services, or otherwise do business with the directors and their organizations, in each case in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other nonaffiliated persons.
For purposes of determining director independence, the Board considered the lending and/or other financial services relationships provided to each of our directors and nominees, their immediate family members and/or their affiliated organizations during 2020 and determined that none of the relationships constitute a material relationship with Synovus. The services provided to these directors and nominees were in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships meet the Board’s categorical standards for independence. See “Corporate Governance and Board Matters—Independence.”
Other Related Party Transactions
In 2020, Synovus and its wholly owned subsidiaries paid to Communicorp, Inc., a wholly-owned subsidiary of Aflac Incorporated, $291,555 for printing, marketing and promotional services, which payments are comparable to payments between similarly situated unrelated third parties for similar services. Teresa White, a director, is President of Aflac US. The payments to Communicorp by Synovus and its subsidiaries represent approximately 0.001% of Aflac’s 2020 gross revenues. The Board considered these transactions and determined that Ms. White is independent pursuant to Synovus’ categorical standards of independence.
64	— 2021 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires Synovus’ officers and directors, and persons who own more than ten percent of Synovus stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Synovus with copies of all Section 16(a) forms they file.
To Synovus’ knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, Synovus believes that during the fiscal year ended December 31, 2020, its officers, directors and greater than ten percent beneficial shareholders timely complied with all applicable Section 16(a) filing requirements, except that Ms. Hurley had one transaction that was reported late due to an administrative error.
SHAREHOLDER PROPOSALS AND NOMINATIONS
In order for a shareholder proposal to be considered for inclusion in Synovus’ Proxy Statement for the 2022 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary of Synovus at the address below. The Corporate Secretary must receive the proposal no later than November 10, 2021. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Synovus Financial Corp.
1111 Bay Avenue, Suite 500
Columbus, Georgia 31901
For a shareholder proposal that is not intended to be included in Synovus’ Proxy Statement for the 2022 annual meeting of shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than December 22, 2021 and not later than January 21, 2022. The notice of a proposed item of business must provide information as required in the bylaws of Synovus which, in general, require that the notice include, for each matter, a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.
The notice of a proposed director nomination must provide information as required in the bylaws of Synovus which, in general, require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee, as well as information on any hedging activities or derivative positions held by the nominee with respect to Synovus shares. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve, as well as a statement as to whether each nominee, if elected, intends to tender promptly following such person’s failure to receive the required vote for election or re-election, an irrevocable resignation effective upon acceptance by the Board of Directors, in accordance with Synovus’ Corporate Governance Guidelines. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.
— 2021 Proxy Statement	65

GENERAL INFORMATION
Financial Information
A copy of Synovus’ 2020 Annual Report accompanies this Proxy Statement or, in the case of shareholders who receive Notice and Access, is available on the website with the Proxy Statement. Additional copies of the 2020 Annual Report, without exhibits, will be furnished, without charge, by writing to the Corporate Secretary, Synovus Financial Corp., 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901. The 2020 Annual Report is also available at investor.synovus.com under the “Financial Information” tab.
Caution Concerning Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” - that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see the risks and other factors set forth in our filings with the SEC, including those set forth in our 2020 Annual Report. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. Actual results could differ materially.
Solicitation of Proxies
Synovus will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Synovus by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means, for which they will receive no additional compensation. Synovus will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of the services of Innisfree is $15,000 plus expenses.
Householding
The Securities and Exchange Commission’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. Synovus and certain intermediaries are householding proxy materials for shareholders of record in connection with the Annual Meeting. This means that:
•	Only one Notice or Proxy Statement and 2020 Annual Report will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;
•
You can contact Synovus by calling (706) 641-6500 or by writing Director of Investor Relations, Synovus Financial Corp., 1111 Bay Avenue, Suite 200, Columbus, Georgia 31901 to request a separate copy of the Notice or 2020 Annual Report and Proxy Statement for the Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future or you can contact your bank or broker to make a similar request; and

•
You can request delivery of a single copy of the Notice, 2020 Annual Report or Proxy Statement from your bank or broker if you share the same address as another Synovus shareholder and your bank or broker has determined to household proxy materials.

66	— 2021 Proxy Statement

Appendix A: Synovus Financial Corp. Director Independence Standards
The following independence standards have been approved by the Board of Directors and are included within Synovus’ Corporate Governance Guidelines.
A majority of the Board of Directors will be directors that the Board of Directors has affirmatively determined meet the criteria for independence required by the NYSE and the Corporate Governance Guidelines.
A. Categorical Standards for Director Independence
The Corporate Governance and Nominating Committee will make recommendations to the Board annually as to the independence of directors as defined by the NYSE. To be considered independent under the NYSE Listing Standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established the following standards to assist it in determining director independence. A director is not independent if:
•	The director is, or has been within the last three years, an employee of the Company or an immediate family member is, or has been within the last three years, an executive officer of the Company.
•
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). (Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) is not taken into consideration under this independence standard).

•
(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•
The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (The principal amount of loans made by the Company to any director or immediate family member shall not be taken into consideration under this independence standard; however, interest payments or other fees paid in association with such loans would be considered payments.)

The following relationships will not be considered to be material relationships that would impair a director’s independence:
•
The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (including financial services) in an amount which, in the prior fiscal year, is less than the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (In the event this threshold is exceeded, and where applicable in the standards set forth below, the three year “look back” period referenced above will apply to future independence determinations).

•
The director or an immediate family member of the director is a partner of a law firm that provides legal services to the Company and the fees paid to such law firm by the Company in the prior fiscal year were less than the greater of $1 million, or 2% of the law firm’s total revenues.

•
The director or an immediate family member of the director is an executive officer of a tax exempt organization and the Company’s contributions to the organization in the prior fiscal year were less than the greater of $1 million, or 2% of the organization’s consolidated gross revenues.

•
The director received less than $120,000 in direct compensation from the Company during the prior twelve month period, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
The director’s immediate family member received in his or her capacity as an employee of the Company (other than as an executive officer of the Company), less than $250,000 in direct compensation from the Company in the prior fiscal year, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
The director or an immediate family member of the director has, directly, in his or her individual capacities, or, indirectly, in his or her capacity as the owner of an equity interest in a company of which he or she is not an employee, lending relationships, deposit relationships or other banking relationships (such as depository, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, insurance, cash management and similar services) with the Company provided that:

1.
Such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

— 2021 Proxy Statement	A-1

Appendix A: Synovus Financial Corp. Director Independence Standards

2.	With respect to extensions of credit by the Company’s subsidiaries:
(a)
such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and

(b)	no event of default has occurred under the extension of credit.
For relationships not described above or otherwise not covered in the above examples, a majority of the Company’s independent directors, after considering all of the relevant circumstances, may make a determination whether or not such relationship is material and whether the director may therefore be considered independent under the NYSE Listing Standards. The Company will explain the basis of any such determinations of independence in the next proxy statement.
For purposes of these independence standards an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
For purposes of these independence standards “Company” includes any parent or subsidiary in a consolidated group with the Company.
B. Additional Criteria for Independent Audit Committee and Compensation Committee Members
In addition to being independent as determined under the Categorical Standards for Independence set forth in “A” above,
•
members of the Audit Committee shall not (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than directors’ fees or (b) be an “affiliated person” of the Company or any or its subsidiaries, all as set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•
members of the Compensation Committee (a) shall not have any relationship to the Company that is material to such director’s ability to be independent from the Company’s management in connection with the duties of a Compensation Committee member, after taking into consideration all factors specifically relevant to the relationship pursuant to NYSE Listing Standard 303A.02(a)(ii) and the criteria set forth in Rule 10C-1(b)(1) promulgated under the Exchange Act and (b) must qualify as “outside directors” as such term is defined under Section 162(m) of the Internal Revenue.

A-2	— 2021 Proxy Statement

Appendix B: Synovus Financial Corp. 2021 Employee Stock Purchase Plan
The name of this plan is the Synovus Financial Corp. 2021 Employee Stock Purchase Plan (the “Plan”). The purpose of the Plan is to enable Synovus and its subsidiaries to provide their employees a convenient means of purchasing, by means of voluntary payroll deductions and matching contributions from the Participating Employers, shares of Synovus Common Stock on the open market, and to thereby promote interest in its success and growth and to encourage continuity of employment among its employees.
ARTICLE I
DEFINITIONS
A.	Administrator: The Administrator of the Plan, which shall be Synovus or any Affiliate designated by Synovus from time to time to administer the Plan.
B.	Affiliate of Synovus: Subsidiaries of Synovus or divisions of Synovus Bank.
C.	Agent: The Agent of the Plan, which shall be Fidelity Investments and any duly appointed successor Agent.
D.
Beneficiary Designation Election: The election that a Participant makes to designate the Participant's beneficiary to receive his or her interest in the Plan in the event of Participant's death prior to receipt thereof.

E.
Compensation: The base salary or wages paid to a Participant by a Participating Employer, including commissions for those Participants who are paid solely on a commission basis (unless a Participant's written employment agreement (if any) with Synovus or any affiliate company of Synovus establishes a contractual limitation for such Participant, in which case “Compensation” for such Participant would be as defined in such written Employment Agreement), but excluding bonuses, incentive bonuses, overtime pay or amounts contributed by a Participating Employer to this or any other non-qualified plan or trust, to any qualified plan or trust within the meaning of Sections 401(a) and 501 of the Internal Revenue Code of 1986, as amended, including, but not limited to, the Synovus Profit Sharing, 401(k) Savings and Money Purchase Pension Plans, or such other qualified employee benefit, fringe benefit or welfare benefit plan Synovus or a Participating Employer may hereafter adopt. The maximum amount of Compensation that may be taken into account under the Plan for any purpose on an annual basis shall be $250,000.

F.	Deduction Date: The payroll date upon which bi-weekly Participant payroll deductions and bi-weekly Participating Employer contributions to the Plan shall be made.
G.	Effective Date of the Plan: July 1, 2021.
H.
Eligible Employee: Any employee of a Participating Employer who has been regularly scheduled to work twenty (20) hours per week or more for any Participating Employer for a period of ninety (90) calendar days or more. Employment includes authorized leaves of absence and all uninterrupted periods of employment by one or more Participating Employers.

I.	First Deduction Date: The first Deduction Date of an Eligible Employee following ninety (90) calendar days of employment.
J.
Participant: An Eligible Employee who shall have become a Participant in the Plan by making a Payroll Deduction Authorization Election and (i) whose participation in the Plan shall not have been terminated in accordance with Article XIII or XIV of the Plan, or (ii) who shall have been reinstated as a Participant in the Plan in accordance with Article II of the Plan.

K.	Participating Employer: Synovus, any Affiliate of Synovus, Synovus Bank or any division of Synovus Bank.
L.
Payroll Deduction Authorization Election: The election which each Eligible Employee must make to become a Participant or to change participation in the Plan, whether such election is made telephonically, electronically or otherwise as authorized by Synovus. This election shall contain, in addition to other pertinent payroll deduction information, the Participant's appointment of the Agent to provide for the acquisition of Synovus Common Stock for his or her benefit under the Plan.

M.	Plan: The Synovus Financial Corp. 2021 Employee Stock Purchase Plan.
N.
Plan Account: The separate account that is required to be established and maintained with respect to each Participant for the purpose of recording the Participant’s cash contributions, Participating Employer contributions, and Synovus Common Stock purchased and allocated for the Participant under the Plan.

O.	Plan Year: The period commencing on January 1st of each year and ending on December 31st of each year.
P.	Synovus: Synovus Financial Corp., the sponsor and administrator of the Plan.
Q.
Synovus Common Stock: The shares of common stock, par value of $1.00 per share, Synovus, and any shares that may be issued and exchanged for or upon a change of such shares whether in subdivision or in combination thereof and whether as a part of a classification or reclassification thereof, or otherwise.

— 2021 Proxy Statement	B-1

Appendix B: Synovus Financial Corp. 2021 Employee Stock Purchase Plan

ARTICLE II
PARTICIPATION
Any Eligible Employee of a Participating Employer may initially become a Participant in the Plan by making a Payroll Deduction Authorization Election to do so.
An Eligible Employee of a Participating Employer whose participation in the Plan has been terminated pursuant to Article XIII of the Plan may reinstate his or her participation in the Plan by making a new Payroll Deduction Authorization Election to do so.
ARTICLE III
PARTICIPANT PAYROLL DEDUCTIONS
Participants may contribute to the Plan only through Participant payroll deductions. Participant payroll deductions shall be made as a percentage of Compensation. Participant payroll deductions may not be less than one percent of a Participant's Compensation, and the maximum deduction may not exceed the maximum percentage of Compensation limitations set forth herein below.
The maximum percentage of Compensation for Participant payroll deductions shall be based on the following:
(a)	The Participant's Compensation; and
(b)
The Participant's period of employment with a Participating Employer during which period the Participant has been regularly scheduled to work twenty (20) hours per week or more, according to the following schedule:

Participant's Period of Employment	Maximum Percentage of Compensation for Participant Payroll Deductions
At least three months, but less than one year	3%
At least one year, but less than five years	5%
At least five years, but less than ten years	6%
Ten years or more	7%
A Participant with no service breaks that exceed twelve (12) months shall be given credit for all of his or her periods of employment with one or more Participating Employers for the purpose of determining the maximum percentage of Compensation for the Participant’s payroll deduction, including, but not limited to, (i) a transfer of employment from one Participating Employer to another Participating Employer and (ii) all previous periods of employment with any Participating Employer by an Eligible Employee. A Participant who has a break in service which exceeds twelve (12) months shall not receive credit for employment prior to such break in service.
Participant payroll deductions shall be made only on Deduction Dates. A Participant may increase, decrease or temporarily suspend his or her Participant payroll deductions by making a Payroll Deduction Authorization Election. Such increase, decrease or temporary suspension will be effective as promptly as practicable. Participant payroll deductions may be terminated pursuant to Article XIII hereof. As promptly as practicable on or after each Deduction Date, each Participating Employer shall remit each Participant's payroll deduction to the Administrator.
ARTICLE IV
PARTICIPATING EMPLOYER MATCHING CONTRIBUTIONS
Participating Employers shall make matching contributions to the Plan for each of their employees who are Participants in the Plan of up to fifty percent (50%) of the amount of each such Participant's payroll deduction to the Plan. The Board of Directors may elect to establish a lower matching contribution or may eliminate the matching contribution altogether. Participants shall be provided with written notice of any decrease in the matching contribution percentage prior to the effective date of such decrease.
Participating Employer contributions shall be made on Deduction Dates. As promptly as practicable on or after each Deduction Date, Participating Employers will remit their contributions to the Administrator, who will forward such contributions to the Agent on a quarterly basis.
As Participating Employer contributions to the Plan must be treated by the Participants for whom such contributions are made as compensation income, such amounts will be reflected on the payroll voucher of such Participants as additional compensation income paid by the Participating Employers to such Participants, and such amounts will in turn appear on the payroll vouchers of such Participants as having been withheld from their pay by the Participating Employers to reflect the Participating Employers' contributions made to the Plan for the benefit of such Participants, and the Participating Employers shall withhold additional State and Federal income taxes and Social Security taxes from the pay of such Participants to cover such amount, all at the times Participant payroll deductions are withheld. This information will be included in the Form W-2 furnished annually by the Participating Employers to Participants in the Plan.
ARTICLE V
ADMINISTRATION OF PLAN
The Plan shall be administered by Synovus, with assistance from each of the Participating Employers. Synovus may, from time to time, adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or for providing for any and all matters not specifically covered herein.
The functions and duties of Synovus as administrator of the Plan, in general, are as follows:
(a)	To make provision for payment of contributions to the Agent.
(b)
To establish rules for the administration and to construe the terms of the Plan, including, but not limited to, the discretionary authority to determine eligibility for participation in the Plan, a Participant’s period of employment and the maximum percentage and amount of

B-2	— 2021 Proxy Statement

Appendix B: Synovus Financial Corp. 2021 Employee Stock Purchase Plan

Compensation for Participant payroll deductions, which rules for administration and construction of terms will apply to all Participants similarly situated.
(c)	To develop rules and procedures for making Participant elections or changes in connection with the Plan.
(d)
To maintain, with the assistance of the Agent, records, including, but not limited to, those with respect to Participating Employer contributions, Participant payroll deductions and dividends paid to the Agent.

(e)
To file with the appropriate governmental agencies any and all reports and notifications required of the Plan and to provide all Participants and beneficiaries with any and all reports and notifications to which they are by law entitled.

(f)	To engage a certified public accountant to perform an annual audit of the Plan.
(g)
To give prompt notification to the Agent of the effectiveness, and the initiation of proceedings that would result in the termination of effectiveness, of the registration, exemption or qualification of the Plan and/or the Synovus Common Stock offered thereunder under applicable federal and state securities laws.

(h)
To receive and to promptly forward to the Agent the written requests of Participants for the issuance to any third party of shares or cash, if applicable, for all or part of the full number of shares of Synovus Common Stock in such Participants' Plan Accounts.

(i)
To perform any and all other functions reasonably necessary to administer the Plan.Synovus shall indemnify each employee of Synovus and the Participating Employers involved in the administration of the Plan against all costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit, or proceeding instituted against such employee alleging any act or omission or commission performed by such employee while acting in good faith in discharging his or her duties with respect to the Plan. This indemnification is limited to the extent such costs and expenses are not covered under insurance as may be now or hereafter provided by Synovus or the appropriate Participating Employer.

ARTICLE VI
AGENT OF THE PLAN
All contributions by the Participating Employers and Participants shall be made in cash only. All contributions so received (hereinafter referred to as the “Fund”), shall be held, managed, and administered pursuant to the terms of the Plan. No part of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and former Participants in the Plan.
The Agent shall have the following powers and authority in the administration and investment of the Fund:
(a)
To purchase for the benefit of the Participants in the Plan shares of Synovus Common Stock in its name as Agent, to receive the shares of Synovus Common Stock previously acquired under the existing Plan and to retain the same and to cause the shares of Synovus Common Stock held as part of the Fund to be allocated, reallocated, and disposed of pursuant to the terms of the Plan.

(b)
To cause any Synovus Common Stock held as part of the Fund to be registered in the Agent's own name or in the name of one or more nominees, but the books and records of the Agent shall at all times show that all such investments are part of the Fund.

(c)
To keep such portion of the Fund in cash or cash balances as the Agent, from time to time, may in its sole discretion deem to be in the best interests of the Participants in the Plan without liability for interest thereon.

(d)	To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments as may be necessary or appropriate to carry out the powers herein granted.
(e)	To employ subagents to engage in the actual open market purchase of Synovus Common Stock for the benefit of the Participants in the Plan.
(f)
To do all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Agent may deem necessary or desirable to administer the Fund, and to carry out and satisfy the purposes and intent of the Plan.

The Agent shall keep accurate and detailed accounts of all receipts, disbursements, and other transactions hereunder, including, but not limited to, Participant payroll deductions received, Participating Employer contributions received, dividends and other distributions received, and Synovus Common Stock purchased, allocated and held for, and Synovus Common Stock distributed to, Participants hereunder. All accounts, books, and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by Synovus.
On or before the fifteenth day following the close of each quarter or upon such other reporting schedules and for such other reporting periods as Synovus and the Agent of the Plan shall agree, the Agent shall file with Synovus a written report setting forth all receipts, disbursements, and other transactions effected during such preceding quarter or reporting period, and setting forth the current status of the Fund.
ARTICLE VII
STOCK PURCHASE
The Agent shall use the funds in the Plan to purchase shares of Synovus Common Stock in the open market for the benefit of the Participants in the Plan on a quarterly basis. In the event that the Agent retains the services of subagents to make such purchases of shares of Synovus Common Stock, such subagents shall not be controlled by, controlling or under common control with Synovus or its affiliates. Neither Synovus nor any of its affiliates shall have, nor exercise, directly or indirectly, any control or influence over the times when, or the prices at which, the Synovus Common Stock may be purchased by the Agent or any subagents, the amounts of Synovus Common Stock to be so purchased or the manner in which such Synovus Common Stock is to be purchased. The Agent may retain the services of said subagents only upon the execution of subagency agreements by and between the Agent and subagents which set forth terms and conditions not materially different from those contained herein with regard to the purchase of Synovus Common Stock.
— 2021 Proxy Statement	B-3

Appendix B: Synovus Financial Corp. 2021 Employee Stock Purchase Plan

Neither the Agent, Synovus nor any subagent retained by the Agent shall have any responsibility as to the value of Synovus Common Stock acquired under the Plan. The duties of the Agent and any subagent to cause the purchase of Synovus Common Stock under the Plan shall be subject to any and all legal restrictions or limitations imposed at any time by governmental authority, including, but not limited to, the Securities and Exchange Commission, and shall be subject to any other restrictions, limitations or considerations deemed valid by such Agent or any subagent. Accordingly, neither the Agent, Synovus nor any subagent shall be liable in any way if, as a result of such restrictions, limitations or considerations, the whole amount of funds available under the Plan for the purchase of Synovus Common Stock is not applied to the purchase of such shares at the time herein otherwise provided or contemplated.
ARTICLE VIII
ALLOCATION OF STOCK
As promptly as practical after each purchase by the Agent (or any subagents) of Synovus Common Stock for the benefit of the Participants in the Plan, the Agent shall determine the average cost per share of all shares so purchased. The Agent shall then proportionally allocate such shares to the Plan Accounts of the Participants, charging each such Participant with the average cost, including transactional costs, of the shares so allocated. Full shares and fractional share interests in one share (to four decimal places) shall be allocated.
ARTICLE IX
ISSUANCE OF SHARES OF SYNOVUS COMMON STOCK AND/OR CASH
A Participant may request that the Agent issue shares or sell shares for all or a part of the full number of shares of Synovus Common Stock in a Participant's Plan Account for which the six-month holding period has been satisfied or for which the six-month holding period does not apply. As promptly as practicable after the later of such Participant’s request and satisfaction of the six-month holding period, if applicable, the Agent will (1) issue such shares to such Participant, to the Participant’s Synovus Dividend Reinvestment and Direct Stock Purchase Plan account, or to any person or brokerage account designated in writing by such Participant; or (2) sell all or the specified number of shares, deduct brokerage commissions and a transaction charge, and issue a check made payable to the Participant or deposit the net proceeds directly to the account specified by the Participant. The Agent will notify the Administrator of such issuance or sale of shares. The Participant request must clearly indicate the number of shares to be issued or sold, or specify that all shares held in such Participant's Plan Account are to be issued or sold. If administratively practicable, the Participant request may specify a sales price limit (i.e., a limit order).
ARTICLE X
DIVIDENDS AND DISTRIBUTIONS
Stock dividends and stock splits received by the Agent will be allocated by such Agent to each Participant's Plan Account to the extent that such stock is attributable to the allocated Synovus Common Stock in such Participant's Plan Account. Cash dividends received by the Agent of the Plan shall be used to acquire additional shares of Synovus Common Stock pursuant to the provisions of the Plan, and such shares so acquired will be allocated proportionally to the Plan Accounts of Participants. Shares acquired through such dividend reinvestment shall not be subject to the six-month holding period of Article XVI.
ARTICLE XI
VOTING RIGHTS
Each Participant in the Plan shall have the rights and powers of ordinary shareholders with respect to the shares of Synovus Common Stock in such Participant's Plan Account, including, but not limited to, the right to vote such shares. Synovus shall deliver or cause to be delivered to Participants at the time and in the manner such materials are sent to Synovus shareholders generally all reports, proxy solicitation materials and all other disclosure type communications distributed to Synovus shareholders generally.
ARTICLE XII
REPORTS TO PARTICIPANTS
As soon as practical following the end of each Plan Year, or more often and as often as Synovus may elect, Synovus and/or the Agent shall send to each Participant a written report of all transactions for such Participant’s benefit under the Plan for such Plan Year.
ARTICLE XIII
TERMINATION OF PARTICIPATION IN PLAN
A Participant may terminate his or her participation in the Plan by making a Payroll Deduction Authorization Election to do so. Such termination will be effective as promptly as practicable. As promptly as practicable, the Agent will purchase share of Synovus common stock with the cash remaining in the Participant’s Plan Account as of the next quarterly purchase date. As soon as practicable thereafter, in accordance with the former Participant’s instructions, the Agent will: (1) issue the number of shares of Synovus Common Stock allocated to the Participant’s Plan Account (provided the shares have been held at least six months as required in Article XVI(a) of the Plan, if applicable) to the Participant's Synovus Dividend Reinvestment and Direct Stock Purchase Plan Account or other person or brokerage account designated by the Participant in writing; or (2) issue a check made payable to the Participant or deposit directly to an account specified by the Participant the net cash proceeds from the sale of such shares, after deduction of brokerage commissions and a transaction charge. The Agent will notify the Administrator of such issuance or sale of shares. If a Participant terminates his or her participation in the Plan, such Participant may re-enter the Plan by making a new Payroll Deduction Authorization Election pursuant to Article II.
Assignments or pledges of any interests under the Plan are not allowed.
ARTICLE XIV
TERMINATION OF EMPLOYMENT
Participation in the Plan shall automatically terminate without notice upon termination of the Participant's employment with a Participating Employer whether by death, retirement or otherwise. If termination is other than by death, the Agent will purchase share of Synovus Common Stock with the cash remaining in the Participant’s Plan Account as of the next quarterly purchase date. As promptly as practical thereafter, the Agent will: (1) issue the number of shares of Synovus Common Stock allocated to the Participant’s Plan Account (regardless of whether the shares have been held for the
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Appendix B: Synovus Financial Corp. 2021 Employee Stock Purchase Plan

six-month holding period) to the Participant or to the Participant's Synovus Dividend Reinvestment and Direct Stock Purchase Plan Account or other person or brokerage account designated by the Participant in writing; or (2) issue a check made payable to the Participant or deposit directly to an account specified by the Participant the net cash proceeds from the sale of such shares, after deduction of brokerage commissions and a transaction charge. The Agent will notify Synovus of such issuance or sale of shares. If no such instructions are provided by the former Participant within 120 days following the date of such termination, the shares will be delivered to the Participant’s Dividend Reinvestment and Direct Stock Purchase Plan Account.
If termination is by reason of death, the Agent will, as promptly as practical, purchase shares of Synovus Common Stock with the cash remaining in the Participant’s Plan Account as of the next quarterly purchase date. As soon as practicable thereafter, in accordance with the instructions of the former Participant’s beneficiary, the Agent will: (1) issue the number of shares of Synovus Common Stock allocated to the former Participant's Plan Account (regardless of whether such shares have been held for the six-month holding period) to such beneficiary or to such beneficiary’s Synovus Dividend Reinvestment and Direct Stock Purchase Plan Account or other brokerage account designated by such beneficiary in writing, or (2) issue a check to such beneficiary or deposit directly into an account specified by such beneficiary the net cash proceeds from the sale of such shares, after deduction of brokerage commissions and a transaction charge.
ARTICLE XV
EXPENSES
Synovus shall bear the cost of administering the Plan, including any transfer taxes incurred in transferring the Synovus Common Stock from the Plan to the Participants. Any broker's fees, commissions or other transaction costs actually incurred will be included in the cost of Synovus Common Stock to Participants. However, if a Participant requests overnight delivery or other special delivery or handling services in connection with the Synovus Common Stock held in the Participant's Plan Account, the cost of such delivery or services will be charged to the Participant by the Agent.
ARTICLE XVI
LIMITATIONS ON THE SALE OF STOCK
(a)
Holding Period. Shares of Synovus Common Stock purchased by the Agent on behalf of any Participant, other than shares of Synovus Common Stock purchased through dividend reinvestment, must be held in such Participant’s Plan Account for a minimum of six (6) months following the date of purchase. During this six (6) month period, the Shares of Synovus Common Stock subject to the holding period may not be sold, transferred, assigned, pledged, or otherwise disposed of in any manner whatsoever, except as otherwise provided in the Plan.

(b)
State Laws. No Synovus Common Stock will be offered or sold under the Plan to any Eligible Employee in any state where the sale of such stock is not permitted under the applicable laws of such state. For purposes of this Article XVI, the offering or sale of stock is not permitted under the applicable laws of a state if, inter alia, the securities laws of such state would require the Plan and/or the Synovus Common Stock offered pursuant thereto, to be registered in such state and the Plan and/or Synovus Common Stock is not registered therein.

ARTICLE XVII
AMENDMENT, TERMINATION AND SUSPENSION OF THE PLAN
Synovus reserves the right to amend the Plan at any time; however, no amendment shall affect or diminish any Participant's right to the benefit of contributions made by such Participant or a Participating Employer prior to the date of such amendment, and no amendment shall affect the authority, duties, rights, liabilities or indemnities of the Agent without the Agent's prior written consent.
Synovus reserves the right to terminate the Plan at any time. In such event, there will be no further Participant payroll deductions and no further Participating Employer contributions, but the Agent will endeavor to make purchases of Synovus Common Stock out of available funds and will allocate such Stock to the Plan Accounts of Participants in the usual manner. Upon termination of the Plan, distribution of Synovus Common Stock and any cash held as part of the Fund shall be governed by the provisions of Article XIV hereof. Synovus reserves the right to suspend Participating Employer contributions to the Plan at any time. During the time Participating Employer contributions are suspended, Synovus' Board of Directors shall determine whether Participant payroll deductions are to be continued or suspended. If Synovus' Board of Directors permits the continuance of Participant payroll deductions, each Participant may elect to continue or suspend Participant payroll deductions on his or her own behalf. If the Participant elects to continue to make Participant payroll deductions while Participating Employer contributions are suspended, the Participating Employers shall be under no obligation at any future date to make Participating Employer contributions with respect to such Participant's payroll deductions made during such period of suspension.
ARTICLE XVIII
SUSPENSION OR TERMINATION IF
STOCK PURCHASE IS PROHIBITED
In addition to all rights to terminate or suspend the Plan otherwise reserved herein, it is understood that the Plan may be suspended or terminated at any time or from time to time by Synovus' Board of Directors if the Plan's continuance would, for any reason, be prohibited under any applicable federal and state law even though such prohibition arises because of some act on the part of Synovus, including, but not limited to, Synovus' engaging in a distribution of securities. If the Plan is suspended under this Article XVIII, no Participating Employer contributions or Participant payroll deductions shall be made and no Synovus Common Stock shall be purchased until the Plan is restored to an active status. If the Plan is terminated pursuant to this Article XVIII, there shall be no further Participant payroll deductions and no further Participating Employer contributions and there shall be no additional purchases of Synovus Common Stock. Upon termination of the Plan pursuant to this Article XVIII, distribution of Synovus Common Stock and any cash held as part of the Fund shall be governed by the provisions of Article XIV hereof.
ARTICLE XIX
CONSTRUCTION
This Plan shall be governed by and construed under the laws of the State of Georgia.
— 2021 Proxy Statement	B-5

Appendix B: Synovus Financial Corp. 2021 Employee Stock Purchase Plan

ARTICLE XX
TERM OF PLAN
This Plan shall terminate on July 1, 2031, unless terminated earlier by the Board of Directors of Synovus pursuant to Article XVII hereunder.
B-6	— 2021 Proxy Statement

Appendix C: Synovus Financial Corp. 2021 Director Stock Purchase Plan
The name of this plan is the Synovus Financial Corp. 2021 Director Stock Purchase Plan (the “Plan”). The purpose of the Plan is to enable Synovus Financial Corp. (“Synovus”) to promote interest in its success, growth and development by providing the directors and market advisory directors of Synovus and Synovus Bank with a convenient means of purchasing shares of Synovus Common Stock in the open market, by means of voluntary contributions and matching contributions from Synovus and Synovus Bank.
ARTICLE 1
DEFINITIONS
A.
Advisory Director: Any person who is not an employee of Synovus or Synovus Bank and serves as a market advisory director (as defined in the Synovus Bank bylaws) of Synovus Bank. Persons who serve in multiple capacities as market advisory directors of one or more of such market advisory boards of Synovus Bank shall be allowed to participate in the Plan in only one such capacity, and, if such multiple capacities involve service as a Synovus Director and as director of any market advisory board, such single participation shall be limited to participation at the Synovus Director level.

B.	Agent of the Plan, or Agent: American Stock Transfer and Trust Company, LLC, or any duly appointed successor Agent.
C.
Automatic Transfer Contribution Form: The form which a Participant must forward to the Agent through Synovus in order to participate in the Plan. This form shall contain a description, including the account number, of the demand deposit account maintained by the Participant from which the Participant desires his or her Participant contribution to the Agent of the Plan to be made by automatic transfer.

D.
Contribution Date: For Participants, the Contribution Date shall be on the date in each calendar quarter on which Participant contributions to the Plan shall be made. Synovus shall have the sole discretion to determine the Contribution Date and shall provide reasonable notification of such Contribution Date to the Participants.

E.	Director: Any Advisory Director or Synovus Director.
F.	Effective Date of the Plan: June 1, 2021.
G.
Matching Contribution: Amount paid by Synovus for the benefit of any eligible Participant, in an amount of up to fifty percent (50%) of such eligible Participant’s contribution. The Matching Contribution in effect at any time shall be established by resolution of the Board of Directors of Synovus. Participants shall be provided with written notice of any decrease in the Matching Contribution percentage prior to the effective date of such decrease.

H.	Offering Period: Any business day of each calendar month, during which Directors may elect to begin participation in the Plan.
I.
Participant: Any Director who shall have become a Participant in the Plan by submitting to the Agent through Synovus an Automatic Transfer Contribution Form and whose participation in the Plan shall not have been terminated.

J.
Plan Account: The separate account that is required to be established and maintained with respect to each Participant for the purpose of recording the Participant’s cash contributions, Matching Contributions and Synovus Common Stock purchased for and allocated to the Participant under the Plan.

L.	Plan Year: The period commencing on January 1st of each year and ending on December 31st of each year.
M.	Synovus: Synovus Financial Corp., a Georgia corporation.
N.	Synovus Bank: Synovus Bank, a Georgia state-chartered bank and wholly-owned subsidiary of Synovus.
O.
Synovus Common Stock: The shares of common stock, par value $1.00 per share, of Synovus, and any shares that may be issued and exchanged for or upon a change of such shares whether in subdivision or in combination thereof and whether as a part of a classification or reclassification thereof, or otherwise.

P.	Synovus Director: Any person who serves as a member of the Board of Directors of Synovus or Synovus Bank.
ARTICLE 2
PARTICIPATION
Any Director may become a Participant in the Plan during an Offering Period by submitting an Automatic Transfer Contribution Form to the Agent through Synovus.
— 2021 Proxy Statement	C-1

Appendix C: Synovus Financial Corp. 2021 Director Stock Purchase Plan

ARTICLE 3
CONTRIBUTIONS BY DIRECTORS AND SYNOVUS
Participant contributions by Directors shall be made on a quarterly basis on Contribution Dates. Such contributions shall be automatically deducted from each Participant’s demand deposit account as designated by the Participant on the Automatic Transfer Contribution Form as follows:
(a)
Advisory Directors shall contribute at one of the three levels of participation shown below, with the exact participation level to be determined at the discretion of the Advisory Director as designated on the Automatic Transfer Contribution Form:

Advisory Director Participation Level	Advisory Director Contribution Amount
A	$1,000.00
B	$666.66
C	$333.33
(b)
Synovus Directors shall contribute in an amount of $5,000.00 per quarter or less, with the exact amount to be determined at the discretion of the Synovus Director as designated on the Automatic Transfer Contribution Form.

Synovus shall make Matching Contributions to the Plan on the Contribution Dates for each of the Directors who are Participants in the Plan.
A Participant may change the participation level of his or her automatic transfer contribution by submitting a new Automatic Transfer Contribution Form to the Agent through Synovus at least thirty (30) days prior to a Contribution Date. Plan participation may be terminated pursuant to Article 13 hereof.
As Matching Contributions to the Plan must be treated by the Participants for whom such contributions are made as compensation for serving as Directors, such amounts will be reflected on the Forms 1099 furnished to Directors annually.
ARTICLE 4
ADMINISTRATION OF PLAN
The Plan shall be administered by Synovus. Synovus may, from time to time, adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or for providing for any and all matters not specifically covered herein.
The functions and duties of Synovus as Administrator of the Plan, in general, are as follows:
(a)	To establish rules for the administration and make interpretations of the Plan, which rules and interpretations will apply to all Participants similarly situated.
(b)	To make provision for payment of contributions to the Agent.
(c)
To maintain, with the assistance of the Agent, records, including, but not limited to, those with respect to the Matching Contribution percentage in effect from time to time, Participant contributions and Matching Contributions and dividends paid to the Agent.

(d)
To file with the appropriate governmental agencies any and all reports and notifications required of the Plan and to provide all Participants with any and all reports and notifications to which they are by law entitled.

(e)	To engage a certified public accountant to perform an annual audit of the Plan.
(f)
To give prompt notification to the Agent of the effectiveness, the initiation of proceedings that could result in the termination of effectiveness and the termination of effectiveness of registration, exemption or qualification of the Plan and/or the Synovus Common Stock offered thereunder under federal and applicable state securities laws.

(g)
To receive from and, upon its approval thereof, to promptly forward to the Agent any written requests of Participants for the transfer of shares out of the Plan for all or part of the full number of shares of Synovus Common Stock in such Participants’ Plan Accounts.

(h)	To give prompt notification to the Agent of the termination of the participation of any Participant in the Plan for any reason whatsoever.
(i)	To perform any and all other functions reasonably necessary to administer the Plan.
Synovus shall indemnify each employee of Synovus and Synovus Bank involved in the administration of the Plan against all costs, expenses and liabilities, including attorneys’ fees, incurred in connection with any action, suit or proceeding instituted against such employee alleging any act or omission or commission performed by such employee while acting in good faith in discharging his or her duties with respect to the Plan. This indemnification is limited to the extent such costs and expenses are not covered under insurance as may be now or hereafter provided by Synovus.
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Appendix C: Synovus Financial Corp. 2021 Director Stock Purchase Plan

ARTICLE 5
AGENT OF THE PLAN
The Agent shall receive all contributions made by Synovus and Participants in cash only. All contributions so received (hereinafter referred to as the “Fund”), shall be held, managed, and administered pursuant to the terms of the Plan. No part of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and former Participants in the Plan.
Any Agent may be removed by Synovus at any time with or without cause. Any Agent may resign at any time upon 120 days notice in writing to Synovus. Upon removal or resignation of such Agent, Synovus shall appoint a successor Agent who shall have the same powers and duties as those conferred upon the original Agent hereunder. Upon acceptance of such appointment by the successor Agent, the predecessor Agent shall assign, transfer, and pay over to such successor Agent the funds and properties then constituting the Fund and any and all records it might have with regard to the Fund and the administration of the Fund.
The Agent shall have the following powers and authority in the administration and investment of the Fund:
(a)
To purchase for the benefit of the Participants in the Plan shares of Synovus Common Stock in its name as Agent, and to retain the same and to cause the shares of Synovus Common Stock held as part of the Fund to be allocated, reallocated and disposed of pursuant to the terms of the Plan.

(b)
To cause any Synovus Common Stock held as part of the Fund to be registered in the Agent’s own name or in the name of one or more nominees, but the books and records of the Agent shall at all times show that all such investments are part of the Fund.

(c)
To keep such portions of the Fund in cash or cash balances as the Agent, from time to time, may in its sole discretion deem to be in the best interests of the Participants in the Plan without liability for interest thereon.

(d)	To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments as may be necessary or appropriate to carry out the powers herein granted.
(e)	To employ subagents to engage in the actual open market purchase of Synovus Common Stock for the benefit of the Participants in the Plan.
(f)
To do all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Agent may deem necessary or desirable to administer the Fund, and to carry out and satisfy the purposes and intent of the Plan.

The Agent shall keep accurate and detailed accounts of all receipts, disbursements, and other transactions hereunder, including, but not limited to, Participant and Matching Contributions received, dividends and other distributions received, and Synovus Common Stock purchased and sold, allocated and held for, and Synovus Common Stock distributed to, Participants hereunder. All accounts, books, and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by Synovus.
On or before the fifteenth day following the close of each month or upon such other reporting schedules and for such other reporting periods as Synovus and the Agent shall agree, the Agent shall file with Synovus a written report setting forth all receipts, disbursements, and other transactions effected during such preceding month or reporting period, and setting forth the current status of the Fund.
ARTICLE 6
STOCK PURCHASES
The Agent shall purchase shares of Synovus Common Stock in the open market for the benefit of the Participants in the Plan on a quarterly basis.
In the event that the Agent retains the services of subagents to make such purchases of shares of Synovus Common Stock, such subagents shall not be controlled by, controlling or under common control with Synovus or its affiliates. Neither Synovus nor any of its affiliates shall have, nor exercise, directly or indirectly, any control or influence over the times when, or the prices at which, Synovus Common Stock may be purchased by the Agent or its subagents, the amounts of Synovus Common Stock to be so purchased or the manner in which such Synovus Common Stock is to be purchased. The Agent may retain the services of said subagents only upon the execution of subagency agreements by and between the Agent and subagents which sets forth terms and conditions not materially different from those contained herein with regard to the purchase and sale of Synovus Common Stock.
Neither the Agent, Synovus, nor any subagent retained by the Agent, shall have any responsibility as to the value of Synovus Common Stock acquired under the Plan. The duties of the Agent and any subagent to cause the purchase of Synovus Common Stock under the Plan shall be subject to any and all legal restrictions or limitations imposed at the time by governmental authority, including, but not limited to, the Securities and Exchange Commission, and shall be subject to any other restrictions, limitations or considerations deemed valid by such Agent or any subagent. Accordingly, neither the Agent, Synovus, nor any subagent shall be liable in any way if, as a result of such restrictions, limitations or considerations, the whole amount of funds available under the Plan for the purchase of Synovus Common Stock is not applied to the purchase of such shares at the time herein otherwise provided or contemplated.
ARTICLE 7
ALLOCATION OF STOCK
As promptly as practical after each purchase by the Agent (or any subagent) of Synovus Common Stock for the benefit of the Participants in the Plan, the Agent shall determine the average cost per share of all shares so purchased. The Agent shall then proportionally allocate such shares to the Plan Accounts of the Participants, charging each such Participant with the average cost, including transactional costs, of the shares so allocated. Full shares and fractional share interests in one share (to three decimal places) shall be allocated.
ARTICLE 8
ISSUANCE OF SHARES OUT OF THE PLAN
A Participant may request that the Agent issue shares out of the Plan for all or a part of the full number of shares of Synovus Common Stock in a Participant’s Plan Account for which the six month holding period pursuant to Article 16 has been satisfied or for which the six month holding period
— 2021 Proxy Statement	C-3

Appendix C: Synovus Financial Corp. 2021 Director Stock Purchase Plan

does not apply. As promptly as practicable after the later of such Participant’s request and satisfaction of the six-month holding period, if applicable, the Agent will issue such shares out of the Plan and transfer the shares electronically to the Participant’s Synovus Dividend Reinvestment and Direct Stock Purchase Plan account or to a another account specified by the Participant or, if the Participant requests a stock certificate, the Agent will issue the full number of shares out of the Plan and a check representing the value of the fractional share interest and send by U.S. mail a Synovus Common Stock certificate and the check for fractional share interest to the Participant at the Participant’s address of record.
A Participant may request that the Agent issue shares out of the Plan in the name of another person and the Agent will issue the shares to such other person in accordance with Participant’s instructions; provided, however, that if such instructions are not sufficiently specific for the Agent to be able to comply with such instructions, the Agent shall return such request to the Participant without issuing shares out of such Participant’s account in the Plan.
Notwithstanding anything herein to the contrary, the Agent will carry out a Participant’s instructions to issue shares out of the Plan only if the Participant clearly indicates the number of shares to be issued out of the Plan or specifies that all shares held in such Participant’s Plan Account are to be issued out of the Plan; otherwise, the Agent shall return such request to the Participant without issuing shares out of such Participant’s account in the Plan.
ARTICLE 9
SALE OF SHARES
A Participant may request that the Agent sell all or a part of the full number of shares of Synovus Common Stock in a Participant’s Stock Share Account. To facilitate a sale, the Participant must forward a sell request to Synovus Shareholder Services via e-mail, phone or U.S. mail. Synovus Shareholder Services shall forward such request to the Agent. As promptly as practicable after the later of such Participant’s request and satisfaction of the six-month holding period, if applicable, the Agent will sell all or the specified number of shares, deduct brokerage commissions and a transaction charge, and mail a check for the net proceeds to the Participant at the Participant’s address of record. The Participant request must clearly indicate the number of shares to be sold, or specify that all shares held in such Participant’s Plan Account are to be sold; otherwise, Synovus Shareholder Services shall return such request to the Participant without selling any shares in such Participant’s account. No Participant shall have the authority or power to direct the date or sales price at which shares may be sold.
ARTICLE 10
DIVIDENDS AND DISTRIBUTIONS
Stock dividends and stock splits received by the Agent will be allocated by such Agent to each Participant’s Plan Account to the extent that such stock is attributable to the allocated Synovus Common Stock in such Participant’s Plan Account. All cash dividends received by the Agent shall be used to acquire additional shares of Synovus Common Stock pursuant to the provisions of the Plan, and such shares so acquired will be allocated proportionately to the Plan Accounts of Participants. Shares acquired through such dividend reinvestment shall not be subject to the six-month holding period of Article 16.
ARTICLE 11
VOTING RIGHTS
Each Participant in the Plan shall have the rights and powers of ordinary shareholders with respect to the shares of Synovus Common Stock in such Participant’s Plan Account, including, but not limited to, the right to vote such shares. Synovus shall deliver or cause to be delivered to Participants at the time and in the manner such materials are sent to Synovus shareholders generally all reports, proxy solicitation materials and all other disclosure type communications distributed to Synovus shareholders generally.
ARTICLE 12
REPORTS TO PARTICIPANTS
As soon as practical following the end of each Plan Year, or more often and as often as Synovus may elect, Synovus and/or the Agent shall send to each Participant a written report of all transactions for such Participant’s benefit under the Plan for such Plan year.
ARTICLE 13
TERMINATION OF PARTICIPATION IN THE PLAN
A Participant may terminate his or her participation in the Plan by contacting Synovus at least thirty (30) days prior to a Contribution Date. The Participant’s request to terminate participation in the Plan will be communicated to the Agent by Synovus in accordance with Synovus’ administrative procedures for the Plan. Such termination will be effective as promptly as practicable.
As promptly as practicable after receipt of a Participant’s termination notice, the Agent will purchase shares of Synovus Common Stock with the cash remaining in the Participant’s Plan Account as of the next quarterly purchase date. As promptly as practicable thereafter, in accordance with and after receipt by the Agent of such Participant’s request, the Agent will issue such shares out of the Plan (provided that, other than in the case of a termination by reason of death, the shares have been held at least six months pursuant to Article 16, if applicable) and transfer the shares electronically to the Participant’s account established under the Synovus Financial Corp. Dividend Reinvestment and Direct Stock Purchase Plan account or to an electronic common stock account established for the Participant; or, if the Participant requests a stock certificate, the Agent will issue the full number of shares out of the Plan and a check representing the value of the fractional share interest and send by U.S. mail a Synovus Common Stock certificate and the check for fractional share interest to the Participant at the Participant’s address of record. The Participant may also request to have some or all of the shares of Synovus Common Stock in such Participant’s Plan Account sold in which case the Agent will sell the number of shares specified by the Participant and issue a check made payable to the Participant for the net cash proceeds from the sale of such shares, after deduction of brokerage commissions and a transaction charge.
If no delivery instructions are provided by the former Participant, the shares will be transferred to the Participant’s Synovus Dividend Reinvestment and Direct Stock Purchase Plan Account, or, if the Participant does not have a Synovus Dividend Reinvestment and Direct Stock Purchase Plan Account, then the Agent will transfer the shares to an electronic common stock account for the Participant.
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Appendix C: Synovus Financial Corp. 2021 Director Stock Purchase Plan

A Participant may request that the Agent issue shares out of the Plan in the name of another person and the Agent will issue the shares to such other person in accordance with Participant’s instructions; provided, however, that if such instructions are not sufficiently specific for the Agent to be able to comply with such instructions, the Agent shall return such request to the Participant without issuing shares out of such Participant’s account in the Plan.
Notwithstanding anything herein to the contrary, the Agent will carry out a Participant’s instructions to issue shares out of the Plan only if the Participant clearly indicates the number of shares to be issued out of the Plan or specifies that all shares held in such Participant’s Plan Account are to be issued out of the Plan; otherwise, the Agent shall return such request to the Participant without issuing shares out of such Participant’s account in the Plan.
Assignments or pledges of any interests under the Plan are not allowed.
ARTICLE 14
TERMINATION OF STATUS AS A DIRECTOR
Participation in the Plan shall automatically terminate without notice upon termination of the Participant’s status as a Director whether by death, retirement, or otherwise. Upon termination of participation in the Plan, the Agent will purchase shares of Synovus Common Stock with the cash remaining in the Participant’s Plan Account as of the next quarterly purchase date. As promptly as practicable thereafter in accordance with the Participant’s instructions, (or, in the case of death, the duly appointed legal representative’s instructions), the Agent will issue the number of shares of Synovus Common Stock allocated to the Participant’s Plan Account (regardless of whether the shares have been held for the six-month holding period) and not previously distributed out of the Plan: (1) by transferring the shares to the Participant’s Synovus Dividend Reinvestment and Direct Stock Purchase Plan Account or other account designated by the Participant in writing; or (2) by issuing the full number of shares in book-entry form to the Participant or to another person as designated by the Participant in writing. In the alternative, upon the Participant’s instructions, the Agent will sell the shares (regardless of whether the shares have been held for the six-month holding period) and will issue a check made payable to the Participant for the net cash proceeds from the sale of such shares, after deduction of brokerage commissions and a transaction charge. If no such instructions are provided by the former Participant, or in the case of death by the duly appointed legal representative, the shares will be transferred to the Participant’s Synovus Dividend Reinvestment and Direct Stock Purchase Plan Account, or, if the Participant does not have a Synovus Dividend Reinvestment and Direct Stock Purchase Plan Account, then the Agent will transfer the shares to an electronic common stock account for the Participant.
ARTICLE 15
EXPENSES
Synovus shall bear the cost of administering the Plan, including any transfer taxes incurred in transferring the Synovus Common Stock from the Plan to the Participants. Any broker’s fees, commissions, postage or other transaction costs actually incurred will be included in the cost of the Synovus Common Stock to Participants. However, if a Participant requests overnight delivery or other special delivery or handling services in connection with the Synovus Common Stock held in the Participant’s Plan Account, the cost of such delivery or services will be charged to the Participant by the Agent.
ARTICLE 16
LIMITATION ON THE SALE OF STOCK
(a)
Holding Period. Shares of Synovus Common Stock purchased by the Agent on behalf of any Participant, other than shares of Synovus Common Stock purchased through dividend re-investment, must be held in such Participant’s Plan Account for a minimum of six (6) months following the date of purchase. During this six (6) month period, the shares of Synovus Common Stock subject to this holding period may not be sold, transferred, assigned, pledged, or otherwise disposed of in any manner whatsoever, except as otherwise provided in the Plan.

(b)
State Law. No Synovus Common Stock will be offered or sold under the Plan to any Director in any state where the sale of such stock is not permitted under the applicable laws of such state. For purposes of this Article 16, the offering or sale of stock is not permitted under the applicable laws of a state if, inter alia, the securities laws of such state would require the Plan and/or the Synovus Common Stock offered pursuant thereto, to be registered in such state and the Plan and/or Synovus Common Stock is not registered therein.

ARTICLE 17
AMENDMENT, TERMINATION AND SUSPENSION OF THE PLAN
Synovus reserves the right to amend the Plan at any time; however, no amendment shall affect or diminish any Participant’s right to the benefit of contributions made by such Participant or Synovus prior to the date of such amendment, and no amendment shall affect the authority, duties, rights, liabilities or indemnities of the Agent without the Agent’s prior written consent.
Synovus reserves the right to terminate the Plan at any time. In such event, there will be no further Participant contributions and no further Matching Contributions , but the Agent will make purchases of Synovus Common Stock out of available funds and will allocate such stock to the Plan Accounts of the Participants in the usual manner. Upon termination of the Plan, distributions of Synovus Common Stock and any cash held as a part of the fund shall be governed by the provisions of Article 14 hereof.
Synovus reserves the right to suspend Matching Contributions to the Plan at any time. During the time Matching Contributions are suspended, Synovus’ Board of Directors shall determine whether Participant contributions are to be continued or suspended. If Synovus’ Board of Directors permits the continuance of Participant contributions, each Participant may elect to continue or suspend Participant contributions on his or her own behalf. If the Participant elects to continue to make Participant contributions while Matching Contributions are suspended, Synovus shall be under no obligation at any future date to make Marching Contributions with respect to such Participant’s contributions made during such period of suspension.
— 2021 Proxy Statement	C-5

Appendix C: Synovus Financial Corp. 2021 Director Stock Purchase Plan

ARTICLE 18
SUSPENSION OR TERMINATION IF STOCK PURCHASE IS PROHIBITED
In addition to all rights to terminate or suspend the Plan otherwise reserved herein, it is understood that the Plan may be suspended or terminated at any time or from time to time by Synovus’ Board of Directors if the Plan’s continuance would, for any reason, be prohibited under any federal and state law even though such prohibition arises because of some act on the part of Synovus, including, but not limited to, Synovus engaging in a distribution of securities. If the Plan is suspended under this Article 18, no Matching Contributions or Participant contributions shall be made and no Synovus Common Stock shall be purchased until the Plan is restored to an active status. If the Plan is terminated pursuant to this Article 18, there shall be no further Participant contributions and no further Matching Contributions and there shall be no additional purchases of Synovus Common Stock. As soon as practical after the termination pursuant to this Article 18, distribution of Synovus Common Stock and any cash held as a part of the Fund shall be governed by the provisions of Article 14 hereof.
ARTICLE 19
TERM OF PLAN
This Plan shall terminate on June 1, 2031, unless terminated earlier by the Board of Directors of Synovus pursuant to Article 17 hereunder.
ARTICLE 20
CONSTRUCTION
This Plan shall be governed by and construed under the laws of the State of Georgia.
C-6	— 2021 Proxy Statement

Appendix D: Synovus Financial Corp. 2021 Omnibus Plan
Article 1.	Establishment, Purpose, and Duration
1.1
Establishment. Synovus Financial Corp. (hereinafter referred to as the “Company”) hereby establishes an incentive compensation plan to be known as Synovus Financial Corp. 2021 Omnibus Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.
The Plan shall become effective upon its approval by the shareholders of the Company on April 21, 2021 (the “Effective Date”) at the Company’s 2021 Annual Meeting of Shareholders and shall remain in effect as provided in Section 1.3 hereof.
1.2
Purpose of the Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders through Awards that give Employees and Directors a personal stake in the Company’s growth, development and financial success. Awards under the Plan will motivate Employees and Directors to devote their best efforts to the business of the Company. They will also help the Company attract and retain the services of Employees and Directors who are in a position to make significant contributions to the Company’s future success.

1.3
Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth (10th) anniversary of the date of such approval. After the Plan’s termination, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions, including the terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) the date the Plan is adopted by the Board, or (b) the Effective Date.

Article 2.	Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1
“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
2.3
“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4
“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act.
2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.
2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.
2.8
“Change of Control” means any of the following events: (a) the acquisition by any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or a subsidiary or any Company employee benefit plan (including its trustee)), of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total number of shares of the Company’s then outstanding securities; (b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company’s outstanding

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Appendix D: Synovus Financial Corp. 2021 Omnibus Plan

securities, (ii) no Person (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination beneficially owns, directly or indirectly, 20% or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the Corporation resulting from such Business Combination.
A “Change of Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.
2.9
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10
“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11	“Company” means Synovus Financial Corp., a Georgia corporation, and any successor thereto as provided in Article 18 herein.
2.12	“Director” means any individual who is a member of the Board of Directors of the Company.
2.13	“Effective Date” has the meaning set forth in Section 1.1.
2.14
“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.15	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.16
“Fair Market Value” or “FMV” means a price that is based on the closing price of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.17	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.
2.18	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
2.19
“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.20
“Independent Directors” means those members of the Board who qualify at any given time as (a) an “independent” director under the applicable rules of the NYSE and (b) a “non-employee” director under Rule 16b-3 of the Exchange Act.

2.21
“Insider” shall mean an individual who is, on the relevant date, an executive officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.22	“Nonemployee Director” means a Director who is not an Employee.
2.23
“Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.24	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.25	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
2.26	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.27	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
2.28	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.29	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.30
“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

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2.31
“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32
“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.33	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.34	“Plan” means the Synovus Financial Corp. 2021 Omnibus Plan.
2.35	“Plan Year” means the calendar year.
2.36	“Prior Plan” means the Synovus Financial Corp. 2013 Omnibus Plan.
2.37	“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8.
2.38	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.
2.39	“Share” means a share of common stock of the Company, par value $1.00 per share.
2.40	“Share Authorization” means the maximum number of Shares available for issuance to Participants under this Plan as set forth in Article 4.
2.41	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.
2.42
“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3.	Administration
3.1
General. The Plan shall be administered by the Committee, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals or entities, any of which may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding on the Participants, the Company, and all other interested individuals.

3.2
Authority of the Committee. The Committee is authorized and empowered to administer the Plan and, subject to the provisions of the Plan, shall have full power to (i) designate Employees and Directors to be recipients of Awards; (ii) determine the type and size of Awards; (iii) determine the terms and conditions of Awards; (iv) construe and interpret the terms of the Plan and any Award Agreement or other instrument entered into under the Plan; (v) establish, amend, or waive rules and regulations for the Plan’s administration; (vi) subject to the provisions of Section 4.4., authorize conversion or substitution under the Plan of any or all outstanding option or other awards held by service providers of an entity acquired by the Company on terms determined by the Committee (without regard to limitations set forth in Section 6.3 and 7.5); (vii) subject to the provisions of Articles 14 and 16, amend the terms and conditions of any outstanding Award; (viii) grant Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or similar arrangements of the Company; (ix) accelerate the vesting of any outstanding Award or waive any condition or restriction with respect to any outstanding Award and (x) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan.

3.3
Delegation. To the extent permitted by law and applicable rules of a stock exchange, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the type and size of any such Awards; provided, however: (i) the authority to make Awards to any Nonemployee Director or to any Employee who is considered an Insider may not be delegated; (ii) the resolution providing such authorization shall set forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.	Shares Subject to This Plan and Maximum Awards
4.1	Number of Shares Available for Awards.
(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:
(i)	5,500,000 Shares, plus the number of remaining shares available for grant under the Prior Plan as of the Effective Date (not to exceed 300,000 shares), plus
(ii)
The number of Shares subject to outstanding awards under the Prior Plan as of the Effective Date, that, after the Effective Date, cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable Shares.

(b)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 5,500,000.
(c)
Subject to adjustment in Section 4.4, no Nonemployee Director may be granted Awards that have a grant date fair value of more than $350,000 (as determined in a accordance with applicable accounting standards) in any Plan Year, except that this limit on Nonemployee Director Awards shall be increased $500,000 for any Nonemployee Director serving as Chairman of the Board.

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Appendix D: Synovus Financial Corp. 2021 Omnibus Plan

4.2
Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan and shall not count against the Share Authorization. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Further, any Shares withheld to satisfy tax withholding obligations on Awards issued under the Plan, Shares tendered to pay the Option Price of Options, and Shares repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be returned as available Shares under the Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3
Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, or other value determinations applicable to outstanding Awards, with the specific adjustments to be determined by the Committee in its sole discretion.

The Committee shall make appropriate adjustments to any other terms of any outstanding Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 16 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with Accounting Standards Codification (ASC) 718 Section 55).
Any actions taken under this Section 4.4 shall be subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable.
4.4
Minimum Vesting Requirements. Except with respect to a maximum of five percent (5%) of the Share Authorization, any stock-based Awards which vest on the basis of a Participant’s continued employment with or provision of service to the Company shall have a minimum vesting requirement of one (1) year and any stock-based Awards which vest upon the attainment of performance goals shall provide for a Performance Period of at least one (1) year.

Article 5.	Eligibility and Participation
5.1	Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors and any non-employee advisory directors of the Company or a Subsidiary.
5.2
Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time in its sole discretion, select from the individuals eligible to participate, those to whom Awards shall be granted.

Article 6.	Stock Options
6.1
Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2
Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3
Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4
Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5
Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

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Appendix D: Synovus Financial Corp. 2021 Omnibus Plan

Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, or by complying with any alternative exercise procedures the Committee may authorize.
6.6
Payment. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a cashless (broker-assisted) exercise; (d) by having the Company withhold Shares having a Fair Market Value on the date of exercise equal to the Option Price; (e) by a combination of (a), (b), (c) and/or (d); or (f) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7
Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8
Termination of Employment/Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.
6.10	No Dividend Equivalents. No Option shall provide for dividend equivalents.
Article 7.	Stock Appreciation Rights
7.1
Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
The Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
7.2	SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
7.3
Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and specified in the SAR Award Agreement, provided that no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4	Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.5	Settlement of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)	The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
7.6
Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

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Appendix D: Synovus Financial Corp. 2021 Omnibus Plan

7.7
Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

7.8	No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.
7.9	No Dividend Equivalents. No SAR shall provide for dividend equivalents.
Article 8.	Restricted Stock and Restricted Stock Units
8.1
Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2
Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3
Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.
8.4
Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Synovus Financial Corp. 2021 Omnibus Plan and a Restricted Stock Award Agreement entered into between the registered owner and Synovus Financial Corp. Copies of such Plan and Agreement are on file in the offices of Synovus Financial Corp., 1111 Bay Avenue, Suite 500, Columbus, Georgia, 31901.”
8.5
Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6
Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7
Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.	Performance Units/Performance Shares
9.1
Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2
Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3
Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance

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Appendix D: Synovus Financial Corp. 2021 Omnibus Plan

Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.4
Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5
Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10.	Cash-Based Awards and Other Stock-Based Awards
10.1
Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2
Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3
Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4
Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or any Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5
Termination of Employment/Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11.	Transferability of Awards
11.1
Transferability. Except as provided in Section 11.2 below, (i) during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant, and (ii) Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2
Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 12.	Nonemployee Director Awards
Grants of Awards to Nonemployee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 4.3 hereof, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Nonemployee Directors as in effect from time to time that is approved and administered by a committee of the Board consisting solely of Independent Directors. The Committee may not make other discretionary grants hereunder to Nonemployee Directors.
Article 13.	Dividends and Dividend Equivalents
Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Full-Value Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations
— 2021 Proxy Statement	D-7

Appendix D: Synovus Financial Corp. 2021 Omnibus Plan

and/or restrictions determined by the Committee, and shall in all cases be paid in a manner that complies with the restrictions under Code Section 409A. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.
The Committee may provide that dividends or dividend equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, or (ii) except in the case of Performance Shares or Performance Units, will be paid or distributed to the Participant as accrued (in which case, such dividends or dividend equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such dividends or dividend equivalents is no longer subject to a substantial risk of forfeiture). Dividends or dividend equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Agreement, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends or dividend equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends or dividend equivalents with respect to Performance Shares or Performance Units be paid or distributed until the performance-based vesting provisions of the Performance Shares or Performance Units lapse.
Article 14.	Change of Control
Notwithstanding any other provision of the Plan to the contrary, unless the Committee specifies otherwise in an Award Agreement, in the event of a Change of Control in which the surviving entity does not assume or otherwise equitably convert or substitute Awards in a manner approved by the Committee or the Board: (i) any Options and Stock Appreciation Rights which are outstanding immediately prior to the effective date such Change of Control, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards under the Plan shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. Performance Shares or Performance Units that were outstanding immediately prior to effective time of the Change of Control shall be determined and deemed to have been earned as of the date of the Change of Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change of Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of the Change of Control), if the Change of Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the Change of Control (unless a later date is required by Section 19.14 hereof), based upon the length of time within the performance period that has elapsed prior to the date of the Change of Control.
Notwithstanding the foregoing provisions of this Article 14, with respect to Awards granted under this Plan which are assumed by the surviving entity in a Change of Control transaction, or are equitably converted or substituted in connection with a Change of Control, in either case in a manner approved by the Committee or the Board, the vesting of such Awards shall not be accelerated unless the Participant’s employment is terminated within two years following the effective date of such Change of Control either (i) by the surviving entity without cause or (ii) by the Participant for good reason. With regard to each Award, a Participant shall not be considered to have been terminated without Cause or to have resigned for Good Reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions regarding termination without cause or in which the Participant is permitted to resign for good reason.
Article 15.	Rights of Participants
15.1
Employment/Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
15.2	Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.
15.3
Rights as a Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16.	Amendment, Modification, Suspension, and Termination
16.1
Amendment, Modification, Suspension, and Termination. Subject to Section 16.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, (i) the Option Price or Grant Price of an Option or SAR, respectively, may not be reduced, directly or indirectly, (ii) an Option or SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an Option Price or Grant Price, respectively, that is less than the Option Price or Grant Price of the original Option or SAR, respectively, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a

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Appendix D: Synovus Financial Corp. 2021 Omnibus Plan

Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the Option Price per share of the Option or Grant Price of the SAR. In addition, no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.
16.2
Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described in Section 4.4 hereof, affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The Committee shall determine any adjustment after taking into account, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options and the provisions of Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

16.3
Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 16.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

16.4
Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 17.	Withholding
17.1
Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2
Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, the withholding requirement may be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification). All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18.	Successors
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 19.	General Provisions
19.1	Forfeiture Events.
(a)
Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)
Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.

19.2	Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
19.3
Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.4
Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

— 2021 Proxy Statement	D-9

Appendix D: Synovus Financial Corp. 2021 Omnibus Plan

19.5
Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, the NYSE or other national securities exchanges as may be required.

19.6	Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.7
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.8
Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

19.9
Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan.
(b)	Determine which Employees or Directors outside the United States are eligible to participate in this Plan.
(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws.
(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.9 by the Committee shall be attached to this Plan document as appendices.

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate applicable law.
19.10
Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.11
Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

19.12
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.13
Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

19.14	Code Section 409A.
(a)
It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)
Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change of Control, or the Participant’s disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving

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Appendix D: Synovus Financial Corp. 2021 Omnibus Plan

effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change of Control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.
(c)
Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes); (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(d)
Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period.

(e)
The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

19.15
Nonexclusivity of This Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

19.16
No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

19.17
Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Georgia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Georgia to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

19.18
Indemnification. Subject to requirements of Georgia law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
19.19
Right of Offset. The Company and its Affiliates shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under the Plan any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or Affiliate pursuant to tax equalization, housing, automobile, or other employee programs) such Participant then owes to the company or Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any Company or Affiliate policy or agreement.

— 2021 Proxy Statement	D-11

Appendix E: Reconciliation of Non-GAAP Financial Measures
Non-GAAP Financial Measures - Synovus 2020 Financial Performance
The measures entitled adjusted total revenue, adjusted tangible efficiency ratio, adjusted net income available to common shareholders, adjusted net income per common share, diluted, adjusted return on average assets, return on average tangible common equity, and adjusted return on average tangible common equity are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total FTE revenue, efficiency ratio-FTE, net income available to common shareholders, net income per common share, diluted, return on average assets, and return on average common equity, respectively.
Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted total revenue is a measure used by management to evaluate total revenue exclusive of net investment securities losses as well as gains on sale and changes in fair value of private equity investments, net. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring, controllable operating costs. Adjusted net income available to common shareholders, adjusted net income per common share, diluted, and adjusted return on average assets are measurements used by management to evaluate operating results exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons. The return on average tangible common equity is a measure used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The adjusted return on average tangible common equity is a measure used by management in the same manner as the return on average tangible common equity except it is exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. The computations of these measures are set forth in the tables below.
	Years Ended December 31,
(dollars in thousands)	2020	2019
Adjusted total revenue and adjusted tangible efficiency ratio
Total non-interest expense	$1,179,574	$1,098,968
Subtract: Earnout liability adjustments	(4,908)	(10,457)
Subtract: Goodwill impairment	(44,877)	—
Subtract: Merger-related expense	—	(56,580)
Subtract: Restructuring charges	(26,991)	(1,230)
Subtract: Valuation adjustments to Visa derivative	(890)	(3,611)
Subtract: Loss on early extinguishment of debt	(10,466)	(4,592)

Adjusted non-interest expense	$1,091,442	$1,022,498

Adjusted non-interest expense	$1,091,442	$1,022,498
Subtract: Amortization of intangibles	(10,560)	(11,603)

Adjusted tangible non-interest expense	1,080,882	1,010,895
Net interest income	1,512,748	1,595,803
Add: Tax equivalent adjustment	3,424	3,025
Add: Total non-interest revenue	506,513	355,900

Total FTE revenue	$2,022,685	$1,954,728
Subtract/add: Investment securities (gains) losses, net	(78,931)	7,659
Subtract: Gain on sale and increase in fair value of private equity investments, net	(4,775)	(11,607)

Adjusted total revenue	$1,938,979	$1,950,780

Efficiency ratio-FTE	58.32%	56.22%
Adjusted tangible efficiency ratio	55.74	51.82
— 2021 Proxy Statement	E-1

Appendix E: Reconciliation of Non-GAAP Financial Measures

	Years Ended December 31,
(in thousands, except per share data)	2020	2019
Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$340,532	$540,899
Add: Income tax expense, net related to State Tax Reform	—	4,402
Add: Earnout liability adjustments	4,908	10,457
Add: Goodwill impairment	44,877	—
Add: Merger-related expense	—	56,580
Add: Restructuring charges	26,991	1,230
Add: Valuation adjustment to Visa derivative	890	3,611
Add: Loss on early extinguishment of debt	10,466	4,592
Subtract/add: Investment securities (gains) losses, net	(78,931)	7,659
Subtract: Gain on sale and increase in fair value of private equity investments, net	(4,775))	(11,607)
Add/subtract: Tax effect of adjustments	11,748	(9,343)

Adjusted net income available to common shareholders	$356,706	$608,480
Weighted average common shares outstanding, diluted	148,210	156,058
Net income per common share, diluted	$2.30	$3.47
Adjusted net income per common share, diluted	2.41	3.90
Adjusted return on average assets
Net income	$373,695	$563,780
Add: Income tax expense, net related to State Tax Reform	—	4,402
Add: Earnout liability adjustments	4,908	10,457
Add: Goodwill impairment	44,877	—
Add: Merger-related expense	—	56,580
Add: Restructuring charges	26,991	1,230
Add: Valuation adjustment to Visa derivative	890	3,611
Add: Loss on early extinguishment of debt,	10,466	4,592
Subtract/add: Investment securities (gains) losses, net	(78,931)	7,659
Subtract: Gain on sale and increase in fair value of private equity investments, net	(4,775))	(11,607)
Add/subtract: Tax effect of adjustments	11,748	(9,343)

Adjusted net income	$389,869	$631,361
Total average assets	$52,138,038	$46,791,930
Return on average assets	0.72%	1.20%
Adjusted return on average assets	0.75	1.35
E-2	— 2021 Proxy Statement

Appendix E: Reconciliation of Non-GAAP Financial Measures

	Years Ended December 31,
(dollars in thousands)	2020	2019
Return on average tangible common equity and adjusted return on average tangible common equity
Net income available to common shareholders	$340,532	$540,899
Add: Income tax expense, net related to State Tax Reform	—	4,402
Add: Earnout liability adjustments	4,908	10,457
Add: Goodwill impairment	44,877	—
Add: Merger-related expense	—	56,580
Add: Restructuring charges	26,991	1,230
Add: Valuation adjustment to Visa derivative	890	3,611
Add: Loss on early extinguishment of debt	10,466	4,592
Subtract/add: Investment securities (gains) losses, net	(78,931)	7,659
Subtract: Gain on sale and increase in fair value of private equity investments, net	(4,775)	(11,607)
Add/subtract: Tax effect of adjustments	11,748	(9,343)

Adjusted net income available to common shareholders	$356,706	$608,480
Add: Amortization of intangibles	7,825	8,598

Adjusted net income available to common shareholders excluding amortization of intangibles	$364,531	$617,078
Net income available to common shareholders	$340,532	$540,899
Add: Amortization of intangibles	7,825	8,598

Net income available to common shareholders excluding amortization of intangibles	$348,357	$549,497
Total average shareholders’ equity less preferred stock	$4,534,935	$4,384,458
Subtract: Goodwill	(485,987)	(487,126)
Subtract: Other intangible assets, net	(50,427)	(65,553)

Total average tangible shareholders’ equity less preferred stock	$3,998,521	$3,831,779
Return on average common equity	7.51%	12.34%
Return on average tangible common equity	8.71	14.34
Adjusted return on average tangible common equity	9.12	16.10
— 2021 Proxy Statement	E-3

Appendix E: Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures - Incentive Plans
The measures entitled return on average assets, as adjusted, return on average tangible common equity, as adjusted, adjusted EPS, adjusted revenue, and adjusted tangible efficiency ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use non-GAAP financial measures in our incentive plans, specifically weighted average return on average assets, as adjusted, and return on average tangible common equity, as adjusted, for our long-term incentive plan and adjusted EPS, adjusted revenue, and adjusted tangible efficiency ratio for our short-term incentive plan. The most comparable GAAP measures to these measures are return on average assets, return on average common equity, net income per common share, diluted, total FTE revenue, and efficiency ratio-FTE, respectively. We believe that these non-GAAP financial measures more accurately reflect our core performance so that participants are neither rewarded nor penalized for items that are non-recurring, unusual, or not indicative of ongoing operations.
Return on average assets, as adjusted, return on average tangible common equity, as adjusted, and adjusted EPS are measurements used by management to evaluate operating results exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons, and items that impact comparisons to other financial institutions. Adjusted revenue is a measure used by management to evaluate total revenue exclusive of net investment securities losses as well as gains on sale and changes in fair value of private equity investments, net. The adjusted tangible efficiency ratio is a measure utilized by management to measure the success of expense management initiatives focused on reducing recurring, controllable operating costs. These non-GAAP financial measures should not be considered as substitutes for return on average assets, return on average common equity, net income per common share, diluted, total FTE revenue, and efficiency ratio-FTE determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.
Non-GAAP financial measures used to determine the PSUs granted under our long-term incentive plan:
The following table reconciles return on average assets, as adjusted to return on average assets.
	Years Ended December 31,
(dollars in thousands)	2020	2019	2018
Net income	$373,695	$563,780	$428,476
Adjustments:
Add/Subtract: Income tax expense (benefit), net related to State Tax Reform and SAB 118	—	4,402	(9,148)
Add: Goodwill impairment	44,877	—	—
Add: Merger-related expense	—	56,580	10,065
Add: Earnout liability adjustments	4,908	10,457	11,652
Subtract: Litigation settlement/contingency expense	—	—	(4,026)
Add/subtract: Restructuring charges	26,991	1,230	(51)
Subtract/add: Gain on sale and (increase) decrease in fair value of private equity investments, net	(4,775)	(11,607)	4,743
Subtract/add: Investment securities (gains) losses, net	(78,931)	7,659	1,296
Add: Valuation adjustment to Visa derivative	890	3,611	2,328
Add: Loss on early extinguishment of debt	10,466	4,592	—

Total adjustments	4,426	76,924	16,859
Subtract/add: Tax effect of adjustments	11,748	(9,343)	(1,008)

Adjusted net income	$389,869	$631,361	$444,327
Average assets	52,138,038	46,791,930	31,668,847
Return on average assets	0.72%	1.20%	1.35%
Return on average assets, as adjusted	0.75%	1.35%	1.40%
Weighting per year	50%	25%	25%
3-Year weighted average return on average assets, as adjusted	1.062%
E-4	— 2021 Proxy Statement

Appendix E: Reconciliation of Non-GAAP Financial Measures

The following table reconciles return on average tangible common equity, as adjusted to return on average common equity.
	Years Ended December 31,
(dollars in thousands)	2020	2019	2018
Net income available to common shareholders	$340,532	$540,899	$410,478
Add/subtract: Income tax expense (benefit), net related to State Tax Reform and SAB 118	—	4,402	(9,148)
Add: Earnout liability adjustments	4,908	10,457	11,652
Add: Goodwill impairment	44,877	—	—
Add: Merger-related expense	—	56,580	10,065
Add/subtract: Restructuring charges	26,991	1,230	(51)
Add: Valuation adjustment to Visa derivative	890	3,611	2,328
Add: Loss on early extinguishment of debt	10,466	4,592	—
Subtract/add: Investment securities (gains) losses, net	(78,931)	7,659	1,296
Subtract/add: Gain on sale and (increase) decrease in fair value of private equity investments, net	(4,775)	(11,607)	4,743
Add: Preferred stock redemption charge	—	—	4,020
Subtract: Litigation settlement/contingency expense	—	—	(4,026)
Add/subtract: Tax effect of adjustments	11,748	(9,343)	(1,008)

Adjusted net income available to common shareholders	$356,706	$608,480	$430,349
Add: Amortization of intangibles	7,825	8,598	893

Adjusted net income available to common shareholders excluding amortization of intangibles	$364,531	$617,078	$431,242
Net income available to common shareholders	$340,532	$540,899	$410,478
Add: Amortization of intangibles	7,825	8,598	893

Net income available to common shareholders excluding amortization of intangibles	$348,357	$549,497	$411,371
Total average shareholders’ equity less preferred stock	$4,534,935	$4,384,458	$2,821,311
Subtract: Goodwill	(485,987)	(487,126)	(57,315)
Subtract: Other intangible assets, net	(50,427)	(65,553)	(10,424)

Total average tangible shareholders’ equity less preferred stock	$3,998,521	$3,831,779	$2,753,572
Return on average common equity	7.51%	12.34%	14.55%
Return on average tangible common equity	8.71%	14.34%	14.94%
Adjusted return on average tangible common equity	9.12%	16.10%	15.66%
Weighting per year	50%	25%	25%
3-Year weighted average return on average tangible common equity, as adjusted	12.500%
— 2021 Proxy Statement	E-5

Appendix E: Reconciliation of Non-GAAP Financial Measures

Non-GAAP financial measures used to determine payments under the cash-based short-term incentive plan:
The computations of adjusted EPS, adjusted revenue, and adjusted tangible efficiency ratio and the reconciliation of these measures to net income per common share, diluted, total FTE revenue, and efficiency ratio-FTE are set forth in the tables below.
Years Ended December 31,
(in thousands, except per share data)	2020
Adjusted net income per common share, diluted
Net income available to common shareholders	$340,532
Add: Earnout liability adjustments	4,908
Add: Goodwill impairment	44,877
Add: Restructuring charges	26,991
Add: Valuation adjustment to Visa derivative	890
Add: Loss on early extinguishment of debt	10,466
Subtract: Investment securities gains, net	(78,931)
Subtract: Gain on sale and increase in fair value of private equity investments, net	(4,775)
Add: Tax effect of adjustments	11,748

Adjusted net income available to common shareholders	$356,706
Weighted average common shares outstanding	148,210
Net income per common share, diluted	$2.30
Adjusted net income per common share, diluted	2.41
Years Ended December 31,
(dollars in thousands)	2020
Adjusted revenue and adjusted tangible efficiency ratio
Adjusted non-interest expense	$1,091,442
Subtract: Amortization of intangibles	(10,560)

Adjusted tangible non-interest expense	1,080,882
Net interest income	1,512,748
Add: Tax equivalent adjustment	3,424
Add: Total non-interest revenue	506,513

Total FTE revenue	$2,022,685
Subtract: Investment securities gains, net	(78,931)
Subtract: Gain on sale and increase in fair value of private equity investments, net	(4,775)

Adjusted revenue	$1,938,979

Efficiency ratio-FTE	58.32%
Adjusted tangible efficiency ratio	55.74
E-6	— 2021 Proxy Statement

SYNOVUS FINANCIAL CORP.
P.O. BOX 120
COLUMBUS, GA 31902-0120

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 20, 2021, the day before the Synovus Annual Meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:

1. To elect the following 13 nominees as directors:

Nominees

Nominees	For	Against	Abstain
1a. Tim E. Bentsen	☐	☐	☐
1b. Kevin S. Blair	☐	☐	☐
1c. F. Dixon Brooke, Jr	☐	☐	☐
1d. Stephen T. Butler	☐	☐	☐
1e. Elizabeth W. Camp	☐	☐	☐
1f. Pedro Cherry	☐	☐	☐
1g. Diana M. Murphy	☐	☐	☐
1h. Harris Pastides	☐	☐	☐
1i. Joseph J. Prochaska, Jr	☐	☐	☐
1j. John L. Stallworth	☐	☐	☐
1k. Kessel D. Stelling	☐	☐	☐
1l. Barry L. Storey	☐	☐	☐
1m. Teresa White	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 6.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000487301_1 R1.0.0.153

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

SYNOVUS FINANCIAL CORP.
2021 ANNUAL MEETING OF SHARHOLDERS TO BE HELD APRIL 21, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side, I hereby appoint Andrew J. Gregory, Jr. and Allan E. Kamensky as Proxies, each of them singly and each with power of substitution, and hereby authorize them to represent and to vote as designated on the reverse side all the shares of common stock of Synovus Financial Corp. held on record by me or with respect to which I am entitled to vote on February 18, 2021 at the 2021 Annual Meeting of Shareholders to be held on April 21, 2021 or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The Board of Directors is not aware of any matters likely to be presented for action at the 2021 Annual Meeting of Shareholders other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use.

By signing on the reverse side, I acknowledge receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revoke all Proxies previously given by me for the ANNUAL MEETING.

Continued and to be signed on reverse side

0000487301_2 R1.0.0.153